EXHIBIT 2.1


                        DATED   NOVEMBER   __22nd__   1998






                        (1)     LUCAS INDUSTRIES plc and OTHERS

                        (2) MERITOR HEAVY VEHICLE BRAKING SYSTEMS (UK) LIMITED and OTHERS

                        (3)     MERITOR AUTOMOTIVE, INC.

                        (4)     LUCASVARITY PLC









                               UMBRELLA AGREEMENT

                      relating to the Sale and Purchase of
             Assets of LucasVarity's Heavy Vehicle Braking Division













Eversheds
10 Newhall Street
Birmingham
B3 3LX
Ref:     SL/36
Tel:     0121 233 2001
Fax:     0121 236 1583



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                                    CONTENTS

1.       Definitions
2.       Conditions Precedent, Sale and Purchase of HVBS and Exchange of
         Documents
3.       Consideration
4.       Closing
5.       Further Obligations
6.       Warranties and Indemnities
7.       Post Completion Covenants
8.       Restrictive Trade Practices Act
9.       Purchaser Assurances
10.      Interest
11.      Waiver
12.      Notices
13.      Costs
14.      Entire Agreement
15.      Survival of Certain Provisions
16.      Governing Law
17.      Announcements
18.      Counterparts
19.      Assignment; Confidentiality Agreement
20.      Guarantee by Purchaser Guarantor
21.      Guarantee by Vendor Guarantor
22.      No Third Party Beneficiary
23.      Extension and Waiver
24.      Mutual Co-operation

SCHEDULE 1               Details of the Vendors and the Purchasers
SCHEDULE 2   PART 1      Pro-forma draft Closing Statements and Aggregation
                         Statement
             PART 2      Allocation of purchase price
             PART 3      The China Consideration
SCHEDULE 3               Warranties of Vendors
SCHEDULE 4               Warranties of Purchasers and Purchaser Guarantor
SCHEDULE 5               Transaction Documents
SCHEDULE 6               Europe
SCHEDULE 7               Provisions
SCHEDULE 8               Deviations from UK GAAP
SCHEDULE 9               Transitional Arrangements
SCHEDULE 10              Storm Water Actions and Environmental Indemnity
SCHEDULE 11              Varga Licence
SCHEDULE 12              Varga Assets
SCHEDULE 13              Brakes India Licence
SCHEDULE 14              Types of Intercompany Trading Accounts

THIS AGREEMENT is made on 22nd November 1998

BETWEEN

(1) THE VENDORS Those companies whose names and registered offices or principal places of business are set out in Part 1 of Schedule 1

(2) THE PURCHASERS Those companies whose names and registered offices or principal places of business are set out in Part 2 of Schedule 1

(3) THE PURCHASER GUARANTOR Meritor Automotive, Inc., 2135 West Maple Road, Troy, Michigan, USA 48084-7186

(4) THE VENDOR GUARANTOR LucasVarity plc whose registered office is at 46 Park Street, London W1Y 4DJ

RECITALS

(A) The Vendors carry on respectively the English Activity, the German Activity and the US Business and own the China Share.

(B) The Vendors have respectively agreed to sell HVBS and the assets comprised in HVBS, together with the China Share to the Purchasers on the terms and conditions hereinafter appearing and on the terms of the Transaction Documents.

(C) In consideration of the Vendors entering into this Agreement in order to sell HVBS, the assets comprised within HVBS and the China Share to the Purchasers, the Purchaser Guarantor has agreed to guarantee performance by the Purchasers of their obligations hereunder and under each of the Transaction Documents in the manner hereinafter appearing and otherwise to assume the obligations imposed on it by this Agreement.


(D) In consideration of the Purchasers entering into this Agreement in order to buy HVBS, the assets comprised within HVBS and the China Share from the Vendors, the Vendor Guarantor has agreed to guarantee performance by the Vendors of their obligations hereunder and under each of the Transaction Documents in the manner hereinafter appearing and otherwise to assume the obligations imposed on it by this Agreement.


NOW THIS AGREEMENT WITNESSES as follows:-

1.       DEFINITIONS

         In this Agreement (which expression shall include the Recitals of and Schedules to this Agreement) except where inconsistent with the subject matter or context:-

                    1.1 The following words and expressions shall bear the following meanings respectively:-

                      "the Accounting Date"       31st January 1998



                                       1
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                      "the Accounts"              The unaudited management
                                                  accounts of the Vendors
                                                  comprising the unaudited
                                                  balance sheets and profit and
                                                  loss accounts of HVBS as at
                                                  the Accounting Date copies of
                                                  which are annexed to the
                                                  Disclosure Schedules

                      "the Accruals"              Any liability (which is not a
                                                  Retained Liability) of a
                                                  Vendor or a member of the
                                                  LucasVarity Group relating to
                                                  the English Activity (which
                                                  expression shall exclude the
                                                  LAO Activity for the purposes
                                                  of this definition), the
                                                  German Activity or the US
                                                  Business, as the case may be,
                                                  in any such case to the extent
                                                  that it relates thereto which
                                                  falls to be settled after the
                                                  Closing Date in the course of
                                                  carrying on the English
                                                  Activity (as aforesaid), the
                                                  German Activity or the US
                                                  Business, as the case may be,
                                                  to the extent that it relates
                                                  to the period before opening
                                                  of business on the Closing
                                                  Date

                      "Action" Any action, suit or proceeding at law or in equity, arbitration, inquiry, investigation or governmental, administrative, regulatory or other proceeding by or before any arbitrator, court or other governmental entity

                      "Activity" or "HVBS"        The English Activity, the
                                                  German Activity and the US
                                                  Business taken together, as
                                                  conducted on the date of this
                                                  Agreement and at Closing
                                                  through or by the LucasVarity
                                                  Heavy Vehicle Braking Systems
                                                  Division, including that
                                                  portion of the business as
                                                  conducted now and at Closing
                                                  under the name Heavy Vehicle
                                                  Braking Systems that was
                                                  formerly conducted in the name
                                                  of Heavy Duty Braking Systems

                      "Affiliate"                 With respect to any Person,
                                                  any other Person directly or
                                                  indirectly controlling,
                                                  controlled by or under



                                       2
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                                                  common control with such
                                                  Person. For purposes of the
                                                  immediately preceding
                                                  sentence, the term "control"
                                                  (including, with correlative
                                                  meanings, the terms
                                                  "controlling", "controlled by"
                                                  and "under common control
                                                  with"), as used with respect
                                                  to any Person, means the
                                                  possession, directly or
                                                  indirectly, of the power to
                                                  direct or cause the direction
                                                  of the management and policies
                                                  of such Person, whether
                                                  through ownership of voting
                                                  securities, by contract or
                                                  otherwise

                      "Aftermarket"               The market for spare and
                                                  replacement parts for
                                                  components or sub-assemblies
                                                  comprised within the products
                                                  of Original Equipment
                                                  Manufacturers

                      "Alternative
                       Specification"             Spare and replacement parts
                                                  manufactured to be fit for the
                                                  purpose of supply to the
                                                  Aftermarket but which have not
                                                  been homologated by the
                                                  Original Equipment
                                                  Manufacturer as original
                                                  equipment

                      "Anti Lock Brake
                       Systems" or "ABS"          Electronic brake control
                                                  systems and components of such
                                                  systems for controlling wheel
                                                  braking to maintain vehicle
                                                  stability or traction, or to
                                                  brake a vehicle in a
                                                  controlled manner, including
                                                  other vehicle electronic
                                                  systems in communication with
                                                  such electronic brake control
                                                  systems but excluding EBS

                      "the Assets"                The English Assets, the German
                                                  Assets and the US Assets taken
                                                  together which,
                                                  notwithstanding anything
                                                  contained in this Agreement or
                                                  the Transaction Documents
                                                  (subject to provisions of the
                                                  Sale Agreements with respect
                                                  to the failure to obtain any
                                                  required consents under
                                                  Contracts), shall be (i) all
                                                  of each member of the
                                                  LucasVarity Group's right,
                                                  title and



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                                                  interest in and to all assets,
                                                  property and rights (whether
                                                  tangible or intangible, real,
                                                  personal or mixed, fixed or
                                                  otherwise, and wherever
                                                  located, but excluding
                                                  registered intellectual
                                                  property) that are related
                                                  primarily to or used primarily
                                                  in the Activity (which
                                                  expression shall exclude the
                                                  LAO Activity for the purposes
                                                  of this paragraph (i)), (ii)
                                                  the Registered Intellectual
                                                  Property and (iii) the LAO
                                                  Assets (as defined in the
                                                  English Sale Agreement)

                      "Brakes India"              Brakes India Limited, a
                                                  company incorporated in India
                                                  under the Companies Act 1956
                                                  and having its registered
                                                  office at 21 Patullos Road,
                                                  Madras, 600 002, India

                      "Brakes India Licence"      The licence to be granted to
                                                  Brakes India by the
                                                  appropriate member of the
                                                  LucasVarity Group on or before
                                                  Closing and to be assigned to
                                                  a member of the Purchaser
                                                  Group at Closing, such licence
                                                  to be in the form set out in
                                                  Schedule 13

                      "Business Day"              Any day (other than Saturday
                                                  or Sunday) on which clearing
                                                  banks are open for a full
                                                  range of banking transactions
                                                  in both London, England and
                                                  Detroit, Michigan, USA

                      "Business Unit"             Any part of a member of the
                                                  LucasVarity Group or the
                                                  business and activities of
                                                  such a member or part of such
                                                  a member in any such case in
                                                  respect of which separate
                                                  management accounts have
                                                  customarily been prepared by
                                                  the LucasVarity Group or the
                                                  relevant member

                      "the China Consideration"   The price for the China Share
                                                  as set out in Schedule 2 Part
                                                  3 (notwithstanding anything to
                                                  the contrary contained in the
                                                  China Sale



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

                                                  Agreement)

                      "the China Sale
                       Agreement"                 The agreement of even date
                                                  herewith made between (1)
                                                  Lucas Industries plc (2)
                                                  Huayang Group and (3) Meritor
                                                  Automotive, Inc. relating to
                                                  the sale and purchase of the
                                                  China Share

                      "the China Share"           The 60% equity share in
                                                  Huayang owned by Lucas
                                                  Industries plc

                      "the China Warranties"      The warranties of Lucas
                                                  Industries plc contained in
                                                  the China Sale Agreement but
                                                  only to the extent that such
                                                  warranties relate to Lucas
                                                  Industries plc

                      "Closing"                   Closing of the sale and
                                                  purchase hereby agreed and
                                                  agreed pursuant to the English
                                                  Sale Agreement, the US Sale
                                                  Agreement and the German Sale
                                                  Agreement in accordance with
                                                  clause 4 and with each such
                                                  Agreement and "the Closing
                                                  Date" shall be construed as
                                                  the opening of business in
                                                  London, England on the date on
                                                  which Closing takes place.
                                                  References in this Agreement
                                                  or in any of the English Sale
                                                  Agreement, the US Sale
                                                  Agreement or the German Sale
                                                  Agreement to "Completion"
                                                  shall be deemed to be
                                                  references to "Closing" and
                                                  references to "the Completion
                                                  Date" to "the Closing Date"

                      "the Closing Conditions"    The conditions precedent to
                                                  Closing set out in clauses 2.1
                                                  to 2.3 inclusive below

                      "Commercial Vehicles"       Trucks, buses and trailers
                                                  which may be attached to
                                                  either of the foregoing

                      "the Consideration"         The aggregate of the Fixed
                                                  Price Element, the Net Current
                                                  Assets Value and the China
                                                  Consideration



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                      "Consistent"                With reference to any
                                                  particular asset, liability,
                                                  income or expenditure, to the
                                                  extent not expressly provided
                                                  to the contrary in Schedule 8,
                                                  in accordance with UK GAAP
                                                  and, provided the same are in
                                                  accordance with UK GAAP, the
                                                  accounting principles,
                                                  policies, practices and
                                                  methods consistent with those
                                                  used in the preparation of the
                                                  Accounts

                      "the Contracts"             The Contracts (as defined in
                                                  each of the Sale Agreements)
                                                  and the LAO Contracts (as
                                                  defined in the English Sale
                                                  Agreement) relating to HVBS
                                                  and the benefit of which are
                                                  sold to the Purchasers
                                                  pursuant to the Sale
                                                  Agreements (it being
                                                  understood that Contracts do
                                                  not include unwritten
                                                  contracts or arrangements
                                                  between or among members of
                                                  the LucasVarity Group or
                                                  Business Units or with any
                                                  Affiliate thereof, other than
                                                  such contracts for which the
                                                  supply of the relevant goods
                                                  or services was completed
                                                  prior to Closing and for the
                                                  purposes of this definition
                                                  electronic contracts shall not
                                                  constitute unwritten
                                                  contracts)

                      "the Disclosure
                       Schedules" or              The disclosure schedules
                      "Disclosure Letters"        and/or disclosure letters,
                                                  prepared or written by the
                                                  Vendors to the Purchasers in
                                                  the Agreed Terms, setting out
                                                  qualifications to and
                                                  exceptions from the Warranties
                                                  as given as at the date of
                                                  this Agreement and separately
                                                  as at Closing as contemplated
                                                  by clause 6.2.2

                      "EBS"                       Electronic control for full
                                                  air brake system

                      "the English Activity"      The Activity, the LAO Activity
                                                  and the Shares as each such
                                                  term is defined in the English
                                                  Sale Agreement and the French



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                                                  Transferring Employees

                      "the English Assets"        The Assets and the LAO Assets
                                                  the subject of the English
                                                  Sale Agreement (and as each
                                                  such expression is defined
                                                  therein)

                      "the English
                       Intellectual Property"     The Registered Intellectual
                                                  Property, the Unregistered
                                                  Intellectual Property, the LAO
                                                  Intellectual Property and the
                                                  Know-How the subject of the
                                                  English Sale Agreement (and as
                                                  each such expression is
                                                  defined therein)

                      "the English Plant
                       Machinery and Equipment"   The Plant Machinery and
                                                  Equipment the subject of the
                                                  English Sale Agreement (and as
                                                  defined therein)

                      "the English Property"      The English Property the
                                                  subject of the English Sale
                                                  Agreement (and as defined
                                                  therein)

                      "the English Purchaser"     Meritor Heavy Vehicle Braking
                                                  Systems (UK) Limited whose
                                                  registered office is at 21
                                                  Suttons Park Avenue, Suttons
                                                  Business Park, Reading,
                                                  Berkshire RG6 1LA

                      "English Sale Agreement"    An agreement of even date
                                                  herewith made between (1) the
                                                  English Vendor (2) the English
                                                  Purchaser (3) Lucas Industries
                                                  plc and (4) Lucas France SAS
                                                  relating to the sale and
                                                  purchase of the English
                                                  Activity

                      "the English
                       Transferring Employees"    The Transferring Employees the
                                                  subject of the English Sale
                                                  Agreement (and as defined
                                                  therein)

                     "the English Vendor"         Lucas Limited, registered
                                                  number 872948

                      "the English Warranties"    The warranties of the English
                                                  Vendor relating only to the
                                                  English Activity contained in
                                                  clause 6.1 and Part B of
                                                  Schedule 3

                      "Environment"               Any air (including air within
                                                  natural or man-made structures
                                                  above or



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                                                  below ground), water
                                                  (including territorial,
                                                  coastal and inland waters and
                                                  ground water and water in
                                                  drains and sewers), and land
                                                  (including the seabed or river
                                                  bed under any water) surface
                                                  land and sub surface land

                     "Environmental Claim"        A claim which the Purchasers
                                                  or the Purchaser Guarantor or
                                                  any of them is or are entitled
                                                  to bring (or would be entitled
                                                  to bring but for the
                                                  provisions of paragraphs 2.2
                                                  or 2.4 of Schedule 10) against
                                                  the Vendors, the Vendor
                                                  Guarantor or any of them
                                                  pursuant to this Agreement for
                                                  breach of the Environmental
                                                  Warranties and/or in respect
                                                  of any liability under the
                                                  Environmental Indemnity

                      "the Environmental
                       Indemnity"                 The indemnity given by the
                                                  Vendors contained in clause
                                                  5.13 and Schedule 10

                      "Environmental Law"         (i)  Any applicable law,
                                                       statute, rule, regulation
                                                       or ordinance in force at
                                                       the date of Closing,
                                                       including without
                                                       limitation common,
                                                       criminal or civil law,
                                                       statutes and subordinate
                                                       legislation, or any
                                                       judgment, directive,
                                                       order, decree, license,
                                                       permit, authorization,
                                                       consent or requirement of
                                                       or obligation imposed by
                                                       a government entity,
                                                       relating to pollution or
                                                       the protection of the
                                                       Environment, including,
                                                       without limitation, those
                                                       relating to the Release
                                                       or threat of Release,
                                                       exposure to, or
                                                       generation, use,
                                                       treatment, storage,
                                                       transport or disposal of
                                                       any Hazardous Materials
                                                       and any planning
                                                       conditions on any
                                                       planning permission
                                                       granted under the Town
                                                       and Country Planning Acts
                                                       to the extent those
                                                       conditions relate to the
                                                       control or remediation of
                                                       Hazardous Materials, in
                                                       each case in force at



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                                                       the date of Closing;

                                                  (ii) the contaminated land
                                                       provisions and water
                                                       cleanup provisions
                                                       referenced in Part IIA of
                                                       the Environmental
                                                       Protection Act 1990,
                                                       Section 161 A-D of the
                                                       Water Resources Act 1991
                                                       and the Groundwater
                                                       Regulations 1998,
                                                       respectively, and any
                                                       implementing or other
                                                       secondary legislation and
                                                       statutory guidance made
                                                       or issued thereunder,
                                                       whether in force now or
                                                       in the future; and

                                                  (iii)for the avoidance of
                                                       doubt the term
                                                       Environmental Law will
                                                       include any judgment,
                                                       order, obligation,
                                                       ruling, decision or
                                                       decree made by any
                                                       governmental entity in
                                                       the future applying
                                                       applicable law in force
                                                       at the date of Closing to
                                                       the conduct of the
                                                       Activity, to the Assets
                                                       or to the Purchasers or
                                                       the Purchaser Guarantor

                      "the Environmental
                       Warranties"                The warranties contained in
                                                  paragraph 15 of Schedule 3,
                                                  Part A.

                      "ERISA" The Employee Retirement Income Security Act of 1974, as amended

                      "Europe"                    Those countries listed in
                                                  Schedule 6

                      "the Exchange Rates"        1 Pound Sterling to $1.66

                                                  DM 1.66 to US$1

                                                  Ff 5.56 to US$1

                      "the Excluded Assets"       The Excluded Assets (as
                                                  defined in each of the Sale
                                                  Agreements) and (i) all rights
                                                  in respect of Intercompany
                                                  Accounts owed to the English
                                                  Activity, the German Activity
                                                  or the US Business, as the
                                                  case may be (other than
                                                  Intercompany Trading



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                                                  Accounts to the extent
                                                  reflected as an asset on the
                                                  Final Closing Statement), (ii)
                                                  payments made in advance by or
                                                  on behalf of a Vendor or any
                                                  other member of the
                                                  LucasVarity Group prior to the
                                                  Closing Date in the course of
                                                  carrying on the LAO Activity
                                                  to the extent that such
                                                  payments relate to the period
                                                  after opening of business on
                                                  the Closing Date, except to
                                                  the extent the parties agree
                                                  to reflect the same as an
                                                  asset on the Final Closing
                                                  Statement; and (iii) cheques
                                                  relating to the English
                                                  Activity, the German Activity
                                                  or the US Business as the case
                                                  may be received by any member
                                                  of the LucasVarity Group prior
                                                  to the Closing Date or by
                                                  banks on behalf of such
                                                  members prior to the Closing
                                                  Date

                     "the Fixed Price Element"    US$374,000,000 being allocated
                                                  as set out in Part 2 of
                                                  Schedule 2 among (i) the
                                                  freehold property included in
                                                  the English Property, (ii) the
                                                  US Real Property, (iii) the
                                                  Registered Intellectual
                                                  Property the subject of the
                                                  English Sale Agreement (as
                                                  such expression is defined
                                                  therein), (iv) the English
                                                  Intellectual Property other
                                                  than the Registered
                                                  Intellectual Property referred
                                                  to in paragraph (iii) and (v)
                                                  the other Assets (net of
                                                  liabilities) which are not
                                                  reflected in the Net Current
                                                  Assets Value

                      "the French Transferring
                       Employees"                 The persons who at Closing are
                                                  part of the English Activity
                                                  but employed in France by
                                                  Lucas France SAS, a subsidiary
                                                  of Lucas Industries plc and
                                                  who are listed in Schedule 14
                                                  of the English Sale Agreement

                      "Friction"                  Drum brake linings and disc
                                                  brake pads

                      "General Warranties"        The warranties of the Vendors
                                                  contained in clause 6.1 and
                                                  Part A of



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

                                                  Schedule 3

                      "the German Activity"       The Activity as defined in the
                                                  German Sale Agreement

                      "the German Assets"         The Assets the subject of the
                                                  German Sale Agreement (as
                                                  defined therein)

                      "the German Intellectual
                       Property"                  The Intellectual Property and
                                                  the Know-How the subject of
                                                  the German Sale Agreement (and
                                                  as each such expression is
                                                  defined therein)

                      "the German Plant
                       Machinery and Equipment"   The Plant Machinery and
                                                  Equipment the subject of the
                                                  German Sale Agreement (and as
                                                  defined therein)

                      "the German Purchaser"      Meritor Automotive GmbH of
                                                  Dieselstrasse 35, 60314
                                                  Frankfurt am Main, Germany

                      "the German Sale
                       Agreement"                 An agreement of even date
                                                  herewith made between (1) the
                                                  German Vendor (2) Lucas
                                                  Limited (3) the German
                                                  Purchaser and (4) the
                                                  Purchaser Guarantor relating
                                                  to the sale and purchase of
                                                  the German Activity

                      "the German Transferring
                       Employees"                 The Transferring Employees the
                                                  subject of the German Sale
                                                  Agreement (and as defined
                                                  therein)

                      "the German Vendor"         Lucas Automotive GmbH whose
                                                  legal seat is at Carl-Spaeter
                                                  Strasse, 56070 Koblenz,
                                                  Germany

                      "the German Warranties"     The warranties of the German
                                                  Vendor relating only to the
                                                  German Activity contained in
                                                  clause 6.1 and Part C of
                                                  Schedule 3

                      "the Goodwill"              The goodwill of the Vendors in
                                                  connection with HVBS as sold
                                                  to the Purchasers pursuant to
                                                  each of the Sale Agreements

                      "gvw"                       Gross vehicle weight



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


                      "Hart-Scott-Rodino"         The Hart-Scott-Rodino
                                                  Antitrust Improvements Act of
                                                  1976, or any successor law,
                                                  and regulations and rules
                                                  issued pursuant to that Act

                      "Hazardous Materials"       Any natural or artificial
                                                  substance (whether in solid or
                                                  liquid form or in the form of
                                                  a gas or vapour) capable of
                                                  causing harm (whether alone or
                                                  in combination with any other
                                                  substance) to any human or any
                                                  living organism supported by
                                                  the Environment, or capable of
                                                  damaging the Environment or
                                                  public health, including but
                                                  not limited to any pollutants
                                                  and any hazardous, toxic,
                                                  radioactive, noxious,
                                                  corrosive or dangerous
                                                  substances

                      "Heavy Vehicle
                       Competing Business"        The trade or business of being
                                                  engaged:-

                                                  (a)   anywhere in the world in
                                                  designing and/or manufacturing
                                                  and/or selling for Off Highway
                                                  Vehicles full mechanical
                                                  and/or hydraulic actuated
                                                  braking systems and/or Wheel
                                                  End Products

                                                  (b)   anywhere in the world in
                                                  designing and/or manufacturing
                                                  and/or selling Wheel End
                                                  Products for applications in
                                                  full air brake systems

                                                  (c)  in NAFTA in designing
                                                  and/or manufacturing and/or
                                                  selling Wheel End Products for
                                                  applications in Classes 7 and
                                                  8 category Commercial
                                                  Vehicles, and also in Classes
                                                  5 and 6 category Commercial
                                                  Vehicles except that in
                                                  Classes 5 and 6 circumstances
                                                  described in each of clauses
                                                  7.2.3.3 and 7.2.11 shall not
                                                  be considered a Heavy Vehicle
                                                  Competing Business

                                                  (d)  in Europe in designing
                                                  and/or manufacturing and/or
                                                  selling Wheel



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

                                                  End Products for applications
                                                  in Commercial Vehicles with a
                                                  gvw of six (metric) tonnes and
                                                  above

                                                  (e) in the Rest of the World
                                                  in designing and/or
                                                  manufacturing and/or selling
                                                  Wheel End Products for
                                                  applications in Commercial
                                                  Vehicles with a payload of
                                                  three tons and above

                      "Holding Company"           Holding company as defined in
                                                  Section 736 of the Companies
                                                  Act 1985

                      "Hose Employees"            The Transferring Employees as
                                                  defined in the Hoses
                                                  Subcontract Agreement

                      "Hoses Subcontract
                       Agreement"                 The Agreement to be entered
                                                  into on Closing in the Agreed
                                                  Terms made between the English
                                                  Vendor and the English
                                                  Purchaser for the assembly,
                                                  testing and packaging of brake
                                                  hoses

                      "Huayang"                   Lucas Huayang Vehicle Braking
                                                  Company Limited (business
                                                  licence number 001904 issued
                                                  by the State Administration of
                                                  Industry and Commerce) being a
                                                  company incorporated in the
                                                  Peoples Republic of China

                      "HVBS" or "the Activity"    The English Activity, the
                                                  German Activity and the US
                                                  Business taken together, as
                                                  conducted on the date of this
                                                  Agreement and at Closing
                                                  through or by the LucasVarity
                                                  Heavy Vehicle Braking Systems
                                                  Division, including that
                                                  portion of the business as
                                                  conducted now and at Closing
                                                  under the name Heavy Vehicle
                                                  Braking Systems that was
                                                  formerly conducted in the name
                                                  of Heavy Duty Braking Systems

                      "Indemnitee"                Any member of the Purchaser
                                                  Group or the Vendor Group who
                                                  or which is or are entitled to
                                                  indemnification
                                                  under this Agreement, any Sale
                                                  Agreement or the China Sale
                                                  Agreement

                      "Independent Accountant"    PricewaterhouseCoopers or if
                                                  they are unable or unwilling
                                                  to act in such capacity,
                                                  Arthur Andersen

                      "Independent Aftermarket"   The market for the supply of
                                                  spare and replacement parts to
                                                  customers other than Original
                                                  Equipment Service.

                      "Intellectual Property"     The English Intellectual
                                                  Property, the German
                                                  Intellectual Property and the
                                                  US Intellectual Property

                      "Intercompany Accounts"     All amounts owed at the
                                                  opening of business on the
                                                  Closing Date by or to any
                                                  member of the LucasVarity
                                                  Group or any Business Unit to
                                                  or by any other member of the
                                                  LucasVarity Group or Business
                                                  Unit relating to the English
                                                  Activity, the German Activity
                                                  or the US Business, as the
                                                  case may be, including without
                                                  limitation any Lucas Internal
                                                  Funding

                      "Intercompany Trading
                       Accounts"                  All Intercompany Accounts of
                                                  the type set out in Schedule
                                                  14 with respect to products or
                                                  services sold by or to the
                                                  English Activity, the German
                                                  Activity or the US Business,
                                                  as the case may be in the
                                                  ordinary course of business
                                                  (but excluding without
                                                  limitation any Lucas Internal
                                                  Funding)

                      "the Inventory"             All inventory and stocks,
                                                  including raw materials and
                                                  components, spare parts,
                                                  operating supplies,
                                                  maintenance and non product
                                                  stock, work-in-progress,
                                                  finished goods,
                                                  bought-in-goods, packaging
                                                  materials, packages and
                                                  products and services in
                                                  intermediate stages of
                                                  completion owned (which
                                                  expression shall be deemed to
                                                  include the same which (i)
                                                  incorporate goods or
                                                  materials supplied by a
                                                  supplier whether or not
                                                  subject to reservation of
                                                  title or (ii) has been
                                                  supplied on a consignment
                                                  stock or sale or return basis)
                                                  by a Vendor or any other
                                                  member of the LucasVarity
                                                  Group at the opening of
                                                  business on the Closing Date
                                                  for use or sale in connection
                                                  with the English Activity
                                                  (which expression shall
                                                  exclude the LAO Activity for
                                                  the purposes of this
                                                  definition), the German
                                                  Activity or the US Business,
                                                  as the case may be, and the
                                                  LAO Inventory

                      "the LAO Assets"            The meaning given to such
                                                  expression in the English Sale
                                                  Agreement

                      "the LAO Activity"          The meaning given to such
                                                  expression in the English Sale
                                                  Agreement

                      "the LAO Inventory"         The stocks of finished
                                                  products, components thereof
                                                  and repair parts therefor,
                                                  packaging materials and
                                                  packages owned (which
                                                  expression shall be deemed to
                                                  include the same which (i)
                                                  incorporate goods or materials
                                                  supplied by a supplier subject
                                                  to reservation of title or
                                                  (ii) have been supplied on a
                                                  consignment stock or sale or
                                                  return basis) by a Vendor or
                                                  any other member of the
                                                  LucasVarity Group at the
                                                  opening of business on the
                                                  Closing Date for sale or use
                                                  in connection with the LAO
                                                  Activity and including without
                                                  limitation such stocks held at
                                                  or in the course of transit to
                                                  the Fradley Warehouse, the
                                                  Neuwied Warehouse, the Blanc
                                                  Mesnil Warehouse and the US
                                                  Warehouses (as in each case
                                                  such location is defined more
                                                  particularly in the English
                                                  Sale Agreement)

                      "the Leased Assets"         The Leased Assets the subject
                                                  of the Sale Agreements (and as
                                                  defined
                                                  therein) taken together

                      "Losses" Any and all losses, liabilities, claims, damages, costs and expenses, whether or not resulting from third party claims, including, without limitation reasonable out-of-pocket expenses and reasonable attorneys', accountants' and other experts' fees and expenses reasonably incurred but excluding consequential damages, loss of profit, loss of business and any other similar damage or loss (but including all damages incurred by a third party which are payable with respect to third party claims even if such damages include consequential damages, loss of profit, loss of business and any other similar damage or loss to the third party)

                      "LucasVarity"               LucasVarity plc, registered
                                                  number 3207774

                      "LucasVarity Warranties"    The warranties on the part of
                                                  LucasVarity contained in
                                                  clause 6.1 and paragraphs 1,
                                                  2, 3 and 19 of Part A of
                                                  Schedule 3

                      "Lucas Aftermarket
                       Operations" or "LAO"       Those parts of the LucasVarity
                                                  Group which trade as "Lucas
                                                  Aftermarket Operations"

                      "Lucas Central Treasury"    The LucasVarity Treasury
                                                  Department presently based at
                                                  46 Park Street, London. W1Y
                                                  4DJ

                      "Lucas Internal Funding"    All monies due to or from any
                                                  member of the LucasVarity
                                                  Group relating to the English
                                                  Activity, German Activity or
                                                  the US Business, as the case
                                                  may be from or to the Lucas
                                                  Central Treasury which is
                                                  either quasi capital or
                                                  otherwise owed on capital
                                                  account or which had the Lucas
                                                  Central Treasury been a bank
                                                  would have amounted to an
                                                  overdraft

                      "the LucasVarity Group"
                       or "the Vendor Group"      LucasVarity and any company
                                                  which is a Subsidiary or
                                                  Subsidiary Undertaking of
                                                  LucasVarity for the time being
                                                  and from time to time

                      "LVBS"                      Those parts of the LucasVarity
                                                  Group which trade as
                                                  LucasVarity Light Vehicle
                                                  Braking Systems or any trading
                                                  unit or business of the
                                                  LucasVarity Group which
                                                  replaces the same

                      "Material Adverse Effect"   A material adverse effect on
                                                  the Assets, business or
                                                  financial condition of HVBS
                                                  taken as a whole except as a
                                                  result of any of (i) the
                                                  seasonal and cyclical nature
                                                  of the automotive (including
                                                  Commercial Vehicles and Off
                                                  Highway Vehicles) supplier
                                                  industry ("the Industry") or
                                                  (ii) any change in the general
                                                  economic or financial
                                                  conditions in the Industry or
                                                  (iii) the occurrence or
                                                  continuance of any material
                                                  disruption of or material
                                                  adverse change in worldwide,
                                                  US or UK financial, banking or
                                                  capital markets since the date
                                                  of this Agreement or (iv) any
                                                  change resulting from
                                                  developments in the Industry
                                                  which affects HVBS and also
                                                  affects or is capable of
                                                  affecting in a substantially
                                                  similar manner other companies
                                                  or businesses in the Industry,
                                                  including without limitation
                                                  any strike or other labour
                                                  disruption at a customer or
                                                  supplier

                      "NAFTA" Those countries which are party to the North American
                                                  Free Trade Agreement as at the
                                                  date of this Agreement

                      "Net Current Assets
                       Value" The aggregate of the values of the Receivables and the
                                                  Inventory less the aggregate
                                                  of the values of the Payables,
                                                  the Accruals and the
                                                  Provisions at the opening of
                                                  business on the Closing Date,
                                                  calculated and determined on a
                                                  basis which is

                                                  Consistent and agreed or
                                                  ascertained in accordance with
                                                  clause 3

                      "OE Market"                 Original Equipment
                                                  Manufacturers or any dealer of
                                                  any Original Equipment
                                                  Manufacturer in their capacity
                                                  as buyers of products for
                                                  fitting as original equipment

                      "Off-Highway Vehicles"      Any vehicle not intended to be
                                                  driven primarily on public
                                                  roads or highways including by
                                                  way of example and not
                                                  limitation agricultural
                                                  tractors, industrial tractors,
                                                  material(s) handling
                                                  equipment, heavy construction
                                                  equipment and forklifts

                      "Original Equipment
                       Manufacturer"              Any manufacturer or assembler
                                                  of transport vehicles,
                                                  including, but not limited to
                                                  Commercial Vehicles and
                                                  Off-Highway Vehicles and any
                                                  manufacturer or assembler of
                                                  motor cars, sport utility
                                                  vehicles, vans, buses,
                                                  coaches, forklifts, industrial
                                                  vehicles, trucks, tractors
                                                  (whether agricultural or
                                                  industrial), material(s)
                                                  handlers, construction
                                                  vehicles or trailers or a
                                                  manufacturer of components or
                                                  sub-assemblies to be fitted as
                                                  original equipment to such
                                                  vehicles

                      "Original Equipment
                       Service" The market for supplies of spare and replacement parts to an Original Equipment
                                                  Manufacturer (other than for
                                                  fitting as original equipment)
                                                  for onward supply to its
                                                  Aftermarket customers

                     "the Other Lucas
                      Companies"                  Those companies listed in
                                                  Part 3 of Schedule 1 each
                                                  being a party to a Transaction
                                                  Document

                      "the Payables"              The book and other debts
                                                  (which are not Retained
                                                  Liabilities) owing by a Vendor
                                                  or any other member of the
                                                  LucasVarity Group in respect
                                                  of the English Activity (which
                                                  expression
                                                  shall exclude the LAO Activity
                                                  for the purposes of this
                                                  definition), the German
                                                  Activity or the US Business,
                                                  as the case may be, in any
                                                  such case to the extent that
                                                  they relate thereto to or in
                                                  respect of trade creditors,
                                                  trade bills payable and any
                                                  other amounts payable to
                                                  creditors, to the extent that
                                                  they relate to the English
                                                  Activity (as aforesaid), the
                                                  German Activity or the US
                                                  Business, as the case may be,
                                                  at the opening of business on
                                                  the Closing Date (and whether
                                                  or not then due and payable)
                                                  and which are to be assumed by
                                                  the Purchasers pursuant to the
                                                  Sale Agreements, including
                                                  Intercompany Trading Accounts
                                                  (but not any other
                                                  Intercompany Accounts) but
                                                  excluding the Accruals

                      "Person" Any person, firm, company, business, undertaking, entity, concern or close corporation

                      "the Plant, Machinery
                       and Equipment"             The English Plant Machinery
                                                  and Equipment, the German
                                                  Plant Machinery and Equipment
                                                  and the US Plant Machinery and
                                                  Equipment

                      "Preexisting
                       Environmental Condition"   Any condition of the
                                                  Environment existing on or
                                                  prior to the Closing Date
                                                  relating to or arising from
                                                  the presence, handling, use,
                                                  treatment, storage, transport,
                                                  Release or threatened Release
                                                  of any Hazardous Material

                      "the Prepayments"           Each of the payments made in
                                                  advance by or on behalf of a
                                                  Vendor or any other member of
                                                  the LucasVarity Group prior to
                                                  the Closing Date in the course
                                                  of carrying on the English
                                                  Activity (which expression
                                                  shall exclude the LAO Activity
                                                  for the purposes of this
                                                  definition), the German
                                                  Activity or the US Business,
                                                  as the case may be, in any
                                                  such case to the extent that
                                                  it
                                                  relates to the period after
                                                  opening of business on the
                                                  Closing Date but excluding any
                                                  such payment made by or on
                                                  behalf of a Vendor or any
                                                  other member of the
                                                  LucasVarity Group in respect
                                                  of the English Activity (as
                                                  aforesaid), the German
                                                  Activity or the US Business,
                                                  as the case may be in any such
                                                  case relating to insurance or
                                                  any of the Excluded Assets
                                                  (Prepayments constitute Assets
                                                  transferred under the Sale
                                                  Agreements to the extent they
                                                  exist on the Closing Date)

                      "Prime Rate"                The rate which Citibank  N.A.
                                                  announces from time to time as
                                                  its prime lending rate, as in
                                                  effect from time to time

                      "the Property"              The English Property and the
                                                  US Real Property taken
                                                  together

                     "the Provisional
                      Consideration"              The sum of US$390,000,000
                                                  being  the aggregate of:-

                                                  (1)      the Fixed Price
                                                           Element; and

                                                  (2)      US$13,000,000; and

                                                  (3)      the China
                                                           Consideration

                      "Provisions"                The provisions to be made in
                                                  the Final Closing Statement
                                                  (as defined in clause 3 below)
                                                  in respect of HVBS in respect
                                                  of only those matters listed
                                                  in Schedule 7, such provisions
                                                  to be determined on a basis
                                                  which is Consistent

                      "Purchaser Capacity
                       Warranties"                The warranties on the part of
                                                  the Purchaser and the
                                                  Purchaser Guarantor contained
                                                  in paragraphs 1 and 2 of
                                                  Schedule 4

                      "the Purchaser Group"       The Purchaser Guarantor and
                                                  any company which is a
                                                  Subsidiary, Subsidiary
                                                  Undertaking or Holding Company
                                                  of the Purchaser Guarantor
                                                  and any Subsidiary or
                                                  Subsidiary Undertaking of any
                                                  such Holding Company for the
                                                  time being and from time to
                                                  time

                      "the Purchaser Guarantee"   The guarantee in the form set
                                                  out in clause 20

                      "the Purchaser Guarantor"   Meritor Automotive, Inc.

                      "the Purchaser Warranties"  The warranties of the
                                                  Purchasers and the Purchaser
                                                  Guarantor contained in clause
                                                  9.5.1 and Schedule 4

                      "the Receivables"           The book and other debts
                                                  (which are not Excluded
                                                  Assets) owing to a Vendor or
                                                  any other member of the
                                                  LucasVarity Group in
                                                  connection with the English
                                                  Activity (which expression
                                                  shall exclude the LAO Activity
                                                  for the purposes of this
                                                  definition), the German
                                                  Activity or the US Business,
                                                  as the case may be, by or in
                                                  respect of trade debtors,
                                                  trade bills receivable and any
                                                  other amounts owing to a
                                                  Vendor or any other member of
                                                  the LucasVarity Group by
                                                  debtors in connection with the
                                                  English Activity (as
                                                  aforesaid), the German
                                                  Activity or the US Business,
                                                  as the case may be (including,
                                                  without limitation, amounts
                                                  due (if any) from Transferring
                                                  Employees) at the opening of
                                                  business on the Closing Date
                                                  (and whether or not then due
                                                  and payable) and including the
                                                  Prepayments and Intercompany
                                                  Trading Accounts (but not any
                                                  other Intercompany Accounts),
                                                  but excluding, only for
                                                  purposes of calculating the
                                                  Net Current Assets Value,
                                                  amounts payable from insurers
                                                  in respect of assets or
                                                  liabilities not set forth in
                                                  the Final Closing Statement
                                                  (it being understood that such
                                                  payments from insurers shall
                                                  nonetheless constitute Assets
                                                  transferred under the Sale

                                                  Agreements)

                      "the Records"               The Records to be passed to
                                                  the Purchasers pursuant to the
                                                  Sale Agreements (and as
                                                  defined therein)

                      "Release"                   Any spilling, leaking,
                                                  pumping, pouring, emitting,
                                                  emptying, discharging,
                                                  injecting, escaping, leaching,
                                                  disposing or dumping into the
                                                  Environment

                      "Registered Intellectual
                       Property"                  The Registered Intellectual
                                                  Property the subject of the
                                                  English Sale Agreement and the
                                                  US Sale Agreement (and as each
                                                  such expression is defined
                                                  therein)

                      "Rest of the World"         Every  country  in the world
                                                  other than Europe and NAFTA

                      "Retained Liabilities"      The following liabilities,
                                                  howsoever or whenever arising
                                                  (which are not being assumed
                                                  by any Purchaser or the
                                                  Purchaser Guarantor hereunder
                                                  or under any Transaction
                                                  Document):

                                                  1)   all liabilities (i) in
                                                  respect of the salary defined
                                                  benefit plan for Dayton
                                                  Walther employees and (ii)
                                                  save to the extent that
                                                  liabilities are expressly
                                                  assumed by the Purchasers
                                                  under the English Sale
                                                  Agreement, in respect of the
                                                  Lucas Scheme (as defined in
                                                  Schedule 7 to the English Sale
                                                  Agreement)

                                                  2)   all liabilities in
                                                  respect of the following:

                                                  (i) former employees not
                                                  employed by the Vendors
                                                  immediately prior to the
                                                  Closing Date (including all
                                                  liabilities in respect of FAS
                                                  106 (retiree health) benefits
                                                  for those employees of HVBS in
                                                  North America who have retired
                                                  before Closing), other than
                                                  workers compensation claims
                                                  under FAS112
                                                  for all past employees of the
                                                  current sites of the US
                                                  Business in North America to
                                                  the extent provided as a
                                                  liability in the Final Closing
                                                  Statement for such employees;

                                                  (ii) employees who refuse to
                                                  transfer to the Purchasers
                                                  (except to the extent (a) in
                                                  the case of employees in the
                                                  US Business, such refusal
                                                  resulted from the US Purchaser
                                                  not discharging its
                                                  obligations to offer
                                                  employment under the U.S. Sale
                                                  Agreement or (b) in the case
                                                  of employees employed in the
                                                  English Activity, or the
                                                  German Activity, that any such
                                                  employee refuses to transfer
                                                  due to a substantial change in
                                                  his working conditions to his
                                                  detriment); and

                                                  (iii) employees (other than
                                                  those employed in the English
                                                  Activity) on long-term
                                                  disability immediately prior
                                                  to the Closing Date, other
                                                  than those who return to
                                                  active employment with the
                                                  Purchasers within 6 months of
                                                  the Closing Date, except where
                                                  such failure to return results
                                                  from the US Purchaser failing
                                                  to honour its obligations to
                                                  offer employment under the US
                                                  Sale Agreement; and

                                                  (iv) employees employed in the
                                                  English Activity who are Ill
                                                  Employees as defined in clause
                                                  8.11 of the English Sale
                                                  Agreement and who are
                                                  determined to be eligible for
                                                  Early Retirement as described
                                                  in clause 8.12.1 of the
                                                  English Sale Agreement

                                                  3) all liabilities in respect
                                                  of Intercompany Accounts
                                                  (other than Intercompany
                                                  Trading Accounts to the extent
                                                  set forth as a liability in
                                                  the Final Closing Statement)

                                                  4) all liabilities in respect
                                                  of indebtedness for borrowed
                                                  money or the equivalent
                                                  thereof of any member of the
                                                  LucasVarity Group (other than
                                                  in respect of the finance
                                                  leases set forth in Schedule 2
                                                  to the English Sale Agreement
                                                  to the extent set forth as a
                                                  liability in the Final Closing
                                                  Statement, it being understood
                                                  that obligations (other than
                                                  obligations resulting from any
                                                  failure to make any payment
                                                  due at or prior to Closing
                                                  which are not set forth in the
                                                  Final Closing Statement) which
                                                  arise after Closing (including
                                                  in respect of interest) in
                                                  respect of such finance leases
                                                  to the extent that they relate
                                                  to the period after Closing do
                                                  not constitute Retained
                                                  Liabilities);

                                                  5) all liabilities in respect
                                                  of the pending dispute with
                                                  the State of Ohio with respect
                                                  to Disabled Workers Relief
                                                  Fund;

                                                  6) all liabilities arising out
                                                  of or relating to any sites
                                                  formerly owned or occupied by
                                                  the Activity not being
                                                  transferred to the Purchasers
                                                  hereunder or under any of the
                                                  Sale Agreements (including
                                                  without limitation all closed
                                                  or divested sites);

                                                  7) all liabilities of HVBS or
                                                  any member of the LucasVarity
                                                  Group in respect of Fruehauf
                                                  matters;

                                                  8) all liabilities for Taxes
                                                  payable by any member of the
                                                  LucasVarity Group relating to
                                                  HVBS (including US transfer
                                                  Taxes on the transactions
                                                  contemplated hereby and by the
                                                  US Sale Agreement), arising,
                                                  accruing or relating to
                                                  periods (or portions thereof)
                                                  prior to the Closing, other
                                                  than (i) an amount not to
                                                  exceed US $1,500,000 in
                                                  respect of payroll Taxes and
                                                  VAT to the extent
                                                  set forth as a liability in
                                                  the Final Closing Statement
                                                  and (ii) US property Taxes
                                                  which are to be borne by the
                                                  parties in the proportion to
                                                  their days of ownership in the
                                                  pertinent tax periods to which
                                                  the property Taxes relate. For
                                                  the avoidance of doubt this
                                                  paragraph 8 does not apply to
                                                  any VAT or stamp duty which
                                                  arises in the UK, Germany or
                                                  France directly or indirectly
                                                  as a consequence of the sale
                                                  of HVBS or any part of it and
                                                  the assets comprised within it
                                                  as contemplated by this
                                                  Agreement and the Sale
                                                  Agreements other than VAT or
                                                  stamp duty payable in
                                                  connection with licences of
                                                  intellectual property to
                                                  Vendors or the Vendor
                                                  Guarantor pursuant to this
                                                  Agreement or the Sale
                                                  Agreements or in connection
                                                  with the Training School Lease
                                                  (as defined in the English
                                                  Sale Agreement) or the
                                                  Agreement relating thereto;

                                                  9) all liabilities for and
                                                  relating to Excluded Assets,
                                                  including without limitation
                                                  the Hose Activity as defined
                                                  in the English Sale Agreement,
                                                  except for those liabilities
                                                  which the Purchasers agree to
                                                  assume under the terms of the
                                                  Hoses Subcontract Agreement;

                                                  10) all liabilities described
                                                  in clause 9.1 of the English
                                                  Sale Agreement, section 1.3 of
                                                  the US Sale Agreement and
                                                  clause 7.1 of the German Sale
                                                  Agreement;

                                                  11) all liabilities in respect
                                                  of the funding of all cheques
                                                  outstanding (issued from
                                                  members of the LucasVarity
                                                  Group's accounts and not yet
                                                  paid) on or after the Closing
                                                  Date relating to the Activity;

                                                  12) all liabilities in respect
                                                  of
                                                  divestment, sale or similar
                                                  bonuses payable to employees
                                                  of the LucasVarity Group,
                                                  including the Activity, in
                                                  connection with the
                                                  transactions contemplated
                                                  hereby or by any Sale
                                                  Agreement or the China Sale
                                                  Agreement; and

                                                  13) all liabilities of a
                                                  Vendor or a member of the
                                                  LucasVarity Group relating to
                                                  the LAO Activity to the extent
                                                  that it relates thereto which
                                                  falls to be settled after the
                                                  Closing Date in the course of
                                                  carrying on the LAO Activity,
                                                  to the extent that they relate
                                                  to the period before opening
                                                  of business on the Closing
                                                  Date, except to the extent the
                                                  parties agree to provide for
                                                  the same on the Final Closing
                                                  Statement

                      "the Sale Agreements"       The English Sale Agreement,
                                                  the German Sale Agreement and
                                                  the US Sale Agreement taken
                                                  together

                      "Subsidiary"                A subsidiary company as
                                                  defined in Section 736
                                                  Companies Act 1985

                      "Subsidiary Undertaking"    A subsidiary undertaking as
                                                  defined in Section 258
                                                  Companies Act 1985

                      "Taxes" All taxes, charges, duties, fees, levies or other assessments in the nature of taxation, including, without limitation, income, excise, property, sales, use, gross receipts, recording, insurance, value added, profits, license, withholding, payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any governmental entity, and including any interest, penalties and additions attributable thereto

                      "Title Breach"              A breach of any of those
                                                  Warranties contained in either
                                                  of paragraphs 4.1 or 9.3.1 of
                                                  Part A of Schedule 3 or
                                                  paragraph 2.2 of Part D of
                                                  Schedule 3

                      "the Transaction
                       Documents"                 Those documents listed in
                                                  Schedule 5

                      "the Transferring
                       Employees"                 The English Transferring
                                                  Employees, the German
                                                  Transferring Employees, the
                                                  French Transferring Employees
                                                  and the US Transferring
                                                  Employees

                      "UK GAAP"                   Generally accepted United
                                                  Kingdom accounting principles
                                                  as of the date hereof

                      "the US Assets"             The US Assets the subject of
                                                  the US Sale Agreement (and as
                                                  defined therein)

                      "the US Business"           The US Business (as defined in
                                                  the US Sale Agreement)

                      "the US Intellectual
                       Property"                  The US Intellectual Property
                                                  the subject of the US Sale
                                                  Agreement (and as defined
                                                  therein)

                      "the US Plant Machinery
                       and Equipment"             The US Plant, Machinery and
                                                  Equipment the subject of the
                                                  US Sale Agreement (and as
                                                  defined therein)

                      "the US Purchaser"          Meritor Heavy Vehicle Braking
                                                  Systems (U.S.A.), Inc., c/o
                                                  Meritor Automotive, Inc., 2135
                                                  West Maple Road, Troy, MI, USA
                                                  48084-7186

                      "the US Real Property"      The US Real Property the
                                                  subject of the US Sale
                                                  Agreement (and as defined
                                                  therein)

                      "the US Sale Agreement"     An agreement of even date
                                                  herewith made between (1) the
                                                  US Vendor and (2) the US
                                                  Purchaser relating to the sale
                                                  and purchase of the US
                                                  Business

                      "the US Transferring
                       Employees"                 The US Transferring Employees
                                                  the subject of the US Sale
                                                  Agreement (and as defined
                                                  therein)

                      "the US Vendor"             Kelsey-Hayes Company, a
                                                  Delaware USA corporation with
                                                  its principal place of
                                                  business at 12025 Tech

                                                  Center Drive, Livonia, MI, USA

                      "the US Warranties"         The warranties of the US
                                                  Vendor relating only to the US
                                                  Business contained in clause
                                                  6.1 and Part D of Schedule 3

                      "Varga" Freios Varga SA, a Brazilian company whose principal place of business is at KM 147, Via
                                                  Anhangueri, KM 147, Sao Paulo,
                                                  Brazil

                      "Varga Licence"             The licence in the form set
                                                  out in Schedule 11

                      "VAT"                       Value Added Tax

                      "Vendor Capacity
                       Warranties"                Those warranties on the part
                                                  of the Vendors and/or
                                                  LucasVarity contained in
                                                  paragraph 1 of Part A of
                                                  Schedule 3

                      "the Vendor Guarantee"      The guarantee in the form set
                                                  out in clause 21

                      "the Vendor Guarantor"      LucasVarity

                      "the Warranties"            The General Warranties, the
                                                  English Warranties, the German
                                                  Warranties, the US Warranties,
                                                  the LucasVarity Warranties and
                                                  the China Warranties taken
                                                  together, which shall be made
                                                  both at the date of this
                                                  Agreement and on Closing

                      "Warranty Claimant"         Any member of the Purchaser
                                                  Group or the Vendor Group who
                                                  or which are or is entitled to
                                                  make a claim under the
                                                  Warranties or the Purchaser
                                                  Warranties, as the case may be

                      "Wheel End Products"        Drum foundation brakes, disc
                                                  foundation brakes, brake
                                                  drums, rotors, discs, hubs,
                                                  cast spoke wheels together
                                                  with actuators, ABS tone
                                                  rings, sensors and bearings
                                                  but specifically excluding
                                                  Anti-Lock Brake Systems

                      "Wilful Breach"             The deliberate or intentional
                                                  failure on the part of any
                                                  Vendor or the Vendor Guarantor
                                                  or any Purchaser or the
                                                  Purchaser Guarantor, as the
                                                  case may be, to comply with
                                                  any of the obligations imposed
                                                  on that Vendor or the Vendor
                                                  Guarantor or that Purchaser or
                                                  the Purchaser Guarantor, as
                                                  the case may be, by this
                                                  Agreement or any Transaction
                                                  Document required to be
                                                  performed prior to Closing
                                                  where that Vendor or the
                                                  Vendor Guarantor or that
                                                  Purchaser or the Purchaser
                                                  Guarantor, as the case may be,
                                                  knew that the act or omission
                                                  giving rise to such breach
                                                  constituted a breach and
                                                  nonetheless acted or omitted
                                                  to act accordingly

                      "Wilful Non Disclosure"     The deliberate or intentional
                                                  failure on the part of any
                                                  Vendor or Purchaser to
                                                  disclose any fact matter or
                                                  circumstance which that Vendor
                                                  or that Purchaser, as the case
                                                  may be, knew constituted a
                                                  material breach of the
                                                  Warranties or the Purchaser
                                                  Warranties, as the case may be

         1.2 References in this Agreement to laws, statutes or any statutory provision shall include any statutory modification, re-enactment or extension thereof and any orders, regulations, instruments or other subordinate legislation made thereunder in each case in force at the date of this Agreement.

         1.3       In this Agreement:-

                    1.3.1 the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa;

                    1.3.2 the expression "the Vendors" shall be construed as any one of the Vendors or all of them as the context shall permit;

                    1.3.3 the expression "the Purchasers" shall be construed as any one of the Purchasers or all of them as the context shall permit; and

                    1.3.4 the headings contained in this document are inserted for convenience only and shall not affect its construction.

         1.4 Whenever a document is referred to as being "in the Agreed Terms" it shall be in the form agreed and initialled by or on behalf of the Vendors and the Purchasers.

         1.5 Except where the contrary is stated, any reference herein to a clause or Schedule or party is to a clause of or Schedule or party to this Agreement and any reference within a clause or Schedule to a sub-clause, paragraph or other sub-division is a reference to such sub-clause, paragraph or other sub-division so numbered or lettered in that clause or Schedule. The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

         1.6 Except where the context shall provide to the contrary words and expressions defined in the Sale Agreements shall have the same meaning in this Agreement.

         1.7 It is understood and agreed that the existence and levels of any financial thresholds or ceilings in respect of satisfaction of conditions precedent or for purposes of determining entitlement to recovery for breach in this Agreement shall not be considered relevant in determining the meaning of the phrase "Material Adverse Effect" or any other materiality standard as used in this Agreement.

         1.8 When used in this Agreement (except in the definitions of Wilful Breach or Wilful Non Disclosure or except where expressly provided to the contrary), the Vendors' awareness or knowledge means the actual awareness or belief or knowledge of the persons whose names are listed in the left hand column below and whose position is stated opposite his name in the right hand column below (or the knowledge that each such person would reasonably be expected to have noting their position with the LucasVarity Group).

           Name of Person        Position Held
           --------------        -------------
           Iain Duffin           Senior Vice President - Corporate Development
           Chris Long-Leather    Programme Director - Business Development
           David Brown           Project Director - Corporate Development
           Andy Lord             Project Manager - Corporate Development
           Mike McKiernan        Director, Health Safety and Environmental
           Leighton Quinn        Managing Director, HVBS
           Gary Stewart          Vice President, Finance - HVBS
           Richard Wolfe         Assistant Financial Controller
           Nick Exton            Vice President, Business Development - HVBS
           Jerry Hoffman         Vice President, Manufacturing Operations - HVBS
           Ron Butschle          Vice President, Human Resources - HVBS
           Larry Dowers          Vice President, Sales and Marketing - HVBS
           Richard Thompson      Vice President, Engineering - HVBS

2.       CONDITIONS PRECEDENT, SALE AND PURCHASE
         OF HVBS AND EXCHANGE OF DOCUMENTS

         2.1 The sale and purchase contemplated by this Agreement and each of the Sale Agreements and the China Sale Agreement and the respective obligations of Purchasers and Vendors to effect the Closing are conditional on:-

                    2.1.1 either (i) the parties having obtained the authorisation or approval of the US antitrust authorities on terms reasonably acceptable to the parties, or (ii) the applicable waiting period under Hart-Scott-Rodino having expired or having been earlier terminated;

                    2.1.2        either:

                                     (a)   the Office of Fair Trading indicating
                                           in terms satisfactory to the
                                           Purchasers that it is not the
                                           intention of the Secretary of State
                                           for Trade and Industry to refer the
                                           proposed acquisition of the English
                                           Activity, or any matters arising
                                           therefrom or from this Agreement or
                                           any other Transaction Document, to
                                           the Monopolies and Mergers
                                           Commission; or

                                     (b)   where a merger notice has been
                                           submitted pursuant to the Merger
                                           (Prenotification) Regulations 1990,
                                           the period for consideration of the
                                           notice and any extension thereof
                                           expiring without the Director General
                                           rejecting the said merger notice or
                                           issuing a notice pursuant to Section
                                           75(B)(5) of the Fair Trading Act of
                                           1973 and without any reference being
                                           made to the Monopolies and Mergers
                                           Commission in respect of the relevant
                                           matter;

                    2.1.3        either:

                                     (a)   the German Federal Cartel Office
                                           ("FCO") advising in writing that the
                                           prerequisites of an enjoining order
                                           pursuant to Section 24 Subsection 1
                                           of the Act against Restraint of Trade
                                           are not fulfilled; or

                                     (b)   the time periods for an enjoining
                                           order by the FCO pursuant to Section
                                           24a Subsection 2 of the Act against
                                           Restraint of Trade having expired
                                           without requisite action having been
                                           taken by the FCO so that the
                                           transactions contemplated by this
                                           Agreement and the Sale Agreements are
                                           conclusively deemed approved;

                    2.1.4 the French Ministere de l'Economie having confirmed that it will not refer the transactions contemplated in this Agreement and the other Transaction Documents to the French Conseil de la Concurrence pursuant to Article 38 et seq. of the Regulation of 1 December 1986, or the requisite period having elapsed from the date on which the transactions contemplated in this Agreement and the other Transaction Documents is notified to the French Ministere de l'Economie without any such referral having been made; and

                    2.1.5 no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (but not including the corporate incapacity of any party to this Agreement or any Sale Agreement) preventing or otherwise restraining the consummation of all or any part of the transactions contemplated by this Agreement (other than the sale of the China Share) and the Sale Agreements being in effect and there shall not be pending any Action that is reasonably likely to result in any of the foregoing.

         2.2 The obligations of the Purchasers to effect the Closing are also conditional on:

                    2.2.1 the Warranties being true and correct (but subject always to the qualifications, limitations or other restrictions or conditions to which the same are subject as contained in this Agreement and each Transaction Document, save for any qualification thereto in respect of disclosures made to or information which becomes known by the Purchasers after the date hereof, in each case in relation to the Warranties when repeated or deemed to be repeated on the Closing Date) at the date of this Agreement and at the time of Closing as if such Warranties were repeated at that time except that a breach or breaches of any of the Warranties at the date of this Agreement or the existence of facts or circumstances which would constitute a breach or breaches of the Warranties had the same been repeated at Closing (a "deemed breach or deemed breaches") shall only constitute a failure to satisfy this Closing Condition where the consequence of such breach or breaches or deemed breach or deemed breaches is that the value of HVBS and the China Share taken as a whole was or would reasonably be expected to be reduced by an amount equal to or exceeding US$40 million;

                    2.2.2 the Vendors having complied in all respects with the obligations (other than pursuant to clause 5.6) imposed on them pursuant to this Agreement, any of the Sale Agreements or the China Sale Agreement to be performed by them on or prior to the Closing except that (i) a breach or breaches of any such obligations shall only constitute a failure to satisfy this Closing Condition (a) in the event of a Wilful Breach or (b) in the event of a breach or breaches which is/are not a Wilful Breach where the consequence of such breach or breaches is that the value of HVBS and the China Share taken as a whole was or would reasonably be expected to be reduced by an amount equal to or exceeding US$10 million; and (ii) a breach or breaches of any of the Warranties (whether at the date of this Agreement or at Closing) shall not be regarded as a failure by the Vendors to comply with any such obligations;

                    2.2.3 there not having occurred since the date of this Agreement any events changes or developments which have had or would reasonably be expected to have a Material Adverse Effect which Material Adverse Effect has resulted or would reasonably be expected to result in the value of HVBS taken as a whole being reduced by an amount equal to or exceeding US$40 million.

         2.3 The obligations of the Vendors to effect Closing are also conditional on:

                    2.3.1 the Purchaser Warranties being true and correct (but subject always to the qualifications, limitations or other restrictions or conditions to which the same are subject as contained in this Agreement and each Transaction Document, save for any qualification thereto in respect of disclosures made to or information which becomes known by the Vendors after the date hereof, in each case in relation to the Purchaser Warranties when repeated or deemed to be repeated on the Closing Date) at the date of this Agreement and at the time of Closing as if such Purchaser Warranties were repeated at that time except that a breach or breaches of any of the Purchaser Warranties at the date of this Agreement or the existence of facts or circumstances which would constitute a breach or breaches of the Purchaser Warranties had the same been repeated at Closing (a "deemed breach or deemed breaches") shall only constitute a failure to satisfy this Closing Condition where the consequence of such breach or breaches or deemed breach or deemed breaches is that if Closing were to take place and the Vendors were to pursue a claim against the Purchasers in respect of such breach or breaches or deemed breach or deemed breaches the Purchasers would be liable in damages to the Vendors in a sum equal to or exceeding US$40 million;

                    2.3.2 the Purchasers or, as the case may be, the Purchaser Guarantor having complied with its obligation under clause 4.4; and

                    2.3.3 the Purchasers having complied in all respects with each of the other obligations imposed on them pursuant to this Agreement and any of the Transaction Documents to be performed by them on or prior to Closing except that (i) a breach or breaches of any such obligations shall only constitute a failure to satisfy this Closing Condition (a) in the event of a Wilful Breach or (b) in the event of a breach or breaches which is/are not a Wilful Breach where the consequence of such breach or breaches is that if the Vendors were successfully to make a claim against the Purchasers in respect of such breach the Purchasers would be liable to the Vendors in respect of such breach in a sum exceeding US$10 million; and (ii) a breach or breaches of any of the Purchaser Warranties (whether at the date of this Agreement or at Closing) shall not be regarded as a failure by the Purchasers to comply with any such obligations.

         2.4 Each party hereto agrees to make an appropriate filing of a notification and report form pursuant to Hart-Scott-Rodino with respect to those transactions contemplated by this Agreement and the Transaction Documents within ten Business Days after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to Hart-Scott-Rodino. In addition, each party agrees to make those other filings contemplated by clauses 2.1.2, 2.1.3 and 2.1.4 in a timely manner in accordance with applicable laws or regulations. The Vendor Guarantor (on behalf of the Vendors) and the Purchaser Guarantor (on behalf of the Purchasers) agree to co-operate and to use their respective reasonable efforts to obtain those government consents required for Closing as contemplated by clauses 2.1.1 to 2.1.4 inclusive. Anything contained in this Agreement to the contrary notwithstanding none of the parties to this Agreement or any of the Transaction Documents or any Affiliate thereof shall be required to commence litigation, divest or hold separate any business or assets or restrict any of its rights or ability to engage in any business in connection with the consummation of the transactions contemplated by this Agreement or the Transaction Documents. Each party shall bear its respective filing fees associated with Hart-Scott-Rodino filings and those other filings contemplated by clauses 2.1.2, 2.1.3 and 2.1.4.

         2.5 If the Closing Conditions shall not have been fulfilled or in the case of the Closing Condition contained in clause
                    2.1.5 waived by the Vendors and the Purchasers or in the case of the Closing Conditions contained in clauses 2.2.1,
                    2.2.2 and 2.2.3 waived by the Purchasers or in the case of the Closing Conditions contained in clauses 2.3.1 to 2.3.3 inclusive waived by the Vendors on or before the date which is 6 months after the date of this Agreement or such later date as the Vendor Guarantor (on behalf of the Vendors) and the Purchaser Guarantor (on behalf of the Purchasers) shall agree then either the Vendor Guarantor (in the case of a failure to satisfy the Closing Conditions set forth in clauses 2.1 and/or 2.3) or the Purchaser Guarantor (in the case of failure to satisfy the Closing Conditions set forth in clauses 2.1 and 2.2) may rescind this Agreement, each of the Sale Agreements, the China Sale Agreement and the Hoses Subcontract Agreement, whereupon the same shall (except for the provisions of clauses 9.4, 13 and 17) lapse and be of no further force or effect and no party shall have any claim against any other party in respect thereof save in respect of any antecedent breach of this Agreement or any Sale Agreement or the China Sale Agreement (other than a breach of the Warranties or the Purchaser Warranties, save in respect of a breach of the Vendor Capacity Warranties or the Purchaser Capacity Warranties for a breach resulting from fraud or Wilful Non Disclosure).

         2.6 The provisions of this Agreement and of each of the Sale Agreements shall apply relating to the sale of HVBS and the provisions of this Agreement and the China Sale Agreement shall apply relating to the sale of the China Share.

         2.7 On the date of this Agreement the Vendors, the Purchasers, the Purchaser Guarantor and the Vendor Guarantor shall procure that each of the Sale Agreements, the China Sale Agreement and the Hoses Subcontract Agreement is entered into and exchanged by the parties thereto.

3.       THE CONSIDERATION

         3.1 The purchase price for HVBS shall be the Consideration allocated in accordance with the provisions of Schedule 2
                    Part 2. The purchase price for the China Share shall be that set out in Schedule 2 Part 3 notwithstanding anything to the contrary contained in the China Sale Agreement. Subject always to the allocation of the Consideration which appears in Schedule 2 Part 2, the Purchaser Guarantor shall not later than 180 days after the Closing Date, prepare and deliver to the Vendor Guarantor an allocation schedule allocating the Consideration and the assumed liabilities among the Assets in accordance with Treas. Reg. 1.1060-IT (or any comparable provision of state, local or non-U.S. tax law) or any successor provision. Within 30 days after the receipt of such allocation schedule, the Vendor Guarantor shall propose any changes to such allocation schedule or shall indicate its concurrence therewith, which concurrence shall not be unreasonably withheld. Except to the extent otherwise required by applicable laws, each of the parties to this Agreement agrees to report this transaction for tax purposes in accordance with the provisions of Schedule 2
                    Part 2 and such allocation schedule.

                    The Consideration payable hereunder excludes any VAT which any Purchaser is required to pay pursuant to this Agreement or any of the Sale Agreements.

         3.2 On Closing the Purchasers shall pay to the Vendors in cash the Provisional Consideration. The Purchasers agree and acknowledge that such Provisional Consideration (including the China Consideration) shall be so paid notwithstanding that the China Sale Agreement will not be completed contemporaneously with the Sale Agreements.

         3.3 The following provisions shall apply regarding the calculation of the Net Current Assets Value, namely:-

                    3.3.1 each of the Vendors shall in relation to their respective part of HVBS and in conjunction with the local management of that part of HVBS procure that if not done immediately before then on the day of, or no later than during the 3 days immediately following, Closing there is carried out a stock-take of the Inventory;

                    3.3.2 the Purchasers will after Closing allow each of the Vendors and KPMG International ("KPMG") reasonable access to the Property and any leasehold or non-owned property or other property occupied for the purposes of HVBS's business, all relevant employees and all relevant records, information and other documentation to enable the Vendors and KPMG to undertake whatever investigations, reviews and work they reasonably require to undertake to prepare and report on the draft Closing Statements and draft Aggregation Statement defined and referred to in clause 3.4. In particular but without limitation to the foregoing the Purchasers will grant and procure that there is granted to the Vendors and KPMG and each of them reasonable access to and the reasonable services of each of Gary Stewart (Vice President of Finance), Tom Anacker (Controller, North America) Alan Williams (Controller, Europe) Ken Maddox (Consultant and former finance director of Lucas Heavy Duty Braking Systems) Bill Jung (Financial Accounting Manager (North America) and Andrew Watkins (Financial Accounting Manager, Europe) or their successors, if any, for all purposes of this clause 3, including without limitation, the ascertainment of the Net Current Assets Value in accordance with this Agreement;

                    3.3.3 the Net Current Assets Value shall be determined on a basis which is Consistent to the intent and effect that for the purposes of the preparation of the draft Closing Statements (as defined in clause 3.4) the values of the items comprised therein shall each be determined on a basis which is Consistent; and

                    3.3.4 without prejudice to clause 3.3.3, the draft Closing Statements, the draft Aggregation Statement and the Final Closing Statement (as each such expression is defined and referred to in clauses 3.4 and 3.7) (i) shall contain only provisions in respect of Receivables, Inventory, Payables, Accruals and the Provisions, in each case as of the opening of business on the Closing Date and (ii) shall not contain any amount in respect of any asset or liability of HVBS unless that asset or liability is to be acquired or assumed by the Purchasers under this Agreement or any of the Sale Agreements.

                                 Notwithstanding anything to the contrary contained in this Agreement no provision shall be contained in any such Statement in respect of any Excluded Assets or any Retained Liabilities;

         3.4 Within 45 days following Closing, the Net Current Assets Value shall be ascertained by the Vendors and the Vendors shall serve written statements relating respectively to the English Activity and German Activity (taken together) and separately therefrom the US Business ("the draft Closing Statements") on the Purchaser Guarantor within such period showing in respect of each of the English Activity and the German Activity (taken together) and, separately therefrom, the US Business the sums attributable to the Payables, the Accruals, the Provisions, the Receivables and the Inventory in the case of the draft Closing Statement relating to the English Activity and the German Activity (taken together) insofar as they relate to the English and/or the German Activity and in the case of the draft Closing Statement relating to the US Business insofar as they relate to the US Business. The Vendors shall also serve on the Purchaser Guarantor within such period a further statement ("the draft Aggregation Statement") containing an aggregation of each draft Closing Statement (and accordingly the proposed Net Current Assets Value), showing also the proposed Consideration (excluding VAT or other like tax as contemplated by any of the Sale Agreements) and the sum due to or from the Purchasers having regard to the amount of the Provisional Consideration paid by the Purchasers on Closing. All sums in the draft Closing Statements and the draft Aggregation Statement shall be expressed in US$ calculated at the Exchange Rates. The draft Closing Statements shall adopt the format set out in the pro forma statement which is set out in Part 1 of Schedule 2 and the draft Aggregation Statement shall adopt the format set out in the pro forma statement which is also set out in Part 1 of Schedule 2. The Vendors will retain KPMG to report on the draft Closing Statements and the draft Aggregation Statement and to render their report thereon to the effect that in the opinion of KPMG the draft Closing Statements and the draft Aggregation Statement have been prepared on a basis which is Consistent and otherwise in accordance with clauses 3.3.4 and 3.10 of this Agreement. A copy of such report (which shall be addressed to the Vendors and not to the Purchasers) will be delivered to the Purchasers with the draft Closing Statements and the draft Aggregation Statement. For the avoidance of any doubt the Purchasers expressly agree and acknowledge that in preparing such report KPMG have been engaged solely by the Vendors and their report will be issued to the Vendors. Unless the Purchaser Guarantor shall notify the Vendors within 45 days after its receipt of whichever is the latest to be served of the draft Closing Statements and the draft Aggregation Statement that it does not accept and agree with their respective contents then the Purchaser Guarantor and the Purchasers shall be deemed to have accepted and agreed the contents of each of the draft Closing Statements and the draft Aggregation Statement for the purposes of this Agreement. The Purchaser Guarantor shall not be entitled to dispute or otherwise disagree with the treatment of any matter or issue in any of the draft Closing Statements and/or the draft Aggregation Statement unless the amount in dispute on an item by item basis (individually) or, in the event of a series of items arising out of and relating to the same subject matter, in the aggregate, exceeds US$75,000. Notwithstanding the obligation to prepare draft Closing Statements on a basis which is Consistent, in ascertaining the Net Current Assets Value no account shall be taken of events which occur or information which emerges after the expiry of 45 days from the Closing.

         3.5 If within the period of 45 days after its receipt of whichever is the latest to be served of the draft Closing Statements and the draft Aggregation Statement the Purchaser Guarantor shall notify the Vendors in writing that it does not accept and agree with the contents of the draft Closing Statements and the draft Aggregation Statement specifying in the case of each draft Closing Statement each individual objection with respect thereto, showing in each case the amount in dispute, the reason why the same is in dispute and identifying why the treatment of the issue giving rise to the dispute in question is not Consistent or is not otherwise in accordance with clauses 3.3.4 and 3.10 of this Agreement, then the Purchaser Guarantor and the Vendors shall endeavour to reach agreement upon adjustments to the draft Closing Statements and the draft Aggregation Statement to meet the Purchaser Guarantor's objections. For the avoidance of any doubt:-

                    3.5.1 any matters not objected to in any notice served pursuant to clause 3.4 or 3.5;

                    3.5.2 any matters not notified in accordance with the foregoing provisions of this clause 3.5; and

                    3.5.3 any matters which pursuant to the provisions of clause 3.4 the Purchasers are not entitled to dispute may not be disputed by the Purchaser Guarantor. During the aforesaid 45-day period and subject to the Purchasers and the Purchaser Guarantor providing KPMG with their standard indemnities, the Vendors will, and will cause KPMG to, furnish to the Purchasers, the Purchaser Guarantor and their authorized agents or representatives, including their accountants, access to the work papers of KPMG produced in arriving at their report for the purpose of preparing any notification of disagreement under this clause 3.

         3.6 If the Vendors and the Purchaser Guarantor are unable to reach agreement as aforesaid within 30 days of the Purchaser Guarantor giving to the Vendors the written notification contemplated by clause 3.5 or within such later time as the Vendors and the Purchaser Guarantor may agree then any unresolved disputes shall be forthwith submitted to the Independent Accountant for resolution in accordance with the terms of this Agreement (to the intent and effect that the Independent Accountant shall be asked to resolve the outstanding disputes so that the treatment of the issue in question is Consistent and otherwise in accordance with clauses 3.3.4 and 3.10 of this Agreement). The parties shall co-operate and use all reasonable endeavours to procure that the Independent Accountant shall as expeditiously as practicable either confirm in writing to each of the Vendors and the Purchaser Guarantor their agreement with the draft Closing Statements or draft Aggregation Statement or (having regard to the provisions of this Agreement with respect to the preparation thereof as if it were the relevant draft Closing Statement or draft Aggregation Statement) produce and submit in writing to each of the Vendors and Purchaser Guarantor revised Closing Statement(s) or, as the case may be, Aggregation Statement. The Independent Accountant shall resolve any disputes solely on presentation by the Vendors and the Purchasers and not by independent review. In resolving any dispute the Independent Accountant may not assign a value to an item greater than the greatest value claimed by any party or less than the smallest value for such item claimed by any party. The Independent Accountant shall, where the dispute relates to the English Activity and/or the German Activity, act as expert and not arbitrator and their decision shall be final and binding on the parties. The Independent Accountant shall where the dispute relates to the US Business act as arbitrator and their decision shall be final and binding on the parties. The parties intend that resort to the Independent Accountant shall be the sole recourse and remedy of the parties against each other with respect to any dispute arising out of determination of the Net Current Assets Value or the preparation of the draft Closing Statements or draft Aggregation Statement and the Independent Accountant's determination shall be enforceable in a court of law. Their respective fees shall be borne by the parties so that the Purchaser Guarantor and Purchasers share of such costs shall be in the same proportion that the aggregate value of the disputed items submitted to the Independent Accountant that are unsuccessfully disputed by them (as determined by the Independent Accountant) bears to the aggregate value of the disputed items submitted to the Independent Accountant by them. For the purpose of the work of the Independent Accountant, they shall be allowed reasonable access by the Vendors, the Purchasers and the Purchaser Guarantor to all relevant accounting and other relevant records of HVBS, the Property, all other properties occupied for the purposes of HVBS and all relevant employees. The Purchasers and the Purchaser Guarantor agree and acknowledge that notwithstanding any provisions of the German Civil Code to the contrary (including in particular but without any limitation section 315 thereof), any decision made by an expert under this clause shall be final and binding and neither the Purchaser Guarantor nor the Purchasers will make any application to the Court as contemplated by section 315 as aforesaid, in respect thereof.

         3.7 For the purposes of this Agreement the expression "the Final Closing Statement" shall mean:-

                    3.7.1 the draft Closing Statements and draft Aggregation Statement which the Purchaser Guarantor is deemed to have accepted and agreed pursuant to clause 3.4 or with which the Purchaser Guarantor indicates its acceptance and agreement within the 45 day period referred to in clause 3.4 whereupon (in either event) the contents of the same shall become and be final and binding on the Vendors, the Vendor Guarantor, the Purchasers and the Purchaser Guarantor for the purposes of this Agreement; or

                    3.7.2 the draft Closing Statements and draft Aggregation Statement bearing any adjustment made pursuant to clause 3.5, if clause 3.5 applies and agreement is reached between the Vendors and the Purchaser Guarantor as contemplated therein whereupon the contents of the same shall become and be final and binding on the Vendors, the Vendor Guarantor, the Purchasers and the Purchaser Guarantor for the purposes of this Agreement; or

                    3.7.3 the draft Closing Statements and draft Aggregation Statement as agreed by the Independent Accountant or, as the case may be, any revised Closing Statement or Aggregation Statement produced by the Independent Accountant whereupon (in either event) the contents thereof shall become and be final and binding upon the Vendors, the Vendor Guarantor, the Purchasers and the Purchaser Guarantor for the purposes of this Agreement.

         3.8 For the purposes of determining the Net Current Assets Value and all other matters contemplated as being determined in this Agreement by reference to the Final Closing Statement, the Final Closing Statement and the contents thereof shall (save in the case of manifest error) be final and binding on the Vendors, the Vendor Guarantor, the Purchasers and the Purchaser Guarantor. For the purposes of dealing with all matters which arise in respect of or which otherwise relate to all or any of the draft Closing Statements, the draft Aggregation Statement and/or the Final Closing Statement the Purchasers and each of them hereby irrevocably instruct and authorise the Purchaser Guarantor to deal with the same on their behalf and agree that:-

                    3.8.1 any agreement reached with the Vendors or any of them by the Purchaser Guarantor shall bind each Purchaser;

                    3.8.2 the Vendors shall conduct all discussions relating to the preparation of all or any of the draft Closing Statements, the draft Aggregation Statement and/or Final Closing Statement with the Purchaser Guarantor; and

                    3.8.3 where any provision of this clause 3 affects or binds the Purchaser Guarantor then each of the Purchasers shall be affected or bound to the same extent as if any reference to the Purchaser Guarantor included a reference to each of the Purchasers.

         3.9 The provisions of clause 3.8 shall apply mutatis mutandis to the Vendors and the Vendor Guarantor.

         3.10 Any costs incurred by the Purchaser Guarantor, the Purchasers or the Vendors in acting in the manner contemplated by this clause 3 including, without limitation, any professional costs and expenses, shall be borne by the party which incurs them save as contemplated by clause 3.6 if that clause applies. It is agreed and declared that in any event no provision for such or any costs shall be contained in the Final Closing Statement.

         3.11 If the aggregate of (a) the Fixed Price Element, (b) the China Consideration and (c) the Net Current Assets Value as shown by the Final Closing Statement:

                    3.11.1 is less than the Provisional Consideration paid by the Purchasers on Closing the Vendors shall pay to the Purchaser Guarantor on behalf of the Purchasers the deficiency in cash within 5 days of such agreement or ascertainment together with interest under clause 3.12; or

                    3.11.2 is more than the Provisional Consideration paid by the Purchasers, the Purchaser Guarantor (on behalf of the Purchasers) shall pay to the Vendors or in accordance with the Vendors instructions the excess in cash within 5 days of such agreement or ascertainment together with interest under clause 3.12 save that in no event shall any Purchaser or the Purchaser Guarantor be obliged to make any payment to the Vendors pursuant to the provisions of this clause which exceeds (excluding interest) US$20 million.

         3.12 The Vendors shall pay to the Purchasers or the Purchasers shall pay to the Vendors (as the case may be) interest on any sum due under clause 3.11 at the rate per annum which is equal to the Prime Rate, such interest to accrue from day to day from the Closing Date until the due date for payment in accordance with the foregoing provisions of this clause 3.

         3.13

                    3.13.1 All sums due from the Purchasers and/or the Purchaser Guarantor to the Vendors under this Agreement shall be paid in US dollars to such account as the Vendor Guarantor may hereafter nominate in writing to the Purchaser Guarantor.

                    3.13.2 All sums due from the Vendors to the Purchasers and/or the Purchaser Guarantor on behalf of the Purchasers under this Agreement shall be paid in US dollars to such account as the Purchaser Guarantor may hereafter nominate in writing to the Vendor Guarantor.

         3.14     For the purposes of this clause 3:

                    3.14.1 where there is a reference to the Vendors, the Vendors hereby irrevocably authorise and appoint the Vendor Guarantor to act on their behalf for the purposes hereof and the Purchasers and the Purchaser Guarantor may, for the purposes of this clause 3 assume that any act of or on behalf of the Vendor Guarantor is an act of and duly authorised by the Vendors; and

                    3.14.2 where there is a reference to the Purchasers, the Purchasers hereby irrevocably authorise and appoint the Purchaser Guarantor to act on their behalf and the Vendors may for the purposes of this clause 3 assume that any act of or on behalf of the Purchaser Guarantor is an act of and duly authorised by the Purchasers.

4.       CLOSING

         4.1      Subject as hereinafter provided closing:-

                    4.1.1 of the English Sale Agreement, the US Sale Agreement and the German Sale Agreement shall occur in accordance with the provisions of clause 4.2; and

                    4.1.2 of the China Sale Agreement shall occur after Closing shall have taken place and at the time contemplated by the China Sale Agreement.

         4.2 Subject to the terms and conditions of this Agreement Closing shall be held at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112 within 5 Business Days after the satisfaction of the Closing Conditions contained in clauses 2.1.1 to 2.1.4 (inclusive) but subject to the satisfaction (or waiver by the applicable party as contemplated by clause 2.5) of the Closing Conditions contained in clauses 2.1.5, 2.2 and 2.3 or at such other later time as the Vendor Guarantor (on behalf of the Vendors) and the Purchaser Guarantor (on behalf of the

                    Purchasers) shall agree. All the transactions at the Closing shall be deemed to occur simultaneously.

         4.3 Subject to clauses 4.1 and 4.2 and as hereinafter provided Closing shall not occur unless the English Sale Agreement, the US Sale Agreement and the German Sale Agreement are closed at the same time. For the avoidance of any doubt if the China Sale Agreement shall have become incapable of closing at the time when Closing is due to occur pursuant to Clause 4.2 then the Closing shall nonetheless occur and the China Sale Agreement shall lapse in accordance with the terms of this Agreement and its terms provided however that in that event and only in that event the Purchaser shall not be obliged to pay the China Consideration on Closing.

         4.4 On Closing, in consideration of and simultaneously with compliance by the Vendors with their obligations to be performed on Closing contained in this Agreement and each of the Sale Agreements subject only to payment by the Purchasers of the Provisional Consideration, the Purchasers or the Purchaser Guarantor on behalf of the Purchasers shall pay the Provisional Consideration (including the China Consideration) in accordance with the provisions of clause 3.13.

         4.5 Subject to satisfaction (or waiver by the applicable party as contemplated by clause 2.5) of the Closing Conditions and the provisions of clause 4.4, the Closing will take place whether or not the Vendors or the Purchasers are in breach of any of the Warranties or the Purchaser Warranties, as the case may be, as given at the date of this Agreement or are able to repeat those Warranties or the Purchaser Warranties, as the case may be, which they are required by this Agreement to repeat on Closing (subject always in each case to the qualifications, limitations and conditions to which they are subject to the extent that any of them apply at Closing) and whether or not the Vendors or the Purchasers are in breach of any of their respective obligations under this Agreement or any of the Transaction Documents; provided that completion of Closing shall not affect any party's rights or liabilities in respect of any such breaches under this Agreement or the Transaction Documents.

         4.6 Save as contemplated by clause 2.5 or clause 4.7 and except in the case of fraud or Wilful Non Disclosure, the Purchasers agree and acknowledge that the Purchasers shall not have any right to rescind or otherwise terminate this Agreement or any of the Transaction Documents in any circumstances whatsoever and their sole and exclusive remedy for breach of any of its terms or the terms of any of the Transaction Documents shall lie in damages.

         4.7 If any party fails or refuses to close the transactions contemplated by this Agreement and the Sale Agreements in accordance with the provisions hereof or thereof upon satisfaction of the Closing Conditions or any party does not discharge its obligations as required by this Agreement or any of the Sale Agreements or the China Sale Agreement and as a result the Closing Conditions are not satisfied or not satisfied within the time contemplated by clause 2.5 the non breaching party shall have all rights and remedies provided under applicable law and equitable principles and under the terms of this Agreement and the Sale Agreements, including without limitation, rescission, termination, specific performance, benefit of the bargain damages and other damages (excluding consequential damages, loss of profit, loss of business and any other similar damage or loss), save that , neither the Purchasers nor the Vendors, as the case may be, shall have any claims against the other party in respect of breaches of Warranties or Purchaser Warranties (other than the Vendor Capacity Warranties or the Purchaser Capacity Warranties as the case may be or for breaches resulting from fraud or Wilful Non Disclosure). These remedies (which are all subject to the qualifications, limitations or other restrictions or conditions as contained in this Agreement and/or each Sale Agreement) are cumulative and not exclusive of each other and the non breaching party may seek any and all of these remedies but subject as aforesaid simultaneously.

         4.8 For a period of 6 months from Closing the Vendors and the Purchasers will co-operate, work together and use their respective reasonable efforts to obtain approval from the Approval Authority (as defined in the China Sale Agreement). If at the end of that 6 month period closing of the China Sale Agreement shall not have occurred then the Vendors shall refund to the Purchasers the China Consideration together with interest thereon at the Prime Rate from the date of Closing to the date of refund, whereupon the China Sale Agreement shall lapse and be of no further force or effect, save in respect of any claim any party may have in respect of any antecedent breach thereof.

5.       FURTHER OBLIGATIONS

         5.1 Between the date of this Agreement and the Closing Date the Vendors will conduct HVBS's business in its ordinary and normal course. Without prejudice to the generality of that statement the Vendors agree that in respect of HVBS the following matters shall be deemed to be outside the ordinary and normal course of business if they occur or are permitted to occur without first obtaining the consent of the Purchaser Guarantor (such consent not to be unreasonably withheld or delayed):-

                    5.1.1 any change in accounting principles or policies in respect of any part of HVBS;

                    5.1.2 the granting of any license with respect to any Intellectual Property (excluding granting the Brakes India Licence);

                    5.1.3 the changing in any material respect of the rates of compensation or other terms of employment of employees except where such change is in the ordinary and normal course of business and consistent with the past practices of HVBS;

                    5.1.4 the entering into of any employment agreement with any person where the salary payable thereunder exceeds $100,000 per annum or which cannot be terminated by less than twelve months notice;

                    5.1.5 the changing in any material respect or putting in place of any employee benefit plans ;

                    5.1.6 the entering into, amendment or termination or waiver of any right by the Vendors of any material contract except in the ordinary and normal course of business and consistent with the past practices of HVBS;

                    5.1.7 the entering into, amendment or termination of, or waiver of any right under, any contract with any Affiliates (it being understood that no consent of the Purchaser Guarantor will be required in respect of the supply of goods or services between the date of this Agreement and Closing on the basis contemplated by the intra group arrangements disclosed in the Disclosure Letter);

                    5.1.8 the changing in any material respect of the credit, collection or payment policies of HVBS;

                    5.1.9 the acquisition or sale of any business by merger, consolidation or purchase of assets;

                    5.1.10       the settlement of any material litigation;

                    5.1.11 the selling or transferring of any material assets other than inventories and other assets in the ordinary and normal course of business and consistent with the past practices of HVBS;

                    5.1.12 the amending in any material respect of any of the finance leases set out in Schedule 2 to the English Sale Agreement; or

                    5.1.13 the entering into of any agreement to take any of foregoing actions

                    (it being understood that if and to the extent that the Purchaser Guarantor consents to any of the foregoing the Vendors shall not be in breach of any of the Warranties merely by reason of the entering into or existence of the matter consented to).

         5.2 For the purposes of clause 5.1 the Vendors shall be entitled to assume that consent to any of the matters set out in clause 5.1 above constitutes the consent of the Purchaser Guarantor if that consent is given in writing by the Chief Executive Officer of the Purchaser Guarantor, any Senior Vice President of Purchaser Guarantor or any of the following employees of the Purchaser Guarantor: Juan L. De La Riva or Walter Frankiewicz.

         5.3 Between the date of this Agreement and the date on which the China Sale Agreement is completed the Vendor Guarantor will continue to exercise its rights in respect of Huayang in the same way and to the same extent as it has prior to the date of this Agreement.

         5.4 Prior to the Closing Date, the Vendors will give to the employees of the Purchasers and such agents and representatives of the Purchasers as the Vendors shall reasonably agree, upon reasonable notice, reasonable access during normal business hours to such employees of HVBS as the Vendors and the Purchasers shall reasonably agree so that discussions may take place and arrangements made for the orderly transfer of HVBS to the Purchasers on Closing and not for the purpose of further due diligence ("the Purpose") save that such access:-

                    5.4.1 shall not interfere unreasonably with the normal operations of HVBS;

                    5.4.2        shall be granted for the Purpose only; and

                    5.4.3 may be under the supervision of the Vendors if the Vendors shall so require; provided the same shall not interfere unreasonably with the access provided.

                    The Vendors will furnish to the Purchasers such financial and operating data as the Purchasers shall from time to time reasonably request in connection with the Purpose.

                    The Confidentiality Agreement executed by the parties on August 20, 1998 ("the Confidentiality Agreement") will apply with respect to any information furnished pursuant to this clause 5.4.

         5.5 All assets, amounts and proceeds which are received (whether received in lock boxes, via wire transfer, by check or otherwise) or possessed by any Vendor or any Affiliate thereof on or after the Closing Date in respect of the Assets or the liabilities assumed by the Purchasers hereunder or under any of the Transaction Documents will be received or possessed and held in trust for the benefit of the Purchasers and will be forthwith paid over or delivered to the Purchasers in the form so received or possessed. Without limiting the generality of the foregoing, the Vendors will, and will cause each of their respective Affiliates to, wire transfer to an account designated by the Purchasers all payments in respect of the Receivables received by the Vendors or any Affiliate of any thereof within three Business Days after receipt thereof. The Vendors agree that on and after the Closing Date, the Vendors, to the extent they are able, will endorse in favour of the Purchasers any check, any other evidences of indebtedness or negotiable instruments in the names of Vendors received by the Purchasers or the Vendors on account of any Receivables or other Assets transferred to the Purchasers hereunder or under the Sale Agreements (and, if they are not so able to endorse the same, the Vendors will promptly turn the same into cash and immediately remit to the Purchasers such cash). Upon and after the closing of the China Sale Agreement, the Vendors and the Vendor Guarantor will promptly account to the Purchasers for all monies received by any member of the LucasVarity Group in respect of its ownership of the China Share for all periods after the date of this Agreement.

         5.6 In the period between the date of this Agreement and Closing the Vendor Guarantor (on behalf of the Vendors) and the Purchaser Guarantor (on behalf of the Purchasers) will each give prompt notice to the other upon becoming actually aware of (i) any breach of the Warranties in any material respect or, as the case may be, the Purchaser Warranties in any material respect and (ii) any failure on the part of the Vendors or the Purchasers, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement (other than the Warranties or the Purchaser Warranties, respectively) to be complied with or satisfied by the Vendors or the Purchasers, as the case may be, under this Agreement or any of the Transaction Documents on or prior to the Closing Date. The notifying party will use its reasonable efforts to prevent or promptly remedy any matter which is or would be the subject of any such notice. No notice pursuant to this clause 5.6 will affect any warranties, covenants, agreements, obligations or conditions set forth herein or the limitations, restrictions, qualifications or conditions to which the same are subject and any failure on the part of any party to serve a notice under this clause 5.6 shall not increase that party's liability beyond that which would otherwise have arisen in respect of the respective breach of warranty or breach of other covenant, condition and agreement, other than a failure to serve a notice of a breach of a Warranty which would have caused the Closing Condition set forth in Section 2.2.1 not to have been satisfied.

         5.7

                    5.7.1 Subject to the provisions of clause 5.7.3 the Vendors and the Vendor Guarantor will if so requested by the Purchasers after Closing (i) assert claims (and the Purchasers will use reasonable best efforts to assist the Vendors in asserting claims) with respect to assets acquired or liabilities assumed by the Purchasers and the Purchaser Guarantor under the Sale Agreements and the China Sale Agreement, under insurance policies of the Vendors and the Vendor Guarantor which are "occurrence basis" policies ("Occurrence Basis Policies") arising out of insured incidents occurring from the date coverage thereunder first commenced until the Closing Date to the extent that the terms and conditions of any such Occurrence Basis Policies so allow and
                                 (ii) continue to prosecute claims with respect to assets acquired or liabilities assumed by the Purchasers and the Purchaser Guarantor under the Sale Agreements and the China Sale Agreement properly asserted with the insurance carrier prior to the Closing (and the Purchasers will use reasonable best efforts to assist the Vendors in connection therewith) under insurance policies of the Vendors and the Vendor Guarantor which are on a "claims made" basis ("Claims Made Policies") arising out of insured incidents occurring from the date coverage thereunder first commenced until the Closing Date to the extent that the terms and conditions of any such Claims Made Policies so allow;

                                 provided that the Vendors' reasonable costs and expenses incurred in connection with the foregoing are promptly paid by the Purchasers and Purchasers shall provide to Vendors all reasonable information and assistance as necessary to facilitate the making and prosecution of claims. All recoveries in respect of such claims shall be for the account of the Purchasers.

                                 In addition, the Purchasers may purchase (at the Purchasers' expense), prior to, on or after the Closing Date, discovery coverage with respect to Claims Made Policies to provide coverage with respect to such Claims Made Policies for claims submitted by the Purchasers after the Closing Date with respect to incidents occurring prior to the Closing Date, and all recoveries under such discovery coverage will be for the account of the Purchasers.

                    5.7.2 The Vendors will not amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Occurrence Basis Policies or Claims Made Policies under which the Vendors are obliged to assert and prosecute claims under clause 5.7.1 in a manner that would adversely affect any such rights of the Purchasers in respect thereof.

                    5.7.3 It is understood between the parties that the provisions of clause 5.7.1 shall not apply to the extent that the Purchasers have received a reduction in the Consideration (by operation of the Final Closing Statement) as a result of the matter giving rise to the claim in question.

                    5.7.4 The provisions of clauses 5.7.1 and 5.7.2 shall lapse on the fifth anniversary of Closing, other than in respect of claims made prior to such date.

        5.8

                    5.8.1 Subject to the provisions of clause 5.8.2, at the Closing, the Purchasers and the Vendors will enter into an agreement or agreements (subject to their mutual agreement) with respect to the transitional and separation arrangements relating to the Activity set forth on Schedule 9 and relating to such other transitional and separation matters as shall be mutually agreed.

                    5.8.2 In the period between the date of this Agreement and the Closing the Purchasers and the Vendors will negotiate in good faith to agree agreements which shall incorporate the terms set out in Schedule 9 and such other terms and conditions as the Vendors and Purchasers may agree.

                    5.8.3 For the avoidance of any doubt the parties to this Agreement agree that should they fail to reach agreement as contemplated in clauses
                                 5.8.1 and 5.8.2 such failure and the failure to enter into any such agreements on Closing shall not constitute a failure of condition for the purposes of either of clauses 2.2.2 or 2.3.2.

                    5.8.4 Notwithstanding anything to the contrary contained herein, in the event the Purchasers and the Vendors fail to enter into an agreement with respect to one or more of the matters set forth in Schedule 9, the parties agree that the party contemplated to provide such services or products will provide such services or products to the party contemplated to receive them for a period of one year after the Closing Date (in the case of services involving manufacturing, supply of products or occupancy of premises) or for a period of 6 months after the Closing Date (in the case of other services), in each case on reasonable terms that are comparable to the terms on which unaffiliated parties in the Industry provide and have provided to them such services or products (provided that the party contemplated to receive such services or products may terminate the same on at least 60 days written notice to the providing party).

         5.9 The parties understand and agree that, except for the Excluded Assets, it is the intent of the parties that, on the terms of, and as set out in the Transaction Documents:

                    5.9.1 the Vendors will transfer to the Purchasers and the Purchasers will acquire all of (i) each member of the LucasVarity Group's right, title and interest in and to the Registered Intellectual Property; and (ii) each member of the LucasVarity Group's right, title and interest in and to all unregistered intellectual property owned by or (to the extent permitted under the terms of the applicable licence) licensed to such member that is related primarily to or used primarily in the Activity (which expression shall exclude the LAO Activity for the purposes of this clause 5.9.1) and (iii) the LAO Intellectual Property (as defined in the English Sale Agreement);

                    5.9.2 the Vendors and each other member of the LucasVarity Group will grant to the Purchasers irrevocable, non-exclusive, royalty-free, freely sublicencable, freely assignable licenses in the field of the Activity under all intellectual property owned by or (to the extent permitted under the terms of the applicable license) licensed to such member and used in the Activity on or prior to the Closing, but not acquired by the Purchasers. In addition certain members of the LucasVarity Group will grant to the Purchasers further licences of specified intellectual property rights agreed by the parties;

                    5.9.3 the Purchasers will grant to the Vendors irrevocable, non-exclusive, royalty-free, freely sublicencable, freely assignable licenses in the field of LucasVarity Group's businesses as they exist at Closing (other than the Activity) under all intellectual property acquired by the Purchasers (as contemplated by clause 5.9.1) that is used in the businesses of the Vendors existing at Closing (other than the Activity) on or prior to the Closing. In addition, certain Purchasers will grant to the Vendors further licences of specified intellectual property rights agreed by the parties.

         5.10

                    5.10.1 At the option of the Purchaser Guarantor (which option shall be exercised by the Purchaser Guarantor by written notice to the Vendor Guarantor, such notice to be served by whichever first occurs of 45 days from the date of this Agreement and five Business Days prior to the Closing), the parties shall effect either the transaction contemplated in clause
                                 5.10.1.1 or the transaction contemplated in clause 5.10.1.2:-

                                 5.10.1.1 At the Closing, in consideration of an amount equal to R1,377,000 payable to the Vendor Guarantor (which amount shall be in addition to the Provisional Consideration), the Vendor Guarantor will cause Varga to sell, assign, convey, transfer and deliver to Meritor do Brasil Limitada (the "Brazil
                                            Purchaser"), and the Brazil
                                            Purchaser will purchase and acquire
                                            from Varga, all right, title and
                                            interest of Varga in and to (i) the
                                            machinery, equipment and other
                                            property listed on Schedule 12,
                                            under the heading "Committed"
                                            (together with any rights or claims
                                            of Varga arising out of the breach
                                            of any express or implied warranty
                                            by the manufacturers or sellers of
                                            any such assets or any component
                                            part thereof) and (ii) the contracts
                                            listed on Schedule 12 (and all
                                            rights to receive payment for
                                            products sold or services rendered,
                                            and to receive goods and services,
                                            pursuant thereto and to assert
                                            claims and to take other actions in
                                            respect of breaches, defaults and
                                            violations
                                            thereunder) (collectively, the
                                            "Brazil Assets"), free and clear of
                                            all liens and encumbrances. In
                                            addition the Brazil Purchaser will
                                            have a separate option (exercisable
                                            as aforesaid in clause 5.10.1) to
                                            assume all of Varga's obligations to
                                            purchase the machines on order
                                            identified in Schedule 12, under the
                                            heading "To Be Committed" for
                                            approximately R283,557. The Vendors
                                            and the Vendor Guarantor agree that
                                            the Brazil Purchaser will have the
                                            right to pursue with Volvo (and the
                                            Vendors and the Vendor Guarantor
                                            will provide to the Brazil Purchaser
                                            all reasonable assistance in this
                                            regard) and retain any reimbursement
                                            of engineering or tooling charges
                                            granted by Volvo in relation to the
                                            Brazil assets purchased by the
                                            Brazil Purchaser as identified in
                                            Schedule 12 under the heading "To Be
                                            Committed" or;

                                 5.10.1.2 If within the period set out above for the exercise by the Purchaser Guarantor of its option to elect between clause 5.10.1.1. and clause 5.10.1.2, the Purchaser Guarantor has not exercised its option to effect the transaction contemplated by clause 5.10.1.1 or if such transaction has not been effected by the Brazil Purchaser at the Closing then at Closing the appropriate member of the LucasVarity Group will grant to Varga the Varga Licence and the Varga Licence will be assigned to the Purchaser Guarantor.

                    5.10.2 If the Purchaser Guarantor elects the option set out in clause 5.10.1.1 and within a period of 5 years after Closing the Vendor Guarantor segregates Varga's heavy duty braking business (other than the Brazil Assets which are being acquired by the Brazil Purchaser pursuant to this Agreement) (the "Varga Remaining HDB Business") from Varga's other businesses then, upon completion of such segregation, the Vendor Guarantor will cause Varga to grant to the Brazil Purchaser a right of first refusal in respect of all or any part of the Varga Remaining HDB Business on the terms set forth in clause 5.10.3 and on such other terms and conditions as the parties shall reasonably agree, provided always that nothing contained in this Clause 5.10.2 shall impose any obligation on LucasVarity or Varga to segregate such Varga Remaining HDB Business or imply any obligation or commitment to undertake the same.

                    5.10.3 If Varga wishes to sell all or any part of the Varga Remaining HDB Business then Varga shall first offer such part to the Purchaser Guarantor at a price which Varga considers to be fair and reasonable. The offer shall be effected by notice in writing to the Purchaser Guarantor and shall specify the proposed purchase price and all other terms and conditions of the proposed sale. The Purchaser Guarantor shall then have the right, exercisable for a period of 30 days thereafter, to accept such offer. If the Purchaser Guarantor shall accept an offer to acquire such part of the Varga Remaining HDB Business, the Purchaser Guarantor shall complete the acquisition within whichever is the later to occur of 60 days after such acceptance and five days after receipt of any governmental approvals which are required in order to permit the Purchaser Guarantor to acquire such interest. If the Purchaser Guarantor shall fail to accept such an offer within the 30-day period referred to in this clause 5.10.3, or shall accept such an offer but fail to complete such acquisition within the time period referred to above, Varga may during a period of 180 days following the expiration of such period, dispose of such part of the Varga Remaining HDB Business to any other purchaser; notwithstanding the foregoing, Varga agrees not to sell such part of the Varga Remaining HDB Business during such 180 day term at a lower price or on more favourable terms than offered to Purchaser Guarantor without first offering Purchaser Guarantor a right of first refusal exercisable within 30 days of written notice. If the sale is not effected within such 180-day period, the provisions of this clause 5.10.3 shall again be applicable to any subsequent proposed sale.

         5.11

                    5.11.1 The parties understand and agree that the appropriate member of the LucasVarity Group may prior to the Closing grant to Brakes India the Brakes India Licence.

                    5.11.2 It is the intent of the appropriate members of the LucasVarity Group to work after Closing with its partner in Brakes India to cause Brakes India as soon as reasonably practicable to restructure its current businesses such that the business of braking products for heavy duty vehicular applications will be carried on in a new company ("New Brakes India") which shall be a separate company from Brakes India. The Vendor Guarantor will use its reasonable efforts to obtain formal approval of the majority shareholders of Brakes India to effect the actions described in this clause 5.11.2. The Vendor Guarantor will consult with the Purchaser Guarantor in good faith from time to time regarding the progress of formation of New Brakes India. The parties acknowledge that it may take some time to implement such actions fully, which actions may involve without limitation the setting up of new manufacturing and administration facilities. Upon completion of such actions, the Vendor Guarantor will grant to the Purchaser Guarantor a right of first refusal in respect of all or any part of the Vendor Guarantor's interest in New Brakes India on the terms and conditions set forth in clause 5.11.3 and on such other terms and conditions as the parties hereto shall reasonably agree.

                    5.11.3 If the Vendor Guarantor wishes to sell all or any of its interest in New Brakes India, then the Vendor Guarantor shall first offer such interest to the Purchaser Guarantor at a price which the Vendor Guarantor considers to be fair and reasonable. The offer shall be effected by notice in writing to the Purchaser Guarantor and shall specify the proposed purchase price and all other terms and conditions of the proposed sale. The Purchaser Guarantor shall then have the right, exercisable for a period of 30 days thereafter, to accept such offer. If the Purchaser Guarantor shall accept an offer to acquire such interest in Brakes India, the Purchaser Guarantor shall complete the acquisition within whichever is the later to occur of 60 days after such acceptance and five days after receipt of any governmental approvals which are required in order to permit the Purchaser Guarantor to acquire such interest. If the Purchaser Guarantor shall fail to accept such an offer within the time period referred to above , the Vendor Guarantor may, during a period of 180 days following the expiration of such period, dispose of such interest in Brakes India to any other purchaser; notwithstanding the foregoing, the Vendor Guarantor agrees not to sell such interest in New Brakes India during such 180 day term at a lower price or on more favourable terms than offered to Purchaser Guarantor without first offering Purchaser Guarantor a right of first refusal exercisable within 30 days of written notice. If the sale is not effected within such 180-day period, the provisions of this clause 5.11.3 shall again be applicable to any subsequent proposed sale.

                    5.12 The Vendor Guarantor will prior to the Closing Date complete its capital contributions to the registered capital of Huayang in full.

                    5.13 The Vendors and the Vendor Guarantor covenant to the Purchasers in the terms of Schedule 10. The provisions of paragraphs 2.2 and 2.4 of
                                 Schedule 10 shall apply to limit the Vendors liability in respect of Environmental Claims. It is understood between the parties that the covenant contained in this clause 5.13 shall be incapable of constituting a failure of condition for the purposes of clause 2.2.2 except with respect to those obligations in paragraph 1 of Schedule 10.

6.       WARRANTIES AND INDEMNITIES

         6.1 The English Vendor hereby warrants to the English Purchaser with regard to the English Activity in the terms of the General Warranties and the English Warranties at the date of this Agreement and at the Closing by reference to the facts and circumstances then existing. The German Vendor hereby warrants to the German Purchaser with regard to the German Activity in the terms of the General Warranties and the German Warranties at the date of this Agreement and at the Closing by reference to the facts and circumstances then existing. The US Vendor hereby warrants to the Purchasers with regard to the US Business in the terms of the General Warranties and the US Warranties at the date of this Agreement and at the Closing by reference to the facts and circumstances then existing. LucasVarity hereby warrants to the Purchasers in the terms of the LucasVarity Warranties at the date of this Agreement and at the Closing by reference to the facts and circumstances then existing.

         6.2

                    6.2.1 Subject as provided in clause 6.3, the Warranties shall be qualified to the extent of the disclosures fairly made on the date hereof in the Disclosure Schedules or Disclosure Letters and to the extent of any matters, events or circumstances actually known by any of the following persons: Glenn J. Eggert, Juan
                                 L. De La Riva, Walter Frankiewicz, Diane
                                 Stelfox, Mark W.

                                 Purtilar and Ronald Quigley (and the knowledge of any Purchaser or the Purchaser Guarantor for purposes of this Agreement and the Transaction Documents shall be deemed to be only the actual knowledge of such persons).

                    6.2.2 On the Closing Date the Vendors shall amend, add to or supplement the Disclosure Letters and or Disclosure Schedules for the purposes of qualifying the Warranties when the same are repeated as at Closing in relation to any matter of which any Vendor becomes actually aware after the date hereof but prior to Closing provided always that disclosure after the date of this Agreement of any fact matter or circumstance shall not be effective to:-

                                 6.2.2.1 cure any breach of such Warranties as given at the date of this Agreement or at the Closing Date (for which the Vendors shall remain liable subject to the terms and provisions of this Agreement notwithstanding such disclosure); or

                                 6.2.2.2    satisfy the Closing Condition
                                            contained in clause 2.2.1 where that
                                            Closing Condition would not but for
                                            the disclosure of such fact matter
                                            or circumstance have been satisfied

         6.3

                    6.3.1 The Vendors and the Vendor Guarantor agree and confirm that the Purchasers are entering into this Agreement on the basis of the Warranties as given on the date of this Agreement and on the basis that they will be repeated on Closing in the manner specified herein and on the basis that the Purchasers and/or the Purchaser Guarantor (as the case may be) will be entitled to recover under a Warranty (subject to the terms and provisions of this Agreement) when repeated on Closing without reference to any disclosure made or information provided by or on behalf of the Vendors, the Vendor Guarantor or any of them after the execution and delivery of this Agreement or any information, matter, fact or circumstance which becomes known by the Purchasers, the Purchaser Guarantor or any adviser acting on behalf of any of them after the execution and delivery of this Agreement. No knowledge, howsoever obtained after the execution and delivery of this Agreement, or disclosure made by the Vendors or the Vendor Guarantor after such execution and delivery shall in any way diminish or otherwise affect any Purchaser's ability to recover in respect of the Warranties either as a result of their having been given on the date of this Agreement or being repeated on Closing.

                    6.3.2 Liability under any Warranty (whether given on the date of this Agreement or repeated on Closing) or for any breach of any obligation under this Agreement any Sale Agreement or China Sale Agreement shall not be confined to breaches discovered before Closing nor in any way be modified or discharged by Closing.

         6.4 Subject to the other provisions of this clause 6, the Vendors shall indemnify, defend and hold harmless the Purchasers for themselves and as trustee for each member of the Purchasers Group from and against any and all Losses, incurred or suffered by the Purchasers or any other member of the Purchaser Group based upon or arising out of:

                    6.4.1 any breach of any obligation (other than a breach of the Warranties) on the part of any Vendor or the Vendor Guarantor contained herein or in any Sale Agreement or the China Sale Agreement;

                    6.4.2        the Excluded Assets; or

                    6.4.3        the Retained Liabilities.

         6.5 Subject to the other provisions of this clause 6, the Purchasers shall indemnify, defend and hold harmless the Vendors for themselves and as trustee for each member of the Vendor Group from and against, any and all Losses incurred or suffered by the Vendors or any other member of the Vendor Group based upon or arising out of:

                    6.5.1 any breach of any obligation (other than a breach of the Purchaser Warranties) of any Purchaser or the Purchaser Guarantor contained herein or in any Sale Agreement or the China Sale Agreement; or

                    6.5.2 the liabilities relating to the Activity assumed by the Purchasers under this Agreement or any of the Sale Agreements.

         6.6 Notwithstanding anything to the contrary contained in this Agreement the Warranties and the Purchaser Warranties are subject to the following:-

                    6.6.1 no claim in respect of the Warranties or the Purchaser Warranties shall be capable of being made unless it shall be notified in writing to the Vendor Guarantor or the Purchaser Guarantor, as the case may be;

                                 6.6.1.1    within 18 months from the Closing
                                            (other than as provided in clauses
                                            6.6.1.2 to 6.6.1.4); or

                                 6.6.1.2 in the case only of the Warranties contained in paragraph 18 of
                                            Schedule 3, Part A, paragraph 4 of
                                            Schedule 3, Part B and paragraph 3
                                            of Schedule 3, Part D (taxes),
                                            within seven years from the date
                                            hereof; or

                                 6.6.1.3    in the case of the Warranty
                                            contained in paragraph 15 of
                                            Schedule 3, Part A (environment),
                                            within three years from the date
                                            hereof; or

                                 6.6.1.4 in the case only of a Title Breach or a breach of the Purchaser
                                            Capacity Warranties or the Vendor
                                            Capacity Warranties, at any time
                                            (subject to the provisions of any
                                            applicable law regarding
                                            limitation);

                    6.6.2 any such claim in respect of the Warranties or the Purchaser Warranties which may be made shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be withdrawn at the expiration of 6 months from the last date upon which a claim in respect of the relevant warranty could have been made under this Agreement unless prior to such expiration legal proceedings in respect thereof shall have been issued and served on the relevant Vendor or Purchaser, as the case may be;

                   6.6.3

                                 6.6.3.1 Without limiting the obligations of the Vendors in respect of an Environmental Claim, the aggregate liability of the Vendors in respect of all breaches of the Warranties (except for breach or breaches of the Environmental Warranties, the Vendor Capacity Warranties, Title Breaches and breaches resulting from fraud or Wilful Non Disclosure) shall not exceed a sum equal to US$40,000,000. The dollar limitation provided for in this clause 6.6.3.1 is independent of and shall in no way affect or be affected by the dollar limitation provided for in paragraph 2.4 of Schedule 10, nor shall such dollar limitation apply to any matters for which indemnification is provided in clause 6.4 of this Agreement
                                            (whether or not indemnification (as
                                            distinct from any action for
                                            damages) is sought in respect of
                                            such matters) or to any breach of
                                            the Environmental Warranties, the
                                            Vendor Capacity Warranties, Title
                                            Breaches or to any breaches of
                                            Warranties resulting from fraud or
                                            Wilful Non-Disclosure.

                                 6.6.3.2    The aggregate liability of the
                                            Purchasers in respect of all
                                            breaches of the Purchaser Warranties
                                            (except for breaches resulting from
                                            fraud or Wilful Non-Disclosure or
                                            any breach of the Purchaser Capacity
                                            Warranties) shall not exceed a sum
                                            equal to US$40,000,000. The dollar
                                            limitation provided for in this
                                            clause 6.6.3.2 shall not apply to
                                            any matters for which
                                            indemnification is provided in
                                            clause 6.5 (whether or not
                                            indemnification (as distinct from
                                            any action for damages) is sought in
                                            respect of such matters) or to any
                                            breach of the Purchaser Warranties
                                            resulting from fraud or Wilful
                                            Non-Disclosure or to any breach of
                                            the Purchaser Capacity Warranties.

                    6.6.4 The Vendors or the Purchasers shall not be liable in respect of any single claim brought by the Purchasers or the Vendors, respectively, for a breach of the Warranties (other than in respect of the Environmental Warranties, the Vendor Capacity Warranties or a Title Breach) or the Purchaser Warranties (other than in respect of the Purchaser Capacity Warranties) arising in any such case out of a single event if the liability in respect of such claim would not exceed US$75,000 (seventy five thousand dollars). The Vendors or the relevant Vendor or the Purchasers or the relevant Purchaser shall be liable in respect of any claim for a breach of the

                                 Warranties (other than in respect of the Environmental Warranties, the Vendor Capacity Warranties or a Title Breach) or the Purchaser Warranties (other than in respect of the Purchaser Capacity Warranties) in respect of which the liability of the Vendors or a Vendor or the Purchasers or a Purchaser exceeds US$75,000 (seventy five thousand dollars) only if the liability of the Vendors or any Vendor or of the Purchasers or Purchaser for that claim and all other such claims exceeding US$75,000 (seventy five thousand dollars) would in aggregate exceed US$4,000,000 (four million dollars) and in that event the Vendors or the Purchasers, as the case may be, shall be liable for the full amount and not just for excess. The dollar thresholds and limitations provided for in this clause 6.6.4 do not apply to any matters for which indemnification is provided in clause 6.4 or clause 6.5 (whether or not indemnification (as distinct from any action for damages) is sought in respect of such matters) of this Agreement or to any breach of the Environmental Warranties, the Vendor Capacity Warranties, the Purchaser Capacity Warranties, Title Breaches or breaches of Warranties or Purchaser Warranties resulting from fraud or Wilful Non-Disclosure.

         6.7

                    6.7.1 If a claim or demand is made against an Indemnitee or, as the case may be, a Warranty Claimant an Indemnitee or, as the case may be, a Warranty Claimant shall otherwise learn of an assertion, by any Person who is not a party to this Agreement (and who is not an Affiliate of a party to this Agreement) (a "Third Party Claim") as to which a party (the "Indemnifying Party" in the case of an Indemnitee or a "Warrantor" in the case of a Warranty Claimant) may be obligated to provide indemnification to an Indemnitee under this Agreement or any Sale Agreement or may otherwise be obligated to a Warranty Claimant for breach of Warranty or Purchaser Warranty, as the case may be, pursuant to this Agreement, such Indemnitee or, as the case may be, Warranty Claimant will notify the Indemnifying Party or , as the case may be, Warrantor in writing, and in reasonable detail, of the Third Party Claim reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give any such notification will not (i) affect the indemnification provided hereunder except to the extent the Indemnifying Party has been actually prejudiced as a result of such failure or (ii) prejudice the ability of a Purchaser or a Vendor to make and pursue a claim under this Agreement for breach of the Warranties or Purchaser Warranties as the case may be (provided that such claim is made within any time limits prescribed by this Agreement) except to the extent that the Warrantor has been actually prejudiced as a result of such failure.

                    6.7.2 If a Third Party Claim is made against any Indemnitee or, as the case may be, Warranty Claimant the relevant Indemnitee or Warranty Claimant shall not seek to settle or compromise the same without the written consent of the relevant Indemnifying Party or, as the case may be, Warrantor such consent not to be unreasonably withheld or delayed and shall take such action as the relevant Indemnifying Party or, as the case may be, Warrantor may reasonably require to avoid, resist, contest or compromise any such Third Party Claim, provided that the relevant Indemnifying Party or, as the case may be, Warrantor agrees in writing to indemnify the relevant Indemnitee or Warranty Claimant against all reasonable legal costs incurred by or awarded against the relevant Indemnitee or Warranty Claimant as a direct result thereof, such action to include (without limitation) allowing the Indemnifying Party or, as the case may be, Warrantor to assume the defence thereof (at the expense of the Indemnifying Party or, as the case may be, Warrantor) with legal advisers selected by the Indemnifying Party or, as the case may be, Warrantor and reasonably satisfactory to the Indemnitee or, as the case may be, Warranty Claimant. Should the Indemnifying Party or, as the case may be, Warrantor so elect to assume the defence of a Third Party Claim, the Indemnifying Party or, as the case may be, Warrantor will not be liable to the Indemnitee or, as the case may be, Warranty Claimant for any legal or other expenses subsequently incurred by the Indemnitee or, as the case may be, Warranty Claimant in connection with the defence thereof as long as the Indemnifying Party or, as the case may be, Warrantor conducts such defence with reasonable care; provided that, if a conflict of interest arises in respect of the use of the legal advisers selected by the Indemnifying Party or, as the case may be, Warrantor, the Indemnitee or, as the case may be, Warranty Claimant will have the right to employ separate legal advisers to represent the Indemnitee or, as the case may be, Warranty Claimant in connection with the Third Party Claim in question and in that event the reasonable fees and expenses of such separate advisors will be paid by the Indemnifying Party or, as the case may be, Warrantor. If the Indemnifying Party or, as the case may be, Warrantor assumes the defence of any such Third Party Claim, each Indemnitee or, as the case may be, Warranty Claimant will have the right to participate in the defence thereof and to employ legal advisors , at its own expense, separate from the legal advisers employed by the Indemnifying Party or, as the case may be, Warrantor. The Indemnifying Party or, as the case may be, Warrantor will be liable for the fees and expenses of counsel employed by the Indemnitee or, as the case may be, Warranty Claimant for any period during which the Indemnifying Party or, as the case may be, Warrantor has failed to assume the defense thereof or if it does not expressly elect to assume the defense thereof. If the Indemnifying Party or, as the case may be, Warrantor assumes the defence of any such Third Party Claim, the Indemnitee or, as the case may be, Warranty Claimant will promptly supply to the Indemnifying Party or, as the case may be, Warrantor copies of all correspondence and documents relating to or in connection with such Third Party Claim and the Indemnifying Party or, as the case may be, the Warrantor will keep the Indemnitee or, as the case may be, Warranty Claimant fully informed of all developments relating to or in connection with such Third Party Claim (including, without limitation, providing to the Indemnitee or, as the case may be, Warranty Claimant on reasonable request updates and summaries as to the status thereof and copies of all material correspondence and documents relating thereto).



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

                    6.7.3 No Indemnifying Party or, as the case may be, Warrantor will consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without the Indemnitee's or as, the case may be, Warranty Claimant's prior written consent (such consent is not to be unreasonably withheld or delayed).

         6.8 No claim under this Agreement or any of the Sale Agreements or the China Sale Agreement in respect of any breach or breaches of any of the Warranties shall be made by the Purchasers to the extent that specific and identifiable provision or reserve therefor has been made in respect of the subject matter thereof in the course of the preparation of and is reflected in the Final Closing Statement or the subject matter thereof is otherwise taken account of in a specific or identifiable manner in the Final Closing Statement.

         6.9 The Vendors and the Purchasers shall have no liability in respect of any claim under this Agreement or any Transaction Document to the extent of any insurance proceeds (net of reasonable costs and expenses of recovery) actually recovered by the Purchasers or the Vendors, respectively, with respect to the loss relating to such claim.

         6.10 Where any Purchaser or any Vendor is at any time entitled to recover from some other person any sum in respect of any matter or event which could give rise to a claim under the Warranties or the Purchaser Warranties, an Environmental Claim, a claim under any provision of this Agreement or any of the Sale Agreements or the China Sale Agreement, or the indemnification provisions of clause 6.4 or clause 6.5, as the case may be, the Purchasers or the Vendors, as the case may be, undertake to take all reasonable steps (including filing of insurance claims) to enforce any rights of recovery that any of the Purchasers or the Vendors, as the case may be, may have against any third party in respect of the subject matter of the claim and, in the event that any Purchaser or any Vendor, as the case may be, shall recover any amount from such third party, the amount of the claim against the Vendors or the Purchasers, as the case may be, shall be reduced by the amount recovered (after deduction of all reasonable costs and expenses of recovery) (and in the event of the recovery being delayed until after such claim has been satisfied by the Vendors or the Purchasers, as the case may be, the sum recovered will be paid to the Vendors or the Purchasers, as the case may be (up to the amount actually paid by the Vendors or the Purchasers, as the case may be, to the Purchasers or the Vendors, as the case may
                    be) after deduction of all reasonable costs and expenses of the recovery and any taxation payable on any sum so recovered).

         6.11 Payment of any claim under the Warranties or the Purchaser Warranties shall, to the extent of such payment, satisfy and preclude any other claim which is capable of being made in respect of the same matter.

         6.12 If the Vendors or any of them or the Purchasers or any of them pay at any time to any Purchaser or any Vendor, respectively, an amount pursuant to a claim in respect of the Warranties or the Purchaser Warranties or under any of the other provisions of this Agreement, the Sale Agreements or the China Sale Agreement and the relevant Purchaser or any Purchaser or the relevant Vendor or any Vendor, as the case may be, subsequently becomes entitled to recover from some other person any sum in respect of any matter which gave rise to such claim and payment then such Purchaser or Vendor, as the case may be, shall take all reasonable steps to enforce such recovery and shall forthwith repay to the Vendors or the Purchasers, as the case may be, so much of the amount paid by it to the relevant Purchaser or the relevant Vendor, as the case may be, as does not exceed the sum recovered from such other person (after deduction of all reasonable costs and expenses of the recovery and any taxation payable on any sum so recovered).

         6.13 Nothing in this Agreement shall operate to diminish the Purchasers' and the Vendors' common law duty to mitigate loss in respect of the matters dealt with in this Agreement.

         6.14 If any potential claim shall arise under the Warranties or the Purchaser Warranties by reason of a liability which is contingent only then the Vendors or the Purchasers, as the case may be, shall not be under any obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual and the time periods contained in clauses 6.6.1 and
                    6.6.2 shall be extended until 3 months after such liability becomes actual.

         6.15 In calculating the liability of the Vendors or any of them or the Purchasers or any of them in respect of any claim under the Warranties or the Purchaser Warranties credit will be given to the relevant Vendor or the relevant Purchaser, as the case may be, to the extent of the amount of any saving of taxation ("a saving") for any Purchaser or any Vendor, as the case may be, which the subject matter of any such claim gives rise to and for these purposes a saving is obtained if by virtue of the subject matter of a claim any Purchaser or any Vendor, as the case may be, is relieved in whole or in part of a liability to make a payment of taxation which it would otherwise have been liable to make.

         6.16 Any payment made under this Agreement by the Vendors to the Purchasers in respect of any breach of any of the Warranties or under the Environmental Indemnity shall be and be deemed to be a reduction in the Consideration paid for the Assets.

7.       POST COMPLETION COVENANTS

         7.1 For the purposes of assuring to the Purchasers the full benefit of HVBS and following completion of the China Sale Agreement (if it occurs), the China Share and the goodwill in each of HVBS and the China Share and in consideration of the agreement of the Purchaser to buy HVBS and the China Share the Vendors and each of them covenant and undertake in favour of the Purchasers that they shall not and shall procure that no other member of the LucasVarity Group will, either alone or in conjunction with or on behalf of any other Person, but subject in any event to clause 7.2

                    7.1.1 for a period of three years from Closing either on its own account or in conjunction with or on behalf of any Person be (either directly or indirectly) engaged or (save as the holder of shares or other securities in any company which are quoted, listed or otherwise dealt in on a recognised stock exchange or other securities market which confer not more than 5% of the votes which could be cast at a general meeting of the company concerned) concerned with or interested in any Heavy Vehicle Competing Business;



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

                    7.1.2 for a period of twelve months from Closing either on its own account or in conjunction with or on behalf of any Person without the prior written consent of the Purchaser Guarantor which consent shall not be unreasonably withheld or delayed, solicit or endeavour to entice away an employee of HVBS who is, at Closing, employed in a senior technical or senior managerial position other than Gary Stewart and Colin Smart;

                    7.1.3 save as may be required by law or the regulations of the New York Stock Exchange or the London Stock Exchange Limited for a period of three years from Closing reveal to any Person or use or exploit for its own benefit or for the benefit of any other Person any of the trade secrets, secret or confidential operations, processes (together "Trade Secrets") or dealings or any other confidential information concerning HVBS and Huayang (other than in connection with its ownership of equity in Huayang until completion of transfer of the China Share) including (without limitation) customer lists and names, sales targets and statistics, market share statistics, surveys and reports so far as the same have come to the Vendors' knowledge or to the knowledge of any other member of LucasVarity Group before Closing but so that this restriction shall:-

                                 7.1.3.1 cease to apply to information which otherwise than through default of any member of the LucasVarity Group falls into the public domain;

                                 7.1.3.2 subject to clauses 7.1.1 and 7.1.2 not prevent or restrain any member of the LucasVarity Group from using, exploiting or disclosing such confidential information when the information to be used, exploited or revealed relates not only to HVBS and/or Huayang but also to any business engaged in by any member of the LucasVarity Group, now or in the future provided always this sub-clause 7.1.3.2 shall not permit the use of any Trade Secrets in any Heavy Vehicle Competing Business for a period of three years from Closing.

         7.2 Nothing in clause 7.1 shall prevent or restrict the LucasVarity Group or any member of it, either alone or in conjunction with or on behalf of any other Person:-

                    7.2.1 from continuing to hold shares in or to acquire shares in Brakes India and nothing in this Agreement shall prevent or restrict Brakes India from continuing to carry on any of its businesses including, without limitation, a Heavy Vehicle Competing Business, nor from developing any such business(es) or any business of a similar type;

                    7.2.2 from continuing to hold shares in, to control or to acquire further shares in Varga and nothing in this Agreement shall prevent or restrict Varga from continuing to carry on any of its businesses including without limitation a Heavy Vehicle Competing Business nor from developing any such businesses or any business of a similar type provided, however, that if the Purchaser Guarantor exercises its option to acquire and actually acquires the



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

                                 Brazil Assets, provided for in clause 5.10.1.1 of this Agreement, Varga shall not carry on a Heavy Vehicle Competing Business that includes designing and/or manufacturing and/or selling Wheel End Products for applications in full air brake systems;

                    7.2.3 in whatever form it takes from continuing to own, carry on and develop any of its businesses anywhere in the world, which are howsoever, and whether directly or indirectly, engaged, concerned with or interested in designing and/or manufacturing and/or selling Wheel End Products and/or Friction:-

                                 7.2.3.1 in the Independent Aftermarket where such Wheel End Products and/or Friction is/or are Alternative Specification; or

                                 7.2.3.2 in the Independent Aftermarket where the sale of such Wheel End Products and/or Friction complements in the reasonable opinion of LAO the range of products sold from time to time by LAO;

                                 provided, however, that in no event shall LAO or any other member of the LucasVarity Group (save where otherwise permitted pursuant to this clause 7.2) reverse engineer products or sell Alternative Specification products to those products which are manufactured by and/or for the Activity for inclusion in products for sale to the OE Market from time to time, save where: such products manufactured by and/or for the Activity are Friction or brake rotors of 15 3/8th inches or less in diameter;

                                 7.2.3.3    in NAFTA in the Aftermarket and
                                            Independent Aftermarket for
                                            applications in Classes 5 and 6;

                    7.2.4 from acquiring, holding or operating any business or the shares or other securities of any company (including, without limitation, shares which are quoted, listed or otherwise dealt in on a recognised stock exchange or other securities market) or group of companies or participating in any joint venture (and from any business, company, group of companies or joint venture so acquired, held or operated or participated in from carrying on and/or developing any of its or their businesses):-

                                 7.2.4.1 where the portion of the activities of such business, company, group of companies or joint venture which comprises a Heavy Vehicle Competing Business is less than 20% of its business; and

                                 7.2.4.2 where the principal purpose of such acquisition or participation is not to acquire or participate in a Heavy Vehicle Competing Business;

                    7.2.5 from carrying on any of the activities in the capacity and to the extent as contemplated by the Transaction Documents or any of them or from enjoying or exercising any benefits or rights granted to any member of the LucasVarity Group pursuant to such Transaction Documents;



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

                    7.2.6 from licensing or entering into any agreement or other arrangement whatsoever relating to its trademarks or other intellectual property provided that subject to the other provisions of clause 7.2 neither the Vendors nor any member of the LucasVarity Group shall for a period of three years from the Closing grant any licence under any of its trade marks or other intellectual property to use or exploit the same in a Heavy Vehicle Competing Business application;

                    7.2.7 from designing and/or manufacturing and/or distributing and/or selling ABS;

                    7.2.8 subject to the Vendors' obligations hereunder with respect to sale of the China Share from continuing to own and/or hold the China Share and nothing in this Agreement shall prevent or restrict any Vendor from holding shares in or acquiring further shares in Huayang or from Huayang from continuing to carry on any of its businesses including without limitation a Heavy Vehicle Competing Business nor from developing any such businesses or any business of a similar type;

                    7.2.9 remanufacturing Wheel End Products, and selling and/or distributing such remanufactured Wheel End Products, provided that where products to be remanufactured are products forming part of the range of products manufactured by the Activity, the LucasVarity Group shall use only original spares sourced from the Activity pursuant to the terms and conditions of the LAO Agreement (as defined in the English Sale Agreement) in carrying out such remanufacture;

                    7.2.10 from performing and continuing to perform its obligations under its contract to supply Alternative Specification discs to Optare for Original Equipment Service;

                    7.2.11 in NAFTA in Classes 5 and 6 from supplying and continuing to supply Wheel End Products (other than Wheel End Products for applications in full air brake systems) to the current or similar to current customer base of LVBS which are primarily automotive manufacturers (ie, manufacturers of primarily light vehicles that also manufacture medium-duty vehicles) and not heavy truck manufacturers; or

                    7.2.12 from continuing to hold shares in or to acquire shares in Roulunds Lucas Huangshi Friction Company and nothing in this Agreement shall prevent or restrict that Company from continuing to carry on any of its business as a manufacturer of Friction and accordingly, none of the Vendors shall be in breach of any of the provisions of clause 7.1 if they undertake any of the activities contemplated by this clause 7.2.

         7.3 The Purchaser covenants and undertakes in favour of the Vendors for themselves and as trustee for each member of the LucasVarity Group that it shall not and shall procure that no other member of the Purchaser Group will, either alone or in conjunction with



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

                    or on behalf of any other Person for a period which commences on the date of this Agreement and ends twelve months from the date of Closing either on its own account or in connection with or on behalf of any Person without the prior written consent of LucasVarity, which consent shall not be unreasonably withheld or delayed solicit or endeavour to entice away any employee of LVBS who is, at the date of this Agreement, employed by LVBS as it exists on the date hereof in a senior technical or senior managerial position

         7.4 Where HVBS or LVBS have acted as joint bidders or as a supplier to the other on business quoted by the other to a customer, upon the expiration of the platform or when new quotes for continuance of the business or other business are due the Purchasers and the Vendors (as trustee for and on behalf of LVBS) agree to negotiate in good faith the renewal of such arrangement on commercially acceptable terms

         7.5

                    7.5.1 Each of the Vendors and the Purchasers hereby agrees that each of the restrictions imposed on them contained in this clause 7 is reasonable and necessary for the protection of in case of the restrictions imposed on the Vendors the Purchaser's proprietary interests in HVBS and (after completion of the China Sale Agreement, if it takes place) Huayang and the goodwill in relation to them and in case of the restriction imposed on the Purchasers, the LucasVarity Group's interest in LVBS and each of the other businesses comprised within the LucasVarity Group but if any such restriction shall be found by a competent court to be void or voidable at the option of the Vendors, or any of them, or as the case may be, the Purchasers, or any of them but would be valid and enforceable if some part thereof were deleted or the period or the area of application of the restraint reduced such restriction shall apply with such modification as may be necessary to make it valid and enforceable and not void or voidable.

                    7.5.2 Without prejudice to clause 7.6 if any restriction or undertaking is found by any court or other competent authority to be void, voidable or unenforceable the parties shall negotiate in good faith to replace such void, voidable or unenforceable restriction or undertaking with a valid provision which has materially the same or similar legal and commercial effect as such void, voidable or unenforceable undertaking or restriction as the case may be which it replaces.

         7.6 For the purposes of clause 7.1 the time which shall be relevant for the purposes of determining whether a Person is at that time a member of the LucasVarity Group shall be the time at which the Person is in breach of the undertaking given by the Vendors in clause 7.1. For the avoidance of doubt, but except in respect of any pre-existing breach, the Vendors and each of them, shall cease to be liable for any actions of any Person in breach of clause 7.1 immediately on such Person ceasing to be a member of the LucasVarity Group.

         7.7 The provisions of clause 7.6 apply mutatis mutandis for the purposes of clause 7.3 and the Purchaser Group.



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8.       RESTRICTIVE TRADE PRACTICES ACT

         If this Agreement or any wider arrangement of which it forms part constitutes an agreement particulars of which are required to be furnished to the Director General of Fair Trading pursuant to Section 24 of the Restrictive Trade Practices Act 1976 then none of the relevant provisions shall come into effect nor shall any of the parties give effect to or enforce or purport to enforce any restriction by virtue of which the Agreement (or wider arrangement) is subject to registration until the day after relevant particulars have been duly furnished in accordance with section 24 of that Act.

9.       PURCHASER ASSURANCES

         9.1 The Purchaser Guarantor and the Purchasers acknowledge to and agree with each of the Vendors (both for themselves and in each case as trustees for each other member of the LucasVarity Group and for the benefit of each of their respective officers employees and advisers and as trustee for such officers, employees and advisers) that:-

                    9.1.1 the invitation to them by or on behalf of the Vendors to consider the purchase of HVBS and the China Share and the provision of information relating to HVBS and the China Share, their respective financial positions or prospects was made by or on behalf of the Vendors and the LucasVarity Group and accepted by the Purchaser Guarantor and the Purchasers and this Agreement and the Transaction Documents were entered into on the basis that none of the Vendors nor any member of the LucasVarity Group nor any of the Vendors' or any member of the LucasVarity Group's officers employees or advisers have made or makes any representation or warranty (other than as set out in the Warranties) as to the accuracy or completeness of such information or accepts any duty of care in relation to the Purchaser Guarantor and/or the Purchasers in respect of the provision of such information and, save as contemplated by the Warranties or in the case of representations made fraudulently by the Vendors and/or any member of the LucasVarity Group, none of such persons shall be under any liability to the Purchaser Guarantor and/or the Purchasers in the event that, for whatever reason, such information is or becomes inaccurate incomplete or misleading in any particular; and

                    9.1.2 the Purchaser Guarantor and the Purchasers have had independent legal and financial advice relating to the purchase of HVBS, the Assets, the China Share and to the terms of this Agreement and each Transaction Document and the documents to be executed pursuant to them including the terms of this clause.

         9.2 Subject to such rights as the Purchasers may have under this Agreement or any of the Transaction Documents each of the Purchasers and the Purchaser Guarantor undertakes to the Vendors and each of them, for themselves and as trustee for and on behalf of each member of the LucasVarity Group to procure that none of the Purchasers, HVBS and/or Huayang will at any time after Closing hold itself out as a Subsidiary of or otherwise connected with the LucasVarity Group or use in connection with any business the name or mark "Lucas" and/or "LucasVarity" and/or "Girling" and/or "Kelsey-Hayes" and/or the LucasVarity Group diagonal flash and/or the Varity logo and/or any LucasVarity Group or Girling or Lucas or Kelsey-Hayes get up or trade dress or any colourable imitations of any of them (the "Names") and (without limiting the foregoing) to procure that all of the same are deleted from all printed material including (without limitation) stationery, compliments slips, invoices, business cards, catalogues, brochures, sales material and (if relevant) from electronic media such as Internet sites and telephone listings and (if relevant) from signage at the Property and any other premises from which any of HVBS or Huayang carries on business or otherwise operates and from motor vehicles and other tangible assets used by HVBS or Huayang as soon as reasonably practicable. Notwithstanding anything contained herein to the contrary, the Purchasers shall be permitted to continue to use the Names for certain limited purposes for a limited period of time from the Closing Date as follows:

                    9.2.1 on catalogues and forms for internal use only, for 180 days;

                    9.2.2 to package products in packaging bearing any of the Names and on any other written materials (other than as provided in clause 9.2.1) or signs at facilities, for 90 days;

                    9.2.3 to deliver to customers products packaged in packaging bearing any of the Names, for 270 days; and

                    9.2.4 to use Plant, Machinery and Equipment, including for the avoidance of doubt any tooling, which involves the printing, impressing or otherwise marking of products with any of the Names for 3 years.

         9.3 The Purchasers acknowledge to each Vendor for themselves and as trustee for each other member of the LucasVarity Group the ownership by the LucasVarity Group of the names and/or mark "Lucas" or "LucasVarity" and/or "Girling" and/or "Kelsey-Hayes" and/or the LucasVarity Group diagonal flash and/or the Varity logo in relation to the goods or services in respect of which such names, marks or logo are registered and/or are used by any member of the LucasVarity Group and hereby acknowledge that notwithstanding any arrangements which may be contained in any of the Transaction Documents and which operate between the Vendors and the Purchasers in respect of the period following Closing all and any goodwill in the names and/or marks Lucas and/or LucasVarity and/or Girling and/or Kelsey-Hayes and/or the LucasVarity Group diagonal flash and/or the Varity logo and/or any LucasVarity Group or Girling get up or trade dress belongs to and remains vested in the LucasVarity Group in relation to such goods and services.

         9.4 The Purchaser Guarantor and the Purchasers hereby covenant with the Vendors and each of them for themselves and as trustee for each other member of the LucasVarity Group that except to the extent (if any) required by law the Purchaser Guarantor and the Purchasers will not and will procure that no member of the Purchaser Group will at any time within the period of three years from Closing disclose or make public any secret or confidential or professional or financial or commercial information concerning the LucasVarity Group and not relating to HVBS or Huayang which it or they has or have learned by reason of HVBS or Huayang or either of them being owned by the Vendors and will not and will procure that no member of the Purchaser Group



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                    will use to the detriment of any member of the LucasVarity
                    Group any information concerning LucasVarity and not relating to HVBS which HVBS has obtained in confidence in the course of or as a result of such ownership provided always that the provisions of this clause 9.4 shall cease to apply to any information which is already or which falls into the public domain otherwise than by reason of a breach of this provision.

         9.5

                    9.5.1 The Purchaser Guarantor and the Purchasers hereby warrant and represent to the Vendors in the terms of Schedule 4 at the date of this Agreement and at the Closing by reference to the facts and circumstances then existing. Subject as provided in clause 9.5.2, the Purchaser Warranties shall be qualified to the extent of any matters, events or circumstances known prior to execution and delivery of this Agreement by the Vendors.

                    9.5.2 The Purchasers and the Purchaser Guarantor agree and confirm that the Vendors are entering into this Agreement on the basis of the Purchaser Warranties as given on the date of this Agreement and on the basis that they will be repeated on Closing in the manner specified herein and on the basis that the Vendors will be entitled to recover under a Purchaser Warranty (subject to the terms and conditions of this Agreement) when repeated on Closing without reference to any disclosure made or information provided by or on behalf of the Purchasers the Purchaser Guarantor or any of them after the execution and delivery of this Agreement. No knowledge howsoever obtained after the execution and delivery of this Agreement or disclosure made by the Purchasers or the Purchaser Guarantor after the execution and delivery of this Agreement shall in any way diminish or otherwise affect any Vendor's ability to recover in respect of the Purchaser Warranties either as a result of them having been given on the date of this Agreement or being repeated on Closing.

                    9.5.3 Liability under any Purchaser Warranty (whether given on the date of this Agreement or repeated on Closing) or for any breach of any obligations of the Purchasers under this Agreement or any Transaction Document shall not be confined to breaches discovered before Closing nor in any way be modified or discharged by Closing

         9.6 All undertakings, covenants, indemnities and acknowledgements given to or made with any member of the LucasVarity Group under this Agreement or any of the Transaction Documents are given to or made with the Vendors and each of them for themselves and (as a separate undertaking, covenant, indemnity or acknowledgement) to or with each Vendor as trustee for each other member of the LucasVarity Group.

         9.7 All undertakings covenants, indemnities and acknowledgements given or made with any member of the Purchaser Group under this Agreement or any of the Transaction Documents are given to or made with the Purchasers and each of them for themselves and (as a separate undertaking covenant indemnity or acknowledgement) to or with each Purchaser as trustee for each other member of the Purchaser Group.



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10.      INTEREST

         Save where otherwise provided by any other provision of this Agreement or any Transaction Document, if any sum shall at any time be due and outstanding from any Purchaser to the Vendors or any of them or from any Vendor to the Purchasers or any of them (as the case may be) pursuant to the terms of this Agreement or any Transaction Document interest shall be payable thereon at the rate per annum of 3% above Prime Rate from time to time such interest to accrue from day to day and to be payable from the due date until payment whether before or after judgment.

11.      WAIVER

         No waiver by any party to this Agreement or any Transaction Document of any of the requirements of this Agreement or any Transaction Document or any of its rights hereunder or thereunder shall have effect unless given in writing and signed by or on behalf of the party giving the waiver and no delay by any party in exercising any of its rights hereunder or thereunder shall impair the same. No single or partial exercise of any right or remedy shall preclude any further exercise thereof or the exercise of any other right.

12.      NOTICES

         12.1 The addresses for service of the parties to this Agreement and each Sale Agreement and the China Sale Agreement shall be:-

                    12.1.1 in the case of each of LucasVarity and the Vendors and each of them:-

                                 The Company Secretary and General Counsel,
                                 LucasVarity plc, 48 Park Street, London W1Y 4DJ with a copy to each of Chris Long-Leather and Hilary Kindelan both at LucasVarity plc, Stratford Road, Shirley, Solihull, West Midlands; and

                    12.1.2 in the case of each of the Purchaser Guarantor and the Purchasers:-

                                 David W. Greenfield, Senior Vice President,
                                 General Counsel and Secretary, Meritor
                                 Automotive, Inc., 2135 West Maple Road, Troy, Michigan 48084-7186 with a copy to Thomas A. Madden, Senior Vice President and Chief Financial Officer, Meritor Automotive, Inc. at the same address.

         12.2 Any notice will be deemed well served on the party to whom it is addressed if it be served personally or by courier delivery addressed to such party at its address for service and such service shall be deemed to be effective upon such personal or courier delivery taking place.

         12.3 Any notices or statements to be served pursuant to clause 3 of this Agreement may be sent by facsimile process to each of the persons identified in clause 12.1.1:-

                    12.3.1 in the case of notices to the Vendors, to Chris Long-Leather at Fax Number 0121 627 4003, Russell Kelley at Fax Number 0171 647 0671 and Hilary Kindelan at Fax Number 0121 627 4417; and



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                    12.3.2       in the case of notices to the Purchaser
                                 Guarantor and the Purchasers or any of them, to David W. Greenfield at Fax Number 248-435-2184 and Thomas A. Madden at Fax Number 248-435-8397.

         12.4 Any notice or statement so sent by facsimile process shall be deemed to have been served at the expiration of 2 hours after the time of despatch, if despatched before 3.00 pm (local time at the place of destination) on any Business Day, and in any other case at 10.00 am (local time at the place of destination) on the Business Day following the date of despatch, provided that despatch is evidenced by a transmission slip and it is followed by a hard copy of the notice or statement served on the recipient in accordance with clause 12.2.

13.      COSTS

         Save as otherwise provided in this Agreement and the Transaction Documents each party hereto shall bear its own costs and expenses in connection with this Agreement and each of the Transaction Documents and the negotiations leading thereto.

14.      ENTIRE AGREEMENT

         14.1 This Agreement, the Transaction Documents and the documents referred to in them or executed pursuant thereto contain the whole agreement between the parties to this Agreement relating to the transactions contemplated by them and supersede all previous agreements between the parties relating to these transactions. Each of the parties to this Agreement acknowledges that in agreeing to enter into this Agreement, the Transaction Documents and the documents referred to in them or executed pursuant to them it has not relied on any pre-contractual representations or warranties or other assurances save as set out in this Agreement, the Transaction Documents and the documents referred to in or executed pursuant to them. Nothing in this clause 14 shall relieve any member of the LucasVarity Group from any liability for representations made fraudulently.

         14.2 Except in the case of any provisions relating to applicable law and jurisdiction, in the case of any conflict between (i) this Agreement and (ii) any Sale Agreement or the China Sale Agreement, the provisions of this Agreement shall prevail.

         14.3 Without prejudice to the generality of clause 14.1, the "parties" to this Agreement shall include the Other Lucas Companies for the purpose of that clause.

15.      SURVIVAL OF CERTAIN PROVISIONS

         This Agreement and each Transaction Document and each document referred to in each of them or executed pursuant to any of them shall remain in force and effect after Closing (but subject to the qualifications, limitations or other restrictions or conditions to which the same are subject as contained in this Agreement and each Transaction Document) in respect of any matters covenants or conditions which shall not have been done observed or performed prior thereto and all warranties obligations of and indemnities given by the parties shall (except for any obligations fully performed) continue in full force and effect notwithstanding Closing.



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16.      GOVERNING LAW

         The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement or any term of this Agreement shall be governed by English law. The English Courts shall have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

17.      ANNOUNCEMENTS

         No announcement concerning the transactions contemplated by this Agreement or any Transaction Documents or any matter ancillary to them and no disclosure of the terms or contents of this Agreement or any Transaction Document or any matter ancillary to them shall (save as required by law or the regulations of the London Stock Exchange or the New York Stock Exchange) be made by any party except with the prior written approval of LucasVarity and the Purchaser Guarantor (such approval not to be unreasonably withheld or delayed). Each of the Vendors and the Purchasers agree to procure that each of their respective advisers and representatives complies with the provisions of this clause as if such persons were parties to this Agreement.

18.      COUNTERPARTS

         This Agreement and any other documents to be delivered pursuant to any provision hereof or of any Transaction Document may be executed in any number of counterparts and by the several parties hereto on separate counterparts each of which when so executed and delivered shall be an original but all the counterparts shall together constitute one document.

19.      ASSIGNMENT; CONFIDENTIALITY AGREEMENTS

         19.1 The obligations and benefits of this Agreement or any Sale Agreement or the China Sale Agreement may not be assigned by the Vendor Guarantor or any of the Vendors without the prior written consent of the Purchaser Guarantor or by the Purchaser Guarantor or the Purchasers without the prior written consent of LucasVarity save that any party may assign the benefit of this Agreement or any Sale Agreement or the China Sale Agreement to any of its Subsidiaries or its Holding Company or any other Subsidiary of its Holding Company or to the successor of all or any part of its business without any relief from liability of the assignor if such assignment does not increase the liability of any party under this Agreement. If at any time thereafter such assignee shall cease to be such a Subsidiary or Holding Company it shall prior to so ceasing re-assign the benefit of this Agreement to a member of the LucasVarity Group or as the case may be the Purchaser's Group.

         19.2 With effect from Closing, to the extent assignable, the Vendors and the Vendor Guarantor hereby assign to the Purchasers all their rights under all confidentiality agreements relating to the sale of or other transactions involving the Activity (or any portion thereof) or any of the Assets. Effective upon Closing, the Confidentiality Agreement will automatically be terminated.



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20.      GUARANTEE BY PURCHASER GUARANTOR

         20.1 In consideration of the Vendors entering into this Agreement, each Sale Agreement and the other Transaction Documents at the request of the Purchaser Guarantor, the Purchaser Guarantor irrevocably and unconditionally:-

                    20.1.1 guarantees to the Vendors and each of them the payment, observance and performance when due by the Purchasers of all their liabilities and obligations whether present or future, actual or contingent under or arising out of each of this Agreement and the Transaction Documents (including any liability or obligation to pay damages);

                    20.1.2 undertakes with the Vendors and each of them that whenever any of the Purchasers fails to pay or perform when due any of the liabilities or obligations referred to in clause 20.1.1 it will on demand by any Vendor from time to time pay, perform or procure the performance of any and all of the same; and

                    20.1.3 in addition to the obligations contained in clauses 20.1.1 and 20.1.2 and separate from them agrees to indemnify the Vendors and each of them in full on demand against any loss or damage or any liability (which liability will include all losses or costs claims expenses or damages including legal and other professional fees and expenses) which the Vendors or any of them may suffer or incur directly or indirectly arising out of or as a result of or in connection with any failure for any reason of the Purchasers to pay, observe or perform any of the obligations referred to in clause 20.1.1 when due and in enforcing protecting or preserving or seeking to enforce protect or preserve any of the Vendors' rights under this Agreement or any Transaction Document.

         20.2. None of the Vendors will be obliged before exercising any of the rights powers or remedies conferred upon it and them in respect of the Purchaser Guarantor under the Purchaser Guarantee or by law:-

                    20.2.1 to make demand of the Purchasers or any of them; or

                    20.2.2 to enforce or seek to enforce any claim right or remedy against any Purchaser or any other person; or

                    20.2.3 to make or file any claim in connection with the insolvency of any Purchaser or any other person; or

                    20.2.4 to take any action or obtain judgment in any court against any Purchaser or any other person; or

                    20.2.5 to enforce or seek to enforce any other security, indemnity, guarantee or lien taken in respect of any of the obligations of the Guarantor under the Guarantee.



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         20.3       Neither the liability of the Purchaser Guarantor under the
                    Purchaser Guarantee nor the rights powers and remedies conferred on the Vendors under the Purchaser Guarantee or by law will in any way be released prejudiced diminished or affected by any of the following:-

                    20.3.1 the granting of time or indulgence to or any compromise with or agreement not to sue the Purchasers, the Purchaser Guarantor or any other person or the Vendors abstaining from proving or enforcing payment of any dividend or composition;

                    20.3.2 the Vendors not giving the Purchaser Guarantor notice of any default by any Purchaser or of any action taken by the Vendors;

                    20.3.3 any variation made in any of the terms of this Agreement or any Transaction Document whether the same is made with or without the assent or knowledge of the Purchaser Guarantor;

                    20.3.4 the Vendors obtaining or failing to obtain or perfect any other guarantee or security (whether contemporaneously with this Agreement or any Transaction Document or not) or the modification, variation, renewal, release, termination or discharge by the Vendors of any security or guarantee now or hereafter held from any Purchaser or any other person (including any signatory to this Agreement or any Transaction Document) in respect of the liabilities and obligations referred to in clause 20.1.1;

                    20.3.5 any defect in or the unenforceability of any security or guarantee given by or on behalf of any Purchaser or any other person in respect of any of the liabilities and obligations referred to in clause 20.1.1; or

                    20.3.6 any act omission or circumstances which but for this clause 20.3 might operate to prejudice, affect or otherwise diminish the liability of the Purchaser Guarantor under clause 20 or any of the rights powers or remedies conferred upon the Vendors or any of them under clause 20 or by law.

         20.4. The Purchaser Guarantee is a continuing guarantee and will remain in full force and effect until all the liabilities and obligations referred to in clause 20 have been irrevocably paid and satisfied in full.

         20.5. Without prejudice to the Vendors' rights against the Purchasers as principal debtor the Purchaser Guarantor agrees as a separate and independent stipulation that any liabilities or obligations referred to in clause 20.1.1 which may not be recoverable on the footing of a guarantee (whether by reason of any legal limitation, disability or incapacity on or of any Purchaser or any other fact or circumstance) or which are or become discharged by any insolvency (and whether or not known to the Purchasers or the Vendor Guarantor or any other person) will nevertheless be recoverable from and enforceable against the Purchaser Guarantor as sole or principal debtor in respect thereof and will be paid or performed by the Purchaser Guarantor on demand.



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

         20.6 Notwithstanding any provision to the contrary contained in this clause 20 but subject to the provisions of clause 20.5 the Purchaser Guarantor shall be entitled to raise as a defence to any claim made in respect of the Purchaser Guarantee any defence which the Purchasers would have had arising out of or in respect of the subject matter which gave rise to the claim under the Purchaser Guarantee

21.      GUARANTEE BY VENDOR GUARANTOR

         21.1 In consideration of the Purchasers entering into this Agreement, each Sale Agreement and the other Transaction Documents at the request of the Vendor Guarantor, the Vendor Guarantor irrevocably and unconditionally:-

                    21.1.1 guarantees to the Purchasers and each of them the payment, observance and performance when due by the Vendors of all their liabilities and obligations whether present or future, actual or contingent under or arising out of each of this Agreement and the Transaction Documents (including any liability or obligation to pay damages);

                    21.1.2. guarantees to the Purchasers and each of them the payment, observance and performance when due by Lucas Automotive Limited of all its liabilities and obligations whether present or future, actual or contingent under or arising out of the Lease relating to the Training Centre in Cwmbran to be entered into on the Closing Date;

                    21.1.3 undertakes with the Purchasers and each of them that whenever any of the Vendors or Lucas Automotive Limited fails to pay or perform when due any of the liabilities or obligations referred to in clauses 21.1.1 or 21.1.2, as the case may be, it will on demand by any Purchaser from time to time pay, perform or procure the performance of any and all of the same; and

                    21.1.4 in addition to the obligations contained in clauses 21.1.1, 21.1.2 and 21.1.3 and separate from them agrees to indemnify the Purchasers and each of them in full on demand against any loss or damage or any liability (which liability will include all losses or costs claims expenses or damages including legal and other professional fees and expenses) which the Purchasers or any of them may suffer or incur directly or indirectly arising out of or as a result of or in connection with any failure for any reason of the Vendors or Lucas Automotive Limited to pay, observe or perform any of the obligations referred to in clause 21.1.1 or 21.1.2, as the case may be, when due and in enforcing protecting or preserving or seeking to enforce protect or preserve any of the Purchasers' rights under this Agreement or any Transaction Document.

         21.2. None of the Purchasers will be obliged before exercising any of the rights powers or remedies conferred upon it and them in respect of the Vendor Guarantor under the Vendor Guarantee or by law:-

                    21.2.1 to make demand of the Vendors or Lucas Automotive Limited or any of them; or



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                    21.2.2       to enforce or seek to enforce any claim right
                                 or remedy against any Vendor or Lucas
                                 Automotive Limited or any other person; or

                    21.2.3 to make or file any claim in connection with the insolvency of any Vendor or Lucas Automotive Limited or any other person; or

                    21.2.4 to take any action or obtain judgment in any court against any Vendor or Lucas Automotive Limited or any other person; or

                    21.2.5 to enforce or seek to enforce any other security, indemnity, guarantee or lien taken in respect of any of the obligations of the Vendor Guarantor under the Guarantee.

         21.3 Neither the liability of the Vendor Guarantor under the Vendor Guarantee nor the rights powers and remedies conferred on the Purchasers under the Vendor Guarantee or by law will in any way be released prejudiced diminished or affected by any of the following:-

                    21.3.1 the granting of time or indulgence to or any compromise with or agreement not to sue the Vendors, the Vendor Guarantor, Lucas Automotive Limited or any other person or the Purchasers abstaining from proving or enforcing payment of any dividend or composition;

                    21.3.2 the Purchasers not giving the Vendor Guarantor notice of any default by any Vendor or Lucas Automotive Limited or of any action taken by the Purchaser;

                    21.3.3 any variation made in any of the terms of this Agreement or any Transaction Document whether the same is made with or without the assent or knowledge of the Vendor Guarantor;

                    21.3.4 the Purchasers obtaining or failing to obtain or perfect any other guarantee or security (whether contemporaneously with this Agreement or any Transaction Document or not) or the modification, variation, renewal, release, termination or discharge by the Purchasers of any security or guarantee now or hereafter held from any Vendor or Lucas Automotive Limited or any other person (including any signatory to this Agreement or any Transaction Document) in respect of the liabilities and obligations referred to in clause 21.1.1 or 21.1.2;

                    21.3.5 any defect in or the unenforceability of any security or guarantee given by or on behalf of any Vendor, Lucas Automotive Limited or any other person in respect of any of the liabilities and obligations referred to in clause 21.1.1 or 21.1.2; or

                    21.3.6 any act omission or circumstances which but for this clause 21.3 might operate to prejudice, affect or otherwise diminish the liability of the Vendor Guarantor under clause 21 or any of the rights powers or remedies conferred upon the Purchasers or any of them under clause 21 or by law.

         21.4. The Vendor Guarantee is a continuing guarantee and will remain in full force and effect until all the liabilities and obligations referred to in clause 21 have been irrevocably paid and satisfied in full.



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

         21.5. Without prejudice to the Purchasers' rights against the Vendors or Lucas Automotive Limited as principal debtor the Vendor Guarantor agrees as a separate and independent stipulation that any liabilities or obligations referred to in clause 21.1.1 and 21.1.2 which may not be recoverable on the footing of a guarantee (whether by reason of any legal limitation, disability or incapacity on or of any Vendor or Lucas Automotive Limited or any other fact or circumstance) or which are or become discharged by any insolvency (and whether or not known to the Purchasers or the Vendor Guarantor or any other person) will nevertheless be recoverable from and enforceable against the Vendor Guarantor as sole or principal debtor in respect thereof and will be paid or performed by the Vendor Guarantor on demand.

         21.6 Notwithstanding any provision to the contrary contained in this clause 21 but subject to the provisions of clause 21.5 the Vendor Guarantor shall be entitled to raise as a defence to any claim made in respect of the Vendor Guarantee any defence which the Vendors or Lucas Automotive Limited would have had arising out of or in respect of the subject matter which gave rise to the claim under the Vendor Guarantee.

22.      NO THIRD PARTY BENEFICIARY

         Except as otherwise provided in this Agreement, this Agreement and the Transaction Documents are intended and agreed to be solely for the benefit of the parties hereto and their permitted assigns and no third party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement or any of the Transaction Documents.

23.      EXTENSION AND WAIVER

         At any time prior to the Closing Date the parties by agreement between all of them may extend the time for the performance of any of the obligations or other act of the other parties or waive compliance with any of the terms of this Agreement or any of the Transaction Documents. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

24.      MUTUAL CO-OPERATION

         Each of the parties to this Agreement shall co-operate with the others in a timely manner in the preparation and filing of any tax returns. Each party shall promptly deliver to the others such information and data and shall make available such knowledgeable employees as such other party may reasonably request in order to cause the completion and filing of all tax returns or to respond to audits by any taxing authorities with respect to any taxes for which the requesting party is responsible under this Agreement or any of the Sale Agreements.





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                                   SCHEDULE 3
                              WARRANTIES OF VENDORS
                         DEFINITIONS AND INTERPRETATION


1. Words and expressions used in this Schedule shall unless the context otherwise requires have the same meanings (if any) as are given to them in this Agreement.

2.       With regard to the different Parts of this Schedule:-

         2.1 the Warranties contained in Part A of this Schedule are made by the English Vendor in relation to the English Activity, the German Vendor in relation to the German Activity and the US Vendor in relation to the US Business. Where in such Schedule reference is made to the Vendor the same shall be deemed to be a reference to the English Vendor, the German Vendor or the US Vendor as appropriate. Where in such Schedule reference is made to the Activity the same shall be deemed to be a reference to the English Activity, the German Activity or the US Business as appropriate;

         2.2 the Warranties contained in Part B of this Schedule are made by the English Vendor in relation to the English Activity only and nothing contained in Part B shall affect the application or interpretation of the Warranties contained in the remainder of this Schedule. References in such Part B to the Vendor or the Purchaser shall be deemed to be to the English Vendor or the English Purchaser (as the case may be) and references to the Activity shall be deemed to be to the English Activity;

         2.3 the Warranties contained in Part C of this Schedule are made by the German Vendor in relation to the German Activity only and nothing contained in Part C shall affect the application or interpretation of the Warranties contained in the remainder of this Schedule. References in such Part C to the Vendor or the Purchaser shall be deemed to be to the German Vendor or the German Purchaser (as the case may be) and references to the Activity shall be deemed to be to the German Activity; and

         2.4 the Warranties contained in Part D of this Schedule are made by the US Vendor in relation to the US Business only and nothing contained in Part D shall affect the application or interpretation of the Warranties contained in the remainder of this Schedule. References in such Part D to the Vendor shall be deemed to be to the US Vendor and references to the Activity shall be deemed to be to the US Business.


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PART A.  GENERAL

1.       ORGANISATION

         Each of LucasVarity and the Vendors is a corporation duly organised and validly existing under the laws of its jurisdiction of organisation. Each of the Vendors is entitled, and has all requisite corporate power and authority, to own or lease and operate the Assets owned or leased and operated by it and to carry on the Activity as presently conducted. Each of the Vendors is duly qualified to transact business and in good standing as a foreign corporation in each jurisdiction in which the conduct or nature of its business as it relates to the Activity or the ownership, leasing or holding of Assets by it makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect or could not preclude LucasVarity and the Vendors from consummating the transactions contemplated by this Agreement and the Sale Agreements. Each of LucasVarity and the Vendors is entitled, and has all requisite corporate power and authority, to enter into and perform this Agreement and those of the Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement and the Transaction Documents by LucasVarity and the Vendors has been duly authorised by all necessary acts of LucasVarity and the Vendors. Each of this Agreement and those of the Transaction Documents to which LucasVarity or any Vendor is a party has been duly executed and where appropriate delivered by LucasVarity or the applicable Vendor and constitutes the legal, valid and binding obligation of LucasVarity or the applicable Vendor, enforceable against LucasVarity or the applicable Vendor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganisation, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

2.       NO CONFLICT

         None of the execution, delivery or performance by LucasVarity or any Vendor of this Agreement or any of the Transaction Documents will, with or without the giving of notice or the lapse of time or both, result in the creation of any lien upon any of the Assets, or conflict with, or result in a breach or violation of or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) the articles of incorporation or by-laws or similar organisational documents of LucasVarity or any Vendor, or (ii) any contract or agreement or lease related to real property to which LucasVarity or any Vendor is a party or by which any of its assets are bound (other than with respect to consents required as a result of the transactions contemplated hereby under those contracts or agreements or leases related to real property to which LucasVarity or any Vendor is a party or by which any of its assets are bound) or (iii) any law or permit (subject to compliance with Hart-Scott-Rodino and any other filing provided for in clause 2.1 of this Agreement) or other requirement to which LucasVarity or any Vendor or their respective properties or assets is subject, except, in the case of items (ii) and (iii) above only, for those which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would not preclude LucasVarity and the Vendors from consummating the transactions contemplated by this Agreement and the Sale Agreements.



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3.       THE ACTIVITY

         Since the Accounting Date, the Activity has been carried on in the ordinary and usual course in a similar manner as in the financial year of the Vendors ending on the Accounting Date and, in the period commencing on 30 August 1998 and ending on the date of this Agreement, there have not been any events, occurrences, changes or developments which, individually or in the aggregate, have had or would have, a Material Adverse Effect. Without limiting the generality of the foregoing, in the period commencing on 30 August 1998 and ending on the date of this Agreement none of LucasVarity or any Vendor (with respect to the Activity) has engaged in any transaction which, if engaged in between the date hereof and the Closing Date, would constitute a breach of the covenant of the Vendors contained in clause 5.1 of this Agreement

4.       THE ASSETS

         4.1 All the Assets (other than the owned real property and the leased real property and other than intellectual property which shall be governed by clause 9.3 of this Schedule 3, Part A) and the China Share are the absolute and unencumbered property of the Vendors and are not subject to any outstanding mortgage, charge (including floating charge), lien, conditional sale, credit sale, hire-purchase or lease agreements or any encumbrances of any nature whatsoever (excluding retention of title claims by unpaid suppliers) or to any option or agreement for purchase in favour of any person provided always that nothing contained in the provisions of this paragraph 4.1 shall be construed as a guarantee of collectibility of accounts receivable or the enforceability of rights or claims constituting Assets.

         4.2 The Assets (together with any right to use intellectual property rights granted pursuant to the Transaction Documents) comprise and will comprise on the Closing Date
                    (a) all the material assets and rights that are used in the operation of the Activity as it is being conducted as of the date hereof and as it will be conducted by the Vendors on the Closing Date and (b) all of the property, real and personal, tangible and intangible, necessary for the conduct by the Purchasers of the Activity as it is being conducted as of the date hereof and as it will be conducted by the Vendors on the Closing Date.

5.       NO DEFAULT

         5.1 (a) The Vendors are not in respect of HVBS in default or violation of any (i) order, writ, injunction or decree of which they have been notified (or which the Vendors are otherwise aware of), or (ii) statute, rule or regulation which is applicable to the Vendors except in each case for defaults or violations which in the aggregate have not had and would not have a Material Adverse Effect or would not preclude LucasVarity and the Vendors from consummating the transactions contemplated by this Agreement and the Transaction Documents, (b) no claims or complaints in writing or, so far as the Vendors are aware, any other claims or complaints from any governmental entities or other regulatory authority have been received by any of the Vendors which claims or complaints remain outstanding and which affect the Activity or the Assets where such claims or complaints allege that any of the Vendors is in violation of any laws or permits applicable to the Activity or the Assets, except for such claims or complaints that, individually or in the aggregate, have not had and would not have a Material Adverse Effect or would not preclude LucasVarity and the Vendors from



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                    consummating the transactions contemplated by this Agreement and the Sale Agreements, and, so far as the Vendors are aware no such claims or complaints are threatened, and (c) so far as the Vendors are aware no investigation, inquiry, or review by any governmental authority with respect to any of the Vendors related to or affecting the Activity is pending or threatened, nor has any governmental authority indicated an intention in terms such that the conclusion would reasonably be drawn that it intends to conduct any such investigation, inquiry or review, except for such investigations, inquiries or reviews that, individually or in the aggregate, have not had and would not have a Material Adverse Effect or would not preclude LucasVarity and the Vendors from consummating the transactions contemplated by this Agreement and the Sale Agreements. For the purposes of the warranty contained in this paragraph 5.1(b) and (c) there shall be added to the list of persons in clause 1.8 of this Agreement whose knowledge is relevant for the purposes of interpreting the expression "so far as the Vendors are aware" the names of the following individuals:-

                          Plant                            Plant Manager
                          -----                            -------------

                          Cwmbran, UK                      Arthur Richardson
                          Franklin, USA                    Gary Broda
                          Carrollton Machining, USA        Ray Morrison
                          Carrollton Casting, USA          Gary Traylor
                          Moraine, USA                     Jack Taylor

6.       CONTRACTS

         6.1 For the purposes of this paragraph 6, a "Material Contract" means (a) a contract relating to or affecting the Activity which has been entered into by any Vendor, is still subsisting and which during the life of the contract or series of contracts with one customer will require, or is anticipated to require any party to it to pay in aggregate a sum of at least US$500,000 per annum to the other party or parties or (b) any finance lease to be assumed by any Purchaser.

         6.2 The Material Contracts are listed in and annexed to the Disclosure Schedules.

         6.3 The Disclosure Schedules also list and have annexed thereto the following contracts which are not Material Contracts (other than those constituting Excluded Assets):

                    6.3.1 any contract concerning a partnership, joint venture, consortium, joint development or similar arrangement or contract relating to the Activity;

                    6.3.2 any contract requiring any Vendor to pay any royalty, commission or like payment in relation to the Activity;

                    6.3.3 any contract for the supply of goods and/or services by or to any Vendor in relation to the Activity on terms under which retrospective or future



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                                  discounts, price reductions or other financial
                                  incentives are given by or to any Vendor dependent on the level of purchases or any other criteria;

                    6.3.4         any agency or distributorship agreement;

                    6.3.5 any contract under which any Vendor (with respect to the Activity) has directly or indirectly guaranteed any indebtedness or other liabilities of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                    6.3.6 any contract under which any Vendor (with respect to the Activity) has directly or indirectly made any advance (excluding advances to employees in the ordinary course), loan or capital contribution to, or other investment in, any person, or which involve a sharing of profits, losses, costs or liabilities by any Vendor (with respect to the Activity);

                    6.3.7 any contract for the purchase or sale of any business, corporation, partnership, joint venture, association or other business organisation or any division, material assets, operating unit or product line thereof under the terms of which there are outstanding obligations;

                    6.3.8 any contract which limits or purports to limit the ability of any Vendor (with respect to the Activity), to compete in any line of business or with any person or in any geographic area or which limits or purports to limit or restrict the ability of any Vendor (with respect to the Activity) with respect to the development, manufacture, marketing, sale or distribution of, or other rights with respect to, any products or services;

                    6.3.9         any foreign currency forward exchange
                                  contract;

                    6.3.10 any written contract between or among a Vendor or any member of the LucasVarity Group and any Affiliate thereof with respect to the Activity;

                    6.3.11 any contract outside the ordinary course of the business; and

                    6.3.12 any contract pursuant to which the Activity leases any material real property.

         6.4 The applicable Vendor and, so far as the Vendors are aware the other party or parties thereto have complied in all material respects with the provisions of each Material Contract and contract referred to in paragraph 6.3 and the applicable Vendor (subject to any consents required as a result of the transactions contemplated hereby) is not and so far as the Vendors are aware the other party or parties thereto are not in material default thereunder (and there does not exist any condition which, after notice or lapse of time or both would constitute a material default thereunder by the applicable Vendor or, to the knowledge of the Vendors, the other party or parties thereto). So far as the Vendors are aware each Material Contract and contract referred to in paragraph 6.3 is legal, valid, binding, enforceable and in full force and effect except to the extent that enforceability may be limited by applicable bankruptcy, insolvency reorganisation, moratorium or similar laws affecting the enforcement of creditors


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                    rights generally and subject to general principles of
                    equity. So far as the Vendors are aware no party to any Material Contract or contract referred to in paragraph 6.3 has repudiated any provision thereof and so far as the Vendors are aware no other party or parties to any such Material Contract, Business Lease or contract referred to in paragraph 6.3 intends to exercise any right of cancellation or termination thereof.

         6.5        The Disclosure Letter lists:

                    6.5.1 the top twenty suppliers (a "Major Supplier") by value (net invoice value) to each Vendor in respect of the Activity in the twelve months immediately preceding the Accounting Date; and

                    6.5.2 Those customers (a "Major Customer") who have purchased from any Vendor in respect of the Activity in any of the two years which immediately preceded the Accounting Date goods and services having in the aggregate a net invoice sales value of not less than US$500,000 per annum.

7.       EMPLOYEES

         7.1 The Vendors have provided to the Purchaser Guarantor a true, complete and accurate list of the names, positions and dates of hire of the Transferring Employees and the Hose Employees.

         7.2        The Vendors are not under any contractual obligation:

                    7.2.1 to make any increase in the rates of remuneration of or other similar payment to any of the Transferring Employees or the Hose Employees; or

                    7.2.2 to make any change in the terms and conditions of employment of the Transferring Employees or the Hose Employees, where any such contractual obligation is material.

         7.3 The Employee Pack referred to in and annexed to the Disclosure Letter discloses all material agreements or arrangements with trades unions, staff associations or other associations of employees relating to the Transferring Employees and the Hose Employees.

         7.4 The Employee Pack referred to in and annexed to the Disclosure Letter discloses all material contracts providing for severance or other termination payment to any employee whose employment is terminated after Closing.

         7.5 The written contracts of employment of those Transferring Employees and the Hose Employees whose basic salary exceeds US$75,000 per annum or to whom any Vendor is required to give more than three months' notice to terminate the employment without cause are annexed to the Disclosure Letter, together with the full details of their remuneration and benefits of any nature whatsoever. In relation to all other Transferring Employees and the Hose Employees, a pro forma pack incorporating standard form statements of particulars of employment and other written statements of



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                    employment benefits is annexed to the Disclosure Letter,
                    together with the salary or wages of such other Transferring Employees and the Hose Employees being shown in the list referred to in paragraph 7.1 above.

         7.6 No Transferring Employee or Hose Employee employed in a senior technical or senior managerial position has given or has been given notice to terminate his employment.

         7.7 There are no loans outstanding from any Vendor or the LucasVarity Group to any of the Transferring Employees or the Hose Employees or from any of the Transferring Employees or the Hose Employees to any Vendor or the LucasVarity Group.

         7.8 Relevant employment laws have been complied with in relation to all Transferring Employees and the Hose Employees except for violations which in the aggregate have not had and would not have a Material Adverse Effect.

8.       LITIGATION

         8.1 (a) Except for any of the same in connection with which the Vendors have not been notified (and which the Vendors are not otherwise aware of), no judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any arbitrator, court or other governmental entity to which any Vendor or any affiliate thereof is party or by which any Vendor or any assets of any thereof is bound, and which relates to or affects the Activity (or the operation thereof), the Assets, this Agreement or any of the Transaction Documents or the transactions contemplated hereby and thereby is in effect, and (b) except any Action which has been filed but not served (and which the Vendors are not otherwise aware of) none of the Vendors or any Affiliate thereof is party to or engaged in or so far as the Vendors are aware threatened with any Action with respect to the Activity and which (i) seeks damages of more than $250,000, (ii) seeks any injunctive relief, (iii) which relates to this Agreement or any of the Transaction Documents or (iv) with respect to which there is a reasonable likelihood of an adverse determination which would have a Material Adverse Effect, and, so far as the Vendors are aware, no event has occurred and no condition exists which could reasonably be expected to result in any Action under sub-paragraph (iv) above.

         8.2 None of the Vendors is in default under or with respect to any judgment, ruling, order, writ, decree, stipulation, injunction or determination as described in paragraph 8.1.

         8.3 There are no outstanding disputes between any Vendor and any of its Major Customers or Major Suppliers that individually or in the aggregate would have a Material Adverse Effect.

9.       INTELLECTUAL PROPERTY

         9.1 Set forth on or in the Disclosure Schedules or Disclosure Letters are all patents, patent applications, patent or invention disclosures awaiting filing, and trademarks and trademark applications and registrations which constitute Registered Intellectual Property.

         9.2 Set forth on or in the Disclosure Schedules or Disclosure Letters are all material license agreements or agreements relating to royalty payments, with respect to,



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                    Intellectual Property, whether as licensor or licensee and whether on an exclusive or non-exclusive basis.

         9.3 Except as set forth on or in the Disclosure Schedules or Disclosure Letters and so far as Vendors are aware:

                    9.3.1 the Vendors own or, in the case of Intellectual Property subject to license agreements set forth on or in the Disclosure Schedules or Disclosure Letters, have a right to use all of the Intellectual Property, free from any liens and free from any requirement of any past, present or future royalty payments, charges or fees (other than renewal fees) and all such Intellectual Property is in full force and effect; all required annuities and taxes with respect thereto have been paid through the date hereof and will prior to the Closing be paid through the Closing. The Vendors are the registered owners of the Intellectual Property in each jurisdiction in which the Activity conducts business (to the extent such Intellectual Property has been registered in such jurisdiction);

                    9.3.2 the Vendors have not received any notice of any pending or threatened claims or litigation or proceeding against any Vendor contesting the rights of any Vendor to any Intellectual Property or the ownership, enforceability or validity of the Intellectual Property or use by any Vendor of the Intellectual Property or alleging that HVBS or any of its intellectual property, processes or products infringes any intellectual property rights of any third party;

                    9.3.3 the Vendors have not received any notice that the Intellectual Property is subject to any outstanding judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any governmental entity, nor is there any pending, or so far as the Vendors are aware threatened proceeding relating thereto;

                    9.3.4 no Vendor has covenanted or agreed with any person not to sue or otherwise enforce any legal rights with respect to the Intellectual Property;

                    9.3.5 except as permitted in clause 7 of this Agreement no Vendor has licensed any of the Names to any Person for use in connection with a Heavy Vehicle Competing Business.

         9.4 the Vendors have taken all reasonable steps to protect the secrecy and confidentiality of any know-how or confidential information in relation to the Intellectual Property.

         9.5 The Intellectual Property, together with the intellectual property rights licensed to the Purchaser under the English Sale Agreement, the German Sale Agreement and the US Sale Agreement and arising from the contracts that constitute Assets, constitute all intellectual property rights owned or licensed to the Vendor necessary to conduct the Activity as currently conducted and as it will be conducted on the Closing Date.



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         9.6        Notwithstanding the above, with respect to information or
                    activity not known to Vendors prior to Closing, Vendors make no warranty or representation as to the validity or enforceability of the Intellectual Property, or that any products or processes incorporating the Intellectual Property are free of infringement of intellectual property rights of any third party.

10.      TRADING MATTERS

         10.1 There is attached to the Disclosure Letter an up-to-date copy of the Vendors' various current standard terms and conditions of trading as used by the Activity.

         10.2 There is attached to the Disclosure Letter a list of all Major Customers and Major Suppliers.

         10.3 All trade names under which the Vendors currently carry on the Activity are listed in the Disclosure Letter.

11.      GRANTS

         No governmental grants have been made to any Vendor or any other member of the LucasVarity Group in relation to the Activity.

12.      INSOLVENCY

         No Vendor has taken any steps and so far as the Vendors are aware no steps have been taken by any other person, so far as the Vendors are aware no petition has been presented, no order has been made and no resolution has been passed for the winding-up of any Vendor, no administrative receiver, trustee, debtor-in-possession receiver and/or manager has been appointed of the whole or any part of the property of any Vendor, no administration order has been made appointing an administrator in respect of any Vendor and so far as the Vendors are aware no petition has been presented for an administration order in respect of any Vendor and nothing analogous to any of the foregoing has occurred in any jurisdiction outside England and Wales.

13.      INSURANCE

         13.1 The Disclosure Schedule sets forth a list of the material insurance policies and surety bonds which LucasVarity or any Vendor maintains with respect to the Activity (including those maintained with respect to the employees engaged in the Activity and the Assets). So far as the Vendors are aware all such policies are in full force and effect and shall remain in full force and effect through the Closing Date; and no written notice of cancellation or termination has been received with respect to any such policy.

         13.2 There is no material insurance claim made by any Vendor pending or outstanding relating to the Assets or the Transferring Employees.



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14.      ACCOUNTS AND MANAGEMENT ACCOUNTS

         14.1 The Accounts and the management accounts of the Vendors relating to the Activity in respect of the Accounts for the year which ended on the Accounting Date and in respect of the management accounts in respect of the period which commenced on 1st February 1998 and ended on 30th August 1998 which are annexed to the Disclosure Schedule (the "HVBS Financial Statements") have been prepared from and in accordance with the books, accounts and financial records of LucasVarity and the Vendors (which are maintained in accordance with UK GAAP) and except for those deviations from UK GAAP contained in Schedule 9 in accordance with UK GAAP consistently applied (except as expressly set forth in the HVBS Financial Statements). The HVBS Financial Statements present fairly, in conformity with UK GAAP except for those deviations from UK GAAP contained in Schedule 8 applied on a consistent basis (except for those deviations from UK GAAP contained in Schedule 8), the consolidated financial position of the Activity as of the dates set forth therein and its consolidated results of operations for the periods set forth therein.

         14.2 So far as the Vendors are aware , none of the Vendors has any material liabilities of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, arising out of or relating to the Activity, except (a) as set forth in the Disclosure Schedule, (b) as and to the extent disclosed or reserved against in the 30th August, 1998 HVBS Financial Statements or (c) those liabilities (i) incurred in the ordinary course of business after 30th August, 1998 and (ii) which could not reasonably be expected to have a Material Adverse Effect.

15.      ENVIRONMENT

         15.1       So far as the Vendors are aware:

                    15.1.1 the Activity and Assets are, and have been, in material compliance with all applicable Environmental Laws, and there is no pending, and none of the Vendors has received any written notice of a threatened action, demand, investigation or claim by any governmental entity or other person regarding any actual or alleged violations of Environmental Law by any Vendor or any actual or potential liability of any Vendor under any Environmental Law with respect to the Activity or Assets;

                    15.1.2 none of the Vendors has assumed, by contract, any liabilities or obligations arising under Environmental Laws regarding any properties or facilities, including any facilities formerly owned, leased, operated or used by any Vendor in respect of the Activity or Assets ;

                    15.1.3 there are and have been no events, conditions, or actions which would reasonably be expected to prevent material compliance by any Vendor or Purchaser with respect to the Activity or Assets with any Environmental Law, or which would reasonably be expected to result in any liability of any Vendor with respect to the Activity or Assets under any Environmental Law;



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                    15.1.4        there are no underground storage tanks or
                                  related piping located at any properties currently owned or leased by any Vendor with respect to the Activity or Assets;

                    15.1.5 all Hazardous Materials generated or used by any Vendor in the operation of the Activity have been transported, stored, treated, disposed of, and handled in material compliance with all Environmental Laws;

                    15.1.6 there has been no Release or threatened Release of any Hazardous Materials at any location in any form, quantity or circumstance which could reasonably be expected to result in any material liability to any Vendor with respect to the Activity or Assets under any Environmental Law;

                    15.1.7 the Vendors have delivered or otherwise made available for inspection to the Purchasers copies of any material reports, assessments, evaluations and audits in their possession discussing, describing or relating to the current or former presence of, or the Release of Hazardous Materials at, in, beneath or adjacent to any properties or facilities now or formerly owned, leased, operated or used by any Vendor in respect of the Activity or Assets, or of compliance by any of such facilities with, or liability of any of them under, applicable Environmental Laws.

         15.2 Notwithstanding the generality of any other warranties contained in this Schedule 3, Part A, this paragraph 15 will be deemed to contain the only warranties in this Schedule 3, Part A with respect to environmental matters or Environmental Laws.

16.      YEAR 2000

         The Vendors in respect of the Activity have developed plans which have as their objective addressing and remedying issues related to the impact of the year 2000 on its computer systems. These plans are contained in the Disclosure Schedules.

17.      EUROPEAN MONETARY UNION

         The European software and computer systems used in the Activity will in all material respects correctly process and recognize the currency exchange changes of European Monetary Union ("EMU") and are capable of processing accounting information in respect of Receivables and Payables in more than one currency. Such software will not produce Management Accounts in ECUs.

18.      TAXES

         All material federal, state, local and foreign tax returns, reports, declarations, statements and other documents ("Tax Returns") required to be filed by or on behalf of any Vendor or any predecessor thereof with respect to (or which include) the Activity or the Assets have been timely filed or requests for extensions have been timely filed; each such Tax Return was complete and correct in all material respects; and all Taxes shown as due by such Tax Returns and all other material Taxes for which any Vendor is otherwise liable with respect to (or which relate to) the Activity or the Assets that are due have been or will be paid in full save that this



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         shall not derogate from the obligations of the Purchasers to discharge the Payables and the Accruals on a basis which includes the VAT element thereon.

19.      NO BROKERS

         There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of LucasVarity or any Vendor who is or might be entitled to any fee, commission or payment in connection with the negotiation, preparation, execution or delivery of this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby, nor is there any basis for any such fee, commission or payment to be claimed by any person against any Purchaser.






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                          PART B. THE ENGLISH ACTIVITY
1.       PENSIONS

         1.1 The Vendor is under no legal liability or voluntary commitment to pay or make provision for payment of any pension, superannuation, death benefit or other similar benefit in respect of any Transferring Employee (excluding the French Transferring Employees) or to contribute to a pension, superannuation or life assurance scheme other than the Lucas Pension Scheme in respect of any Transferring Employee.

         1.2 Complete and accurate particulars of the Lucas Pension Scheme relevant to the Transferring Employees are set out or referred to in the Disclosure Letter, including (without limitation) true and complete copies or particulars of each deed, document, resolution, action, practice or other matter which in relation to the Lucas Pension Scheme confers or describes any actual, prospective or contingent right to benefits thereunder for or in respect of any Transferring Employee.

         1.3 The Disclosure Letter contains a list of all of the Transferring Employees who are members of or have any rights to benefits under the Lucas Pension Scheme and includes data which is complete and accurate as at the date stated therein pertaining to the benefits payable or prospectively or contingently payable under the Lucas Pension Scheme to and in respect of them.

         1.4 No discretion or power under the Lucas Pension Scheme has been exercised by the trustees or administrators or the Vendor, or any other party, and there is no obligation to do so, in respect of any of the Transferring Employees.

         1.5 All amounts due to the trustees of the Lucas Pension Scheme from the Vendor in respect of any of the Transferring Employees have been paid.

         1.6 The Lucas Pension Scheme is approved as an exempt approved scheme (within the meaning of chapter I of Part XIV ICTA
                    1988) and there is in force a contracting-out certificate in relation to the Vendor and the Transferring Employees for the purposes of the Pension Schemes Act 1993 and nothing has been done or omitted to be done which will or may result in the Lucas Pension Scheme ceasing to be an exempt approved scheme or in any contracting-out certificate being cancelled, surrendered or varied.

         1.7 In relation to the Transferring Employees The Lucas Pension Scheme has been operated in compliance with all applicable requirements and there are no material actions, claims or suits (other than routine claims for benefits) outstanding, pending or threatened against the trustees or administrators of the Lucas Pension Scheme or against the Vendor in respect of any act, event or omission or other matter relating to the Transferring Employees and their entitlement under the Lucas Pension Scheme and the Vendor is not aware of any circumstance which may give rise to such a claim.



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         1.8        No event has happened which under the rules of the Lucas
                    Pension Scheme either has started or will automatically start the winding up of the Lucas Pension Scheme

2.       PROPERTY

         2.1 So far as the Vendors are aware the replies given on the Vendors' behalf which are contained in document 51 of Appendix 2 to the Disclosure Letter to the pre-contract enquiries in respect of the English Property are not misleading in any material respect.

         2.2 The English Property comprises all of the land and premises owned by Lucas Industries plc or occupied by the English Vendor for the purpose of the English Activity. The particulars of all of the English Property contained in the English Sale Agreement are true and correct in all material respects.

         2.3 So far as the Vendors are aware the Vendors have received no notice (with which they have not complied) alleging material non-compliance with all agreements, covenants, restrictions or other matters to which the English Properties are subject and no notice of outstanding claims or disputes or orders or notices affecting the English Property in a material respect.

3.       FAIR TRADING

         3.1 No agreement, transaction, practice or arrangement entered into or carried on, or proposed to be entered into or carried on, by the Vendor in respect of the Activity:

                    3.1.1 is being or has been registered by the Vendor, nor as far as the Vendor is aware by any third party, in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977;

                    3.1.2 is being or has been notified by the Vendor, nor as far as the Vendor is aware by any third party, to the EC Commission ("the Commission") by reason of Article 85 of the Treaty establishing the European Economic Community;

                    3.1.3 so far as the Vendor is aware, is or has been the subject of an enquiry, investigation, reference or report under the Fair Trading Act 1973, the Competition Act 1980 or by the Commission or any other regulatory authority.

         3.2 The Vendor has not in relation to the Activity given any assurances or undertaking to the Restrictive Practices Court, the Director General of Fair Trading, the Secretary of State for Trade and Industry, the Commission or Court of First Instance or Court of Justice of the European Communities, or any other Court or similar person or body.



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4.       TAX MATTERS

         4.1 The Vendor has complied in all material respects with all statutory requirements, regulations, orders, provisions, directions or conditions relating to national insurance and PAYE and has maintained full, complete, correct and up-to-date records and other documents appropriate and requisite for the purposes thereof, in such form and for such periods as are required by the relevant legislation and regulations and none of its pay practices in relation to any of the English Transferring Employees have been the subject of any dispute with the Inland Revenue or the Department of Social Security which is material to HVBS.

         4.2 In respect of the English Activity the Vendor has complied in all material respects with the provisions of the Value Added Tax Act 1994 and with all statutory requirements, regulations, orders, provisions, directions or conditions relating to value added tax, including the terms of any agreement reached with the Commissioners of Customs & Excise in respect of the English Activity and has maintained full, complete, correct and up-to-date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof and has preserved such records, invoices and other documents in such form and for such periods as are required by the relevant legislation.

         4.3 The Vendor has identified to the Purchaser in respect of the English property works which have been carried out in respect of which industrial buildings allowances have been claimed by the Vendor and in respect of each such works contains details of:

                    (a)     the amount of capital expenditure concerned;

                    (b) the aggregate of initial and writing down allowances claimed;

                    (c)     the residue of expenditure available;

                    (d) the period of years over which writing down allowances may be available to the Purchaser.

         4.4 The English Vendor has provided to the English Purchaser details in respect of all fixtures, as aforesaid that are, so far as the Vendors are aware treated pursuant to the said
                    Section 51 as belonging to a person other than the Vendor.

5.       EMPLOYEES

         There is no material dispute relating to the English Activity relating to the provisions of any employment legislation, and so far as the Vendors are aware, there are no circumstances which could reasonably be expected to give rise to any such dispute.



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                           PART C. THE GERMAN ACTIVITY




1.       EMPLOYEE MATTERS

         1.1 The Disclosure Letter contains a complete description of all employee benefits other than standard salaries and benefits available by operation of law and under compulsory social security schemes. Such description includes, without limitation, all bonus profit or revenue sharing arrangements, pension plans or individual old age benefit agreements, benefits resulting from shop agreements (Betriebsvereinbarung) or social plans as well as any other benefits based on any individual or collective contract. Said Disclosure Letter specifies which employees are entitled to any such benefits as well as the particulars of such entitlements. The Disclosure Letter further contains the calculation of the pension entitlement of each German Transferring Employee for tax purposes. All of the benefits to which German Transferring Employees are entitled have been settled as and when due and there exists no dispute as to the existence or extent of any benefit entitlement.

         1.2 There is no material dispute relating to the German Activity relating to the provision of any employment legislation, and so far as the Vendor is aware, there are no circumstances which could reasonably be expected to give rise to any such dispute.

2.       TAX MATTERS

         2.1 The Vendor has complied in all material respects with all statutory requirements, regulations, orders, provisions, directions or conditions relating to the German social security and has maintained full, complete, correct and up-to-date records and other documents appropriate and a requisite for the purposes thereof, in such form and for such periods as are required by the relevant legislation and regulations and none of its pay-practices in relation to any of the German Transferring Employees have been the subject of any dispute with the German tax authorities or any of the social security branches which is material to HVBS.

         2.2 In respect of the German Activity the Vendor has complied in all material respects with the provisions of the German Value Added Tax Act and with all statutory requirements, regulations, orders, provisions, directions or conditions in respect thereof and has maintained full, complete, correct and up-to-date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof and has preserved such records, invoices and other documents in such form and for such periods as are required by the relevant legislation.

3.       LICENCES AND PERMITS

         All material governmental franchises, licenses, permits, authorizations and approvals necessary to enable the Vendor or any other member of the LucasVarity Group to own, lease or otherwise hold the German Assets and to carry on the German Activity, as it is



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         presently conducted have been obtained and are presently valid and in full force and effect, and neither the Vendor nor any other member of the LucasVarity Group is in default or violation of any of the terms or conditions of such governmental franchises, licenses, permits, authorizations and approvals.




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                             PART D. THE US BUSINESS

1.       PENSION AND BENEFIT PLANS

         1.1 The Disclosure Schedule sets forth a true and complete list of all material benefit plans, programs and arrangements maintained by the Vendor, any other member of the LucasVarity Group or HVBS for the benefit of the US Transferring Employees, including a true and complete description of all benefits provided under the Dayton Walther Corporation Group Employee Benefit Plan (ERISA Plan No. 504). Those employee benefit and pension plans (each a "Plan") which Purchaser is assuming are separately identified as such on the Disclosure Schedule.

         1.2 (a) The Plans and any related trust agreements have been administered and enforced in accordance with their terms and all applicable laws, rules and regulations, including, without limitation, all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code");
                    (b) each Plan, if intended or designed to qualify under
                    Section 401(a) or 403(a) of the Code, has received a favorable determination letter from the Internal Revenue Service to the effect that it is qualified under the Code, and none of the Vendor, any other member of the LucasVarity Group or HVBS is aware of any event that has occurred since the date of such determination that would materially adversely affect such qualification; (c) except for routine claims for benefits, no disputes are pending or, to the knowledge of the Vendor, threatened against the Vendor or any other member of the LucasVarity Group or HVBS with respect to any Plan; and (d) all reporting, filing and disclosure requirements with respect to each Plan have been satisfied.

         1.3 With respect to each Plan: (a) the fair market value of the assets of such Plan equals or exceeds the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) of such Plan, based on actuarial assumptions which are reasonable, both individually and in the aggregate, as of the date hereof, (b) no "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) has been incurred, (c) no provision under this Agreement or the US Sale Agreement prevents the sponsoring employer (including the Purchaser after the Closing Date) from amending, modifying or terminating any Plan or any benefit thereunder in accordance with applicable law or any applicable collective bargaining agreement, (d) all contributions required to be made to such Plan have been made on a timely basis, (e) any contribution required to be made under the Plan and attributable to any participant's service prior to the Closing Date has been or will be made prior to the Closing Date, (f) any amendment to the Plan adopted by the sponsoring employer prior to the Closing Date is or will become effective prior to the Closing Date (other than any amendment to transfer sponsorship of the Plan to the Purchaser in accordance with Section 3.1.4 of the US Sale Agreement, which amendment shall be effective as of the Closing Date), (g) the Plan expressly provides the sponsoring employer the right to amend, terminate or modify any benefit under the Plan in accordance with applicable law and any applicable collective bargaining agreement(s) and
                    (h) none of the Vendor, any other member of the LucasVarity Group, HVBS or any entity which would be aggregated with the Vendor, any



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                    other member of the LucasVarity Group or HVBS under Sections
                    414(b),(c),(m) or (n) of the Code or Section 4001(h) of ERISA (an "ERISA Affiliate") has taken any action or failed to take any action with respect to any "employee benefit plan" within the meaning of section 3(3) of ERISA which could result in the imposition of any lien or other encumbrance on the Assets.

         1.4 The Vendor, each other member of the LucasVarity Group, HVBS and each of their respective ERISA Affiliates have complied in all material respects with the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

2.       REAL PROPERTY

         2.1 The Disclosure Schedule sets forth a true and complete list of all real property owned by any member of the LucasVarity Group that is used primarily in or relates primarily to the US Business ("Owned US Real Properties"). The Disclosure Schedule sets forth a true and complete list of all real property leased by any member of the LucasVarity Group that is used primarily in or relates primarily to the US Business ("Leased US Real Properties").

         2.2 Except as set forth on the Disclosure Schedule, each of the Vendor and any other member of the LucasVarity Group has (A) good and insurable title to its Owned US Real Properties and
                    (B) valid and subsisting leasehold interests in its Leased US Real Properties, in each case free and clear of any mortgage, lien, charge, security interest, pledge, imperfection of title or encumbrance, except for easements, covenants, rights-of-way, other matters of record and other matters subject to which the leases of Leased US Real Properties are granted.

3.       TAXES

         3.1 None of the US Assets (i) is tax-exempt use property within the meaning of section 168(h) of the Code, (ii) directly or indirectly secures any debt the interest on which is exempt under section 103(a) of the Code or (iii) is property that is required to be treated as being owned by any Person (other than the Vendors or any other member of the LucasVarity Group) pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986.

         3.2 No lien, security interest, pledge, mortgage, charge, retention of title agreement or other encumbrance of whatever nature for Taxes exist with respect to any of the US Assets.

4.       LICENSES AND PERMITS

         4.1 All material governmental franchises, licenses, permits, authorizations and approvals necessary to enable the Vendor or any other member of the LucasVarity Group to own, lease or otherwise hold the US Assets and to carry on the US Business as it is presently conducted have been obtained and are presently valid and in full force and effect, and neither the Vendor nor any other member of



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                    the LucasVarity Group is in default or violation of any of the terms or conditions of such governmental franchises, licenses, permits, authorizations and approvals.






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                                   SCHEDULE 4

                PURCHASERS' AND PURCHASER GUARANTOR'S WARRANTIES


1.       ORGANISATION

         Each of the Purchasers and the Purchaser Guarantor is a corporate entity organised and validly existing and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents.

2.       CORPORATE AUTHORITY

         The execution, delivery and performance of this Agreement and the Transaction Documents by the Purchaser Guarantor and the Purchasers have been duly authorised by all requisite corporate action on the part of the Purchasers and the Purchaser Guarantor. This Agreement and the Transaction Documents have been or will be duly executed and delivered by the Purchaser Guarantor and the Purchasers where they are party to the same and constitute or will constitute the legal, valid and binding obligation of the Purchaser Guarantor or the applicable Purchasers party thereto, enforceable against such Purchaser Guarantor and the Purchasers in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

3.       NO CONFLICT

         Neither the execution nor the delivery of any of this Agreement and/or the Transaction Documents by the Purchaser Guarantor and/or the Purchasers will conflict with or result in a breach of any of the provisions of, or constitute a default under, the charter, by-laws or Memorandum or Articles of Association of the Purchaser Guarantor and/or Purchasers, as amended to date, or any agreement, mortgage, indenture, lease or other instrument to which any of the Purchaser Guarantor and/or the Purchasers is a party or by which any of the Purchaser Guarantor or the Purchasers or its property is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which any of the Purchaser Guarantor or the Purchasers or its property is subject, except for those which would not have a material adverse effect on the ability of the Purchasers to consummate the transactions contemplated by this Agreement.

4.       CONSENTS

         No material consent, approval or authorisation of, or declaration or filing with, any governmental authority is required on the part of the Purchaser Guarantor or the Purchasers in connection with the execution, delivery or performance of this Agreement and/or the Transaction Documents by them, except for filings with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and those contemplated by clauses 2.1.1 to
         2.1.4 inclusive of this Agreement. No approval, consent or authorisation of any lender, lessor or other person (other than is contemplated by the previous sentence) is required in order for the Purchaser Guarantor or the Purchasers to consummate the transactions contemplated by the Transaction Documents of which failure to obtain would have a material adverse effect on the ability of the Purchasers to consummate the transactions contemplated by this Agreement.



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5.       AVAILABILITY OF FUNDS

         The Purchasers and the Purchaser Guarantor have cash available or irrevocable commitments from financial institutions to enable them to consummate the transactions contemplated by this Agreement and the Transaction Documents.

6.       BROKER

         Other than Warburg Dillon Read LLC, no broker, investment banker, financial adviser or other person is entitled to any broker's, finders, financial advisers or other similar fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of the Purchasers and/or the Purchaser Guarantor.



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                                  SCHEDULE 10

                 Storm Water Actions and Environmental Indemnity



1.       Storm Water Contamination

         1.1 The Purchasers agree to engage Arcadis Geraghty & Miller (or such other consultants as the parties may agree) (the "Consultant") to conduct periodic monitoring with respect to the condition and nature of the two storm water discharges from the Cwmbran facility storm water discharge system (the "Storm Water System"). Such monitoring is to be commenced within 15 days of the date hereof and shall continue until the Closing Date and the frequency and location of such monitoring will be determined by the Consultant, based upon the Consultant's best professional judgment, and will be described by the Consultant in a scope of work together with costs which shall be provided to the Vendors for comment and consultation which shall be taken into due account in deciding the final scope of works and costs at least 48 hours prior to the commencement of such work.

         1.2 Within 15 days of the date hereof, the Consultant shall also commence a program of investigating the condition and nature of the Storm Water System, using methods that are reasonably necessary to determine its integrity and to identify likely areas of egress and ingress of Hazardous Materials (which circumstances for the purpose of this clause 1 shall exclude those materials in the concentrations and quantities currently consented to be discharged by the applicable authority) and to identify remedial measures that are reasonably necessary to ensure the continued operation of the Storm Water System without further Release of such compounds. At least 48 hours prior to the commencement of such investigation work, or any phase thereof, a scope of work and costings describing the actions to be taken shall be provided to the Vendors for comment and consultation which shall be taken into due account in deciding the final scope of works and costs.

         1.3 The Vendors shall co-operate fully in the performance of the monitoring and the investigation work described in paragraphs
                  1.1 and 1.2 subject to the works being carried out in such a way as to cause as little disturbance to the Vendors and their business as is reasonably possible and in compliance with reasonable health and safety and security requirements. Based on the results of such work, the Consultant shall, prior to the Closing Date or as soon as reasonably possible, prepare a corrective action plan (the "Storm Water Plan"):

                  (a) to put into compliance discharges from the north drain and south drain outfalls by the Closing Date where it is reasonably practicable so to do or otherwise as soon as possible thereafter by either interim or permanent measures as may be necessary;

                  (b) in circumstances where a final solution to ensure compliance with respect to site drainage discharges is not reasonably practicable by the Closing Date, to provide full assistance and co-operation in connection with the identification and the implementation of any interim solutions;



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                  (c)         to investigate drainage integrity (including but
                              not limited to the ingress of Hazardous Materials to or egress of Hazardous Materials from the drainage system) and the implementation of any necessary remedial works identified by drainage investigations.

                  The Storm Water Plan shall be based upon actions which a reasonable and prudent operator would take, acting in a commercially reasonable manner, so as to correct any breach of any Environmental Law and to minimise any reasonable prospect of liability pursuant to any Environmental Law. Once completed, the Storm Water Plan will be reviewed by the parties pursuant to the procedures set forth in paragraph 2.8.

         1.4 The parties agree subject to the provisions of this clause 1 that they will implement, prior to the Closing Date, all of the remedial measures described in paragraph 1.3 herein that may reasonably be implemented prior to that time. To the extent that this is not possible, the Purchasers will implement the Storm Water Plan after the Closing Date, and, once the Storm Water Plan has been implemented, may take any further measures that continue to be necessary to temporarily or permanently abate the Release of Hazardous Materials from the Storm Water System.

         1.5 If after implementing the Storm Water Plan and taking such other remedial measures as are commercially reasonable under the circumstances, Hazardous Materials continue to be discharged from the Storm Water System, the Vendors and Purchasers may jointly agree to request that the governmental entity with jurisdiction over such discharges modify the Cwmbran facility storm water discharge permit to authorise such discharges of Hazardous Materials in such quantities and concentrations as will enable the facility to continue such discharges without causing Purchasers to incur further Losses in respect thereof.

         1.6 The Purchasers will use reasonable endeavours to procure a collateral warranty to Vendors from the Consultant for all of the Consultant's work in connection with the monitoring, investigations and remedial works described in paragraphs 1.1 to 1.4

2.       General Indemnification Provisions

         2.1 The Vendors shall indemnify, keep indemnified, defend and hold harmless the Purchasers for themselves and as trustee for each member of the Purchaser Group from and against, and pay or reimburse the Purchasers for, any and all Losses (as used in this Schedule 10, the term Losses shall include, but not be limited to, any fines, penalties, reasonable attorneys' and consultants' fees and costs of investigation, containment, removal, remedying, monitoring, risk evaluation, clean-up or abatement, or of reporting to and dealing with government entities and third parties) incurred or suffered by any Purchasers or any other member of the Purchaser Group relating to the Activity, the Assets, or the Property based upon or arising out of any of the following (whether known or unknown):

                  2.1.1 any non-compliance with any applicable Environmental Law at any time on or prior to the Closing Date, and any ongoing non-compliance with an Environmental Law after the Closing Date to the extent that, and for so long as, such non-compliance, which commenced prior to the Closing Date could not




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                            reasonably be detected or abated by the Purchasers
                            in the normal course of the Purchasers ownership or use of such non-compliant property or operation;

                  2.1.2 any Pre-existing Environmental Condition relating to the Activity, the Property, or the Assets, or any properties which are or at any time in the past have been owned, operated, leased, or used in any way by any Vendor relating to the Activity or any property upon which any Hazardous Materials generated or used in connection with the Activity, the Property, or the Assets are or have at any time been present;

                  2.1.3 any claims by persons or entities for injury to their health or property as a result of the Release or threatened Release of any Hazardous Materials generated or used in connection with the Activity or otherwise emanating from the Property; and

                  2.1.4     the matters referred to in clause 1 above.

         2.2 Save in respect of sub-paragraph 2.1.4 indemnification claims (which shall be dealt with in accordance with paragraph 2.3 below), the Purchasers may not assert any claim for indemnification under paragraph 2.1 or make any claim under the Environmental Warranties unless and until the aggregate amount of actual expenditure made or incurred by the Purchasers with respect to such claims assertible under paragraph 2.1 and in respect of the Environmental Warranties shall exceed $2,000,000 (for the avoidance of doubt any costs paid under Clause 2.1.4 shall not contribute to this amount) and thereafter, subject to paragraph 2.4 the Vendors shall indemnify the Purchasers for actual expenditure made or incurred by the Purchasers with respect to all Losses in excess of $2,000,000; provided, that if the claim is made in respect of any matter of which the Vendors are not aware and/or could not reasonably have foreseen at the time of Closing, the Vendors shall only be required to indemnify the Purchasers for 50% of actual expenditure made or incurred by the Purchasers with respect to the Losses otherwise subject to the indemnification provision hereunder which are incurred with respect to such matter. For the avoidance of doubt it is agreed that there is no matter, fact or circumstances likely to impart such awareness, knowledge or foresight in relation to the on-site landfill at the Carrolton facility contained in the reports prepared by Trans-Enviro Services, Inc and Arcadis Geraghty and Miller dated May 20th 1998 and November 16th 1998 respectively.

         2.3 The Purchasers shall be entitled to recover in full for all sub-paragraph 2.1.4 Losses actually paid or incurred (including but not limited to the operational and maintenance costs associated with any interim measures to remedy site drainage problems) and all or any Losses actually paid or incurred arising from contamination of or damage to off-site Environment and property, provided however that Losses for remediating groundwater contamination whether off-site or on site (except off-site contamination resulting from the storm water discharge) shall be dealt with in accordance with the principles in paragraph 2.2.

         2.4 The aggregate liability of the Vendors under paragraph 2.1 and, except in the case of fraud or Wilful Non-Disclosure, for breaches of the Environmental Warranties shall not exceed a sum equal to US$30 million, provided, however, that no more than US$1.5


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

                  million of Losses indemnified pursuant to paragraph 2.1.4 shall count against such US$30 million total.

         2.5 No indemnification shall be provided or other claim may be made in respect of any claim to the extent that such claim results directly from (a) any Pre-existing Environmental Condition caused or resulting from any activities, circumstances, or conditions at, on or under land which is adjacent to the Activity (except with respect to any adjacent properties retained by the Vendors Group); (b) any failure by Purchasers to use commercially reasonable efforts to reduce or mitigate any condition for which a claim has been made; (c) any incremental remedial costs, above those that would have been incurred in any event, arising from any change in the use of any Property to a more environmentally sensitive use than the use of such Property on the Closing Date; (d) the negligent performance of any responsive or remedial work with respect to a Pre-existing Environmental Condition by Purchasers or Purchasers' representatives, contractors, or agents, including any negligent performance by Purchasers or any actions necessary to cure any non-compliance referenced under paragraph 2.1.1, or (e) any Release of any Hazardous Material caused by the Purchasers which occurs after Closing except with respect to the continuation of any Pre-existing Environmental Condition.

         2.6 Save where provided in clause 6 to the contrary the provisions of clause 6 of this Agreement shall not apply to this clause
                  2. Without limiting the generality of the foregoing, the dollar limitations provided for in paragraphs 2.2 and 2.4 are independent of and shall in no way affect or be affected by the dollar limitations provided for in sub-paragraphs 6.6.3.1 and 6.6.4 of this Agreement. The indemnification obligations of the Vendors under this Schedule 10 shall terminate on the third anniversary of the Closing Date, except for such indemnifiable matters for which notice was provided to Vendors prior to that time regardless of whether Purchasers' Losses are incurred before or after that time.

         2.7 The provisions of this clause 2 shall not restrict or limit in any way the Purchasers' rights and remedies with respect to the Retained Liabilities or any rights or remedies of Purchasers that may be available under applicable Environmental Laws with respect to parties other than Vendors.

         2.8 With respect to any matter for which a claim for indemnification has been made under this clause 2, Purchasers shall, upon the reasonable request of Vendors, provide copies of all relevant environmental reports and data. The Purchasers shall consult with the Vendors concerning the Storm Water Plan and any further measures prior to implementing any indemnifiable remedial works. The parties shall act in good faith to agree concerning the Storm Water Plan and any further measures and/or other indemnifiable remedial works (the Vendors' agreement to the same not to be unreasonably withheld or delayed) provided that if agreement cannot be reached within 14 days of the Purchasers notifying the Vendors of its proposals (or such longer time as the parties may agree) the Purchasers shall have the right to define the Plan and/or the indemnifiable remedial works and implement the Plan and any further measures and/or the works without the Vendors' agreement, but without prejudice to any rights or remedies the Vendors may have under this clause 2.




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

SIGNED by Juan L. De La Riva
for and on behalf of
MERITOR HEAVY VEHICLE
BRAKING SYSTEMS (USA), INC.
/s/ Juan L. De La Riva




SIGNED by Juan L. De La Riva
for and on behalf of
MERITOR AUTOMOTIVE GMBH
/s/ Juan L. De La Riva




SIGNED by David Brown
for and on behalf of
LUCASVARITY PLC
/s/ David Brown




SIGNED by David Brown
for and on behalf of
LUCAS GIRLING LIMITED
/s/ David Brown




SIGNED by David Brown
for and on behalf of
LUCAS AUTOMOTIVE LIMITED
/s/ David Brown




SIGNED by David Brown
for and on behalf of
DAYTON-WALTHER LIMITED
/s/ David Brown

SIGNED by Juan L. De La Riva
for and on behalf of
MERITOR AUTOMOTIVE, INC.
/s/ Juan L. De La Riva




SIGNED by Juan L. De La Riva
for and on behalf of
MERITOR HEAVY VEHICLE
BRAKING SYSTEMS (UK) LIMITED
/s/ Juan L. De La Riva




SIGNED by David Brown
for and on behalf of
LUCAS INDUSTRIES PLC
/s/ David Brown




SIGNED by David Brown
for and on behalf of
LUCAS LIMITED
/s/ David Brown




SIGNED by David Brown
for and on behalf of
KELSEY-HAYES COMPANY
/s/ David Brown




SIGNED by David Brown
for and on behalf of
LUCAS FRANCE SAS
/s/ David Brown

SIGNED by David Brown
for and on behalf of
LUCAS AUTOMOTIVE GMBH
/s/ David Brown





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